                                                                  EXECUTION COPY







                         POOLING AND SERVICING AGREEMENT


                                   Relating to

                      CENTEX HOME EQUITY LOAN TRUST 2000-D

                                      Among

                               CHEC FUNDING, LLC,
                                  as Depositor,

         CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION,
                                   as Seller,

                           CHEC CONDUIT FUNDING, LLC,
                               as Conduit Seller,

         CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION,
                                  as Servicer,

                                       and

                         BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee


                          Dated as of December 1, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
                  ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01.         Definitions.................................................................................2
Section 1.02.         Use of Words and Phrases...................................................................29
Section 1.03.         Captions; Table of Contents................................................................30
Section 1.04.         Opinions...................................................................................30

             ARTICLE II ESTABLISHMENT AND ORGANIZATION OF THE TRUST

Section 2.01.         Establishment of the Trust.................................................................31
Section 2.02.         Office.....................................................................................31
Section 2.03.         Purposes and Powers........................................................................31
Section 2.04.         Appointment of the Trustee; Declaration of Trust...........................................31
Section 2.05.         Expenses of the Trust......................................................................31
Section 2.06.         Ownership of the Trust.....................................................................32
Section 2.07.         Situs of the Trust.........................................................................32
Section 2.08.         Designation of Interests in REMICS.........................................................32
Section 2.09.         Miscellaneous REMIC Provisions.............................................................35

 ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR, THE SERVICER AND THE SELLER; COVENANT OF
                       SELLER TO CONVEY HOME EQUITY LOANS

Section 3.01.         Representations and Warranties of the Depositor............................................37
Section 3.02.         Representations and Warranties of the Servicer.............................................39
Section 3.03.         Representations and Warranties of the Sellers..............................................41
Section 3.04.         Covenants of Sellers to Take  Certain  Actions with Respect to the Home Equity Loans in Certain Situations......................................................................44
Section 3.05.         Sale Treatment of the Home Equity Loans and Qualified Replacement Mortgages................54
Section 3.06.         Acceptance by Trustee;  Certain  Substitutions  of Home Equity Loans;  Certification
                      by Trustee.................................................................................58
Section 3.07.         Reserved...................................................................................60
Section 3.08.         Custodian..................................................................................60
Section 3.09.         Cooperation Procedures.....................................................................60

                  ARTICLE IV ISSUANCE AND SALE OF CERTIFICATES

Section 4.01.         Issuance of Certificates...................................................................62
Section 4.02.         Sale of Certificates.......................................................................62

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                ARTICLE V CERTIFICATES AND TRANSFER OF INTERESTS

Section 5.01.         Terms......................................................................................63
Section 5.02.         Forms......................................................................................63
Section 5.03.         Execution, Authentication and Delivery.....................................................63
Section 5.04.         Registration and Transfer of Certificates..................................................64
Section 5.05.         Mutilated, Destroyed, Lost or Stolen Certificates..........................................66
Section 5.06.         Persons Deemed Owners......................................................................67
Section 5.07.         Cancellation...............................................................................67
Section 5.08.         Limitation on Transfer of Ownership Rights.................................................67
Section 5.09.         Assignment of Rights.......................................................................69

                              ARTICLE VI COVENANTS

Section 6.01.         Distributions..............................................................................70
Section 6.02.         Money for Distributions to be Held in Trust; Withholding...................................70
Section 6.03.         Protection of Trust Estate.................................................................71
Section 6.04.         Performance of Obligations.................................................................72
Section 6.05.         Negative Covenants.........................................................................72
Section 6.06.         No Other Powers............................................................................73
Section 6.07.         Limitation of Suits........................................................................73
Section 6.08.         Unconditional Rights of Owners to Receive Distributions....................................74
Section 6.09.         Rights and Remedies Cumulative.............................................................74
Section 6.10.         Delay or Omission Not Waiver...............................................................74
Section 6.11.         Control by Owners..........................................................................74
Section 6.12.         Indemnification by CHEC....................................................................75

                ARTICLE VII ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 7.01.         Collection of Money........................................................................76
Section 7.02.         Establishment of Accounts..................................................................76
Section 7.03.         Flow of Funds..............................................................................76
Section 7.04.         Supplemental Interest Reserve Fund.........................................................80
Section 7.05.         Investment of Accounts.....................................................................81
Section 7.06.         Payment of Trust Expenses..................................................................81
Section 7.07.         Eligible Investments.......................................................................82
Section 7.08.         Accounting and Directions by Trustee.......................................................83
Section 7.09.         Reports by Trustee to Owners and Certificate Insurer.......................................84
Section 7.10.         Reports by Trustee.........................................................................87

                          ARTICLE VIII SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS

Section 8.01.         Servicer and Sub-Servicers.................................................................89
Section 8.02.         Collection of Certain Home Equity Loan Payments............................................90
Section 8.03.         Sub-Servicing Agreements Between Servicer and Sub-Servicers................................91
Section 8.04.         Successor Sub-Servicers....................................................................91


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Section 8.05.         Liability of Servicer; Indemnification.....................................................91
Section 8.06.         No Contractual Relationship Between Sub-Servicer, Trustee or the Owners....................92
Section 8.07.         Assumption or Termination of Sub-Servicing Agreement by Trustee............................92
Section 8.08.         Principal and Interest Account.............................................................92
Section 8.09.         Delinquency Advances and Servicing Advances................................................95
Section 8.10.         Compensating Interest; Repurchase of Home Equity Loans.....................................96
Section 8.11.         Maintenance of Insurance...................................................................96
Section 8.12.         Due-on-Sale Clauses; Assumption and Substitution Agreements................................97
Section 8.13.         Realization Upon Defaulted Home Equity Loans; Workout of Home Equity Loans.................98
Section 8.14.         Trustee to Cooperate; Release of Files....................................................100
Section 8.15.         Servicing Compensation....................................................................101
Section 8.16.         Annual Statement as to Compliance.........................................................101
Section 8.17.         Annual Independent Certified Public Accountants' Reports..................................102
Section 8.18.         Access to Certain Documentation and Information Regarding the Home Equity Loans...........102
Section 8.19.         Assignment of Agreement...................................................................102
Section 8.20.         Removal of Servicer; Retention of Servicer; Resignation of Servicer.......................103
Section 8.21.         Inspections by Certificate Insurer; Errors and Omissions Insurance........................108
Section 8.22.         Additional Servicing Responsibilities for Second Mortgage Loans...........................108
Section 8.23.         The Group II Home Equity Loans............................................................109
Section 8.24.         Merger, Conversion, Consolidation or Succession to Business of Servicer...................109
Section 8.25.         Notices of Material Events................................................................109
Section 8.26.         Indemnification by the Servicer...........................................................110
Section 8.27.         Reports on Foreclosure and Abandonment of Properties......................................110

                         ARTICLE IX TERMINATION OF TRUST

Section 9.01.         Termination of Trust......................................................................111
Section 9.02.         Termination Upon Option of the Owner of the Class X-IO Certificates.......................111
Section 9.03.         Termination Upon Loss of REMIC Status.....................................................113
Section 9.04.         Disposition of Proceeds...................................................................115
Section 9.05.         Netting of Amounts........................................................................115

                              ARTICLE X THE TRUSTEE

Section 10.01.        Certain Duties and Responsibilities.......................................................116
Section 10.02.        Removal of Trustee for Cause..............................................................118
Section 10.03.        Certain Rights of the Trustee.............................................................120
Section 10.04.        Not Responsible for Recitals or Issuance of Certificates..................................121
Section 10.05.        May Hold Certificates.....................................................................122
Section 10.06.        Money Held in Trust.......................................................................122
Section 10.07.        Compensation and Reimbursement............................................................122


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Section 10.08.        Corporate Trustee Required; Eligibility...................................................123
Section 10.09.        Resignation and Removal; Appointment of Successor.........................................123
Section 10.10.        Acceptance of Appointment by Successor Trustee............................................124
Section 10.11.        Merger, Conversion, Consolidation or Succession to Business of the Trustee................125
Section 10.12.        Reporting; Withholding....................................................................125
Section 10.13.        Liability of the Trustee..................................................................126
Section 10.14.        Appointment of Co-Trustee or Separate Trustee.............................................127
Section 10.15.        Appointment of Custodians.................................................................128

                            ARTICLE XI MISCELLANEOUS

Section 11.01.        Compliance Certificates and Opinions......................................................129
Section 11.02.        Form of Documents Delivered to the Trustee................................................129
Section 11.03.        Acts of Owners............................................................................130
Section 11.04.        Notices, etc.  to Trustee.................................................................131
Section 11.05.        Notices and Reports to Owners; Waiver of Notices..........................................131
Section 11.06.        Rules by Trustee..........................................................................131
Section 11.07.        Successors and Assigns....................................................................132
Section 11.08.        Severability..............................................................................132
Section 11.09.        Benefits of Agreement.....................................................................132
Section 11.10.        Legal Holidays............................................................................132
Section 11.11.        Governing Law; Submission to Jurisdiction.................................................132
Section 11.12.        Counterparts..............................................................................133
Section 11.13.        Usury.....................................................................................133
Section 11.14.        Amendment.................................................................................134
Section 11.15.        Paying Agent; Appointment and Acceptance of Duties........................................134
Section 11.16.        REMIC Status..............................................................................135
Section 11.17.        Additional Limitation on Action and Imposition of Tax.....................................137
Section 11.18.        Appointment of Tax Matters Person.........................................................138
Section 11.19.        The Certificate Insurer...................................................................138
Section 11.20.        Reserved..................................................................................138
Section 11.21.        Third Party Rights........................................................................138
Section 11.22.        Notices...................................................................................138
Section 11.23.        Rule 144A Information.....................................................................141

                           ARTICLE XII CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

Section 12.01.        Trust Estate and Accounts Held for Benefit of the Certificate Insurer.....................143
Section 12.02.        Claims Upon the Policy; Policy Payments Account...........................................143
Section 12.03.        Effect of Payments by the Certificate Insurer; Subrogation................................144
Section 12.04.        Notices to the Certificate Insurer........................................................145
Section 12.05.        Third-Party Beneficiary...................................................................145
Section 12.06.        Rights to the Certificate Insurer To Exercise Rights of Owners............................145
Section 12.07.        Trustee to Hold the Certificate Insurance Policy..........................................145


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Section 12.08.        Trustee to Act Solely with Consent of the Certificate Insurer.............................145

SCHEDULE I-A               SCHEDULE OF THE GROUP I HOME EQUITY LOANS
SCHEDULE I-B               SCHEDULE OF THE GROUP II HOME EQUITY LOANS
SCHEDULE I-C               SELLER SCHEDULE OF HOME EQUITY LOANS
SCHEDULE I-D               CONDUIT SCHEDULE OF HOME EQUITY LOANS
SCHEDULE I-E               INVESTMENT INSTRUCTIONS TO TRUSTEE
EXHIBIT A-1                FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2                FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3                FORM OF CLASS A-3 CERTIFICATE
EXHIBIT A-4                FORM OF CLASS A-4 CERTIFICATE
EXHIBIT A-5                FORM OF CLASS A-5 CERTIFICATE
EXHIBIT A-6                FORM OF CLASS A-6 CERTIFICATE
EXHIBIT A-7                FORM OF CLASS A-7 CERTIFICATE
EXHIBIT B                  FORM OF CLASS X-IO CERTIFICATE
EXHIBIT C                  FORM OF CLASS R CERTIFICATE
EXHIBIT D                  [INTENTIONALLY OMITTED]
EXHIBIT E-1                FORM OF TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT
EXHIBIT E-2                FORM OF CUSTODIAN'S ACKNOWLEDGEMENT OF RECEIPT
EXHIBIT F                  FORM OF POOL CERTIFICATION
EXHIBIT G                  FORM OF DELIVERY ORDER
EXHIBIT H                  FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
EXHIBIT I-1                FORM OF CERTIFICATE REGARDING TRANSFER (ACCREDITED INVESTOR)
EXHIBIT I-2                FORM OF CERTIFICATE OF TRANSFER (RULE 144A)
EXHIBIT J                  HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS
EXHIBIT K                  DEFINITION OF GROUP II TARGET OVERCOLLATERALIZATION AMOUNT
EXHIBIT L                  DEFINITION OF GROUP I TARGET OVERCOLLATERALIZATION AMOUNT
EXHIBIT M                  FORM OF LETTER REGARDING REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934
EXHIBIT N                  FORM OF LIQUIDATION REPORT
EXHIBIT O                  FORM OF REQUEST FOR RELEASE OF DOCUMENTS

         POOLING AND SERVICING AGREEMENT, relating to CENTEX HOME EQUITY LOAN TRUST 2000-D, dated as of December 1, 2000 by and among CHEC FUNDING, LLC, a Delaware limited liability company, in its capacity as the depositor (the "Depositor"), CENTEX CREDIT CORPORATION d/b/a CENTEX HOME EQUITY CORPORATION, a Nevada corporation ("CHEC") in its capacities as the seller (in such capacity, the "Seller") and as the servicer (in such capacity, the "Servicer"), CHEC CONDUIT FUNDING, LLC, a Delaware limited liability company (the "Conduit Seller"; together with the Seller, the "Sellers") and BANK ONE, NATIONAL ASSOCIATION, a national banking association, in its capacity as the trustee (the "Trustee").

         WHEREAS, the Seller wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

         WHEREAS, the Seller and the Conduit Seller wish to sell to the Depositor, the Depositor wishes to purchase from the Seller and the Conduit Seller and to sell to the Trustee, and the Trustee wishes to purchase, the Home Equity Loans;

         WHEREAS, the Servicer has agreed to service the Home Equity Loans, which constitute the principal assets of the trust estate;

         WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

         WHEREAS, Bank One, National Association is willing to serve in the capacity of Trustee hereunder; and

         WHEREAS, Financial Security Assurance Inc. (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Sellers, the Servicer, and the Trustee hereby agree as follows:

                                   CONVEYANCE

         The Seller with respect to the Seller Home Equity Loans, and the Conduit Seller with respect to the Conduit Home Equity Loans, each hereby bargains, sells, conveys, assigns and transfers to the Depositor, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of its right, title and interest in and to (a) all principal collected and interest due on the Home Equity Loans on and after the Cut-Off Date and any and all other benefits accruing from the Home Equity Loans which the Depositor is causing to be delivered to the Custodian on behalf of the Trustee herewith, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and (b) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (the "Home Equity Loan Assets").

         The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Owners of the Certificates and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Estate.

         In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver a Certificate Insurance Policy to the Trustee for the benefit of the Owners of the Class A Certificates.

         The Trustee acknowledges such sale, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein in accordance with the provisions of the Operative Documents.

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.01.  DEFINITIONS.

         For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         "ACCOUNT": Any account established in accordance with Section 7.02 or 8.08 hereof.

         "ADJUSTED CERTIFICATE RATE": As of any date of determination thereof, a rate equal to the sum of (a) the Weighted Average Certificate Rate and (b) any portion of the Premium Amount (calculated as a percentage of the then outstanding principal amount of the Class A Certificates) and the Trustee Fee (calculated as a percentage of the outstanding Loan Balances as of the first day of the related Remittance Period) in each case then accrued and outstanding.

         "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

         "ANNUAL LOSS PERCENTAGE (ROLLING TWELVE MONTH)": As of any date of determination thereof, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses as of the last day of the calendar month of each Remittance Period for the twelve immediately preceding Remittance Periods and the denominator of which is the aggregate of the Loan Balances as of the first day of the first such Remittance Period.

         "APPRAISED VALUE": The appraised value of any Property based upon the appraisal made at the time of the origination of the related Home Equity Loan, or, in the case of a Home Equity Loan which is a purchase money mortgage or with respect to which the Property was sold within 12 months preceding the time of origination, the sales price of the Property, if such sales price is less than such appraised value.

         "AUTHORIZED OFFICER": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person; with respect to the Depositor, the Sellers and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement or any other officers of the Trustee to whom a matter arising under this Agreement may be referred.

         "AVAILABLE FUNDS": As to each Home Equity Loan Group and Distribution Date, the amount on deposit in the Certificate Account with respect to such Home Equity Loan Group on the Distribution Date, disregarding the amounts of any Insured Payments to be made on the Distribution Date.

         "AVAILABLE FUNDS SHORTFALL": As to each Home Equity Loan Group and Distribution Date, an amount equal to the excess, if any, of (x) the aggregate of the amounts required to be distributed pursuant to clauses (ii) and (iii) of
Section 7.03(b) over (y) the Available Funds for such payments for such related Home Equity Loan Group and Distribution Date.

         "BUSINESS DAY": Any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York, Dallas, Texas, the city in which the Corporate Trust Office is located or, with respect to the obligations of the Custodian hereunder, the State of California, are authorized or obligated by law or executive order to be closed.

         "CARRY-FORWARD AMOUNT": With respect to any Class of Class A Certificates and any Distribution Date, an amount equal to the sum of (1) the amount, if any, by which (x) the Current Interest for such Class for the immediately preceding Distribution Date exceeded (y) the amount

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of the actual distribution made to Owners of such Class with respect to interest on such Class on the immediately preceding Distribution Date and (2) interest on such excess for the related Interest Period at the related Certificate Rate for the Class of Class A Certificates.

         "CERTIFICATE": Any one of the Class A Certificates, the Class X-IO Certificates or the Class R Certificates, each representing the interests and the rights described in this Agreement.

         "CERTIFICATE ACCOUNT": The segregated certificate account established in accordance with Section 7.02(a) hereof and maintained at the Corporate Trust Office entitled "Bank One, National Association, as Trustee on behalf of the Owners of the Centex Home Equity Loan Trust 2000-D, Centex Home Equity Loan Asset-Backed Certificates." The Certificate Account shall be an Eligible Account.

         "CERTIFICATE INSURANCE POLICY": The Financial Guaranty Insurance Policy (number: 51017-N) dated December 14, 2000 with respect to the Class A Certificates and all endorsements thereto, issued by the Certificate Insurer for the benefit of the Owners of the Class A Certificates.

         "CERTIFICATE INSURER": Financial Security Assurance Inc., a stock insurance company organized under the laws of the State of New York and any successor thereto.

         "CERTIFICATE INSURER DEFAULT": The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

                  (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer or of all or any material portion of its property.

         "CERTIFICATE PRINCIPAL BALANCE": As of the Startup Day as to each of the following Classes of Class A Certificates, the principal balances thereof, as follows:

         Class A-l Certificates                -                  $108,700,000
         Class A-2 Certificates                -                   $50,000,000
         Class A-3 Certificates                -                   $56,100,000
         Class A-4 Certificates                -                   $67,500,000
         Class A-5 Certificates                -                   $34,500,000
         Class A-6 Certificates                -                   $35,200,000
         Class A-7 Certificates                -                   $48,000,000

         As of any time of determination after the Startup Day, with respect to a Class of Class A Certificates, the Certificate Principal Balance of such Class as of the Startup Day less the aggregate of all amounts actually distributed to such Class in reduction of such Class' Certificate Principal Balance pursuant to Section 7.03 hereof on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Certificate Principal Balance of a Class shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         The Class X-IO Certificates and the Class R Certificates do not have a Certificate Principal Balance.

         "CERTIFICATE RATE": Any of the Class A-1 Certificate Rate, the Class A-2 Certificate Rate, the Class A-3 Certificate Rate, the Class A-4 Certificate Rate, the Class A-5 Certificate Rate, the Class A-6 Certificate Rate or the Class A-7 Certificate Rate.

         "CHEC":  Centex Credit Corporation d/b/a Centex Home Equity
Corporation.

         "CIVIL RELIEF ACT INTEREST SHORTFALLS": With respect to any Remittance Period, for any Home Equity Loans as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Remittance Period as a result of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, the amount, if any, by which (i) interest collectible on such Home Equity Loans during the most recently ended Remittance Period is less than (ii) interest accrued thereon for such Remittance Period pursuant to the Note at the related Coupon Rate.

         "CLASS": Any class of the Class A Certificates or the Class X-IO Certificates or the Class R Certificates.

         "CLASS A CERTIFICATE": Any one of the Group I Certificates or Group II Certificates.

         "CLASS A-1 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-l Certificate, substantially in the form annexed hereto as Exhibit A-1 authenticated and

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

delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-2 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-3 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-4 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-5 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-6 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-7 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

         "CLASS A-1 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-1 Certificates, 7.03% per annum.

         "CLASS A-2 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-2 Certificates, 6.74% per annum.

         "CLASS A-3 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-3 Certificates, 6.82% per annum.

         "CLASS A-4 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-4 Certificates, 7.05% per annum.

         "CLASS A-5 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-5 Certificates, the lesser of (A) 7.17% per annum (or 7.67% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Group I Net WAC Cap for the Distribution Date.

         "CLASS A-6 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-6 Certificates, the lesser of (A) 6.93% per annum and (B) the Group I Net WAC Cap for the Distribution Date.

         "CLASS A-6 CALCULATION PERCENTAGE": For any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates, and the denominator of which is the total of the Certificate Principal Balances of the Group I Certificates, in each case before giving effect to any distributions in reduction of the Certificate Principal Balances of the Group I Certificates pursuant to Section 7.03 hereof.

         "CLASS A-6 LOCKOUT DISTRIBUTION AMOUNT": For any Distribution Date will be an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for the Distribution Date, (2) the Class A-6 Calculation Percentage and (3) the Class A Principal Distribution Amount available for distribution with respect to the Group I Certificates for the Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class A-6 Certificates or the Class A Principal Distribution Amount available for distribution applicable to the Group I Certificates for the Distribution Date.

         "CLASS A-6 LOCKOUT PERCENTAGE": For each Distribution Date will be as follows:

                           DISTRIBUTION DATE                             LOCKOUT PERCENTAGE
                           -----------------                             ------------------
         January 2001 through December 2003                                        0%
         January 2004 through December 2005                                       45%
         January 2006 through December 2006                                       80%
         January 2007 through December 2007                                      100%
         January 2008 and thereafter                                             300%

         "CLASS A-7 AVAILABLE FUNDS CAP": With respect to any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the product of
(a) the weighted average of the Net Coupon Rates (minus the Minimum Spread) on the Group II Home Equity Loans as of the beginning of the related Remittance Period and (b) the aggregate Loan Balance of the Group II Home Equity Loans as of the beginning of the related Remittance Period, and the denominator of which is the outstanding Certificate Principal Balance of the Class A-7 Certificates (before giving effect to payments of principal on the Distribution Date) (adjusted to an effective rate, calculated by multiplying such fraction by 30 and dividing by the actual number of days elapsed in the related Interest Period, reflecting accrued interest calculated on the basis of a 360-day year and the actual number of days elapsed).

         "CLASS A-7 CERTIFICATEHOLDERS' INTEREST INDEX CARRYOVER": The sum of
(A) the excess of (1) the amount of interest the Class A-7 Certificates would otherwise be entitled to receive on the Distribution Date had the Class A-7 Certificate Rate been calculated at the Class A-7 Formula Rate for the Distribution Date over (2) the amount of interest payable on the Class A-7 Certificates at the Class A-7 Available Funds Cap for the Distribution Date and (B) the Class A-7 Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-7 Certificateholders (including any interest accrued thereon at the Class A-7 Formula Rate).

         "CLASS A-7 CERTIFICATE RATE": With respect to any Distribution Date and the Class A-7 Certificates, the lesser of (A) the Class A-7 Formula Rate and (B) the Class A-7 Available Funds Cap for the Distribution Date.

         "CLASS A-7 FORMULA RATE": For any Distribution Date is the sum of
(1) LIBOR and (2) 0.25%per annum (or 0.50% per annum for each Interest Period occurring after the Clean-Up Call Date).

         "CLASS A DISTRIBUTION AMOUNT": For each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A Certificates related to the Home Equity Loan Group and (y) the Class A Principal Distribution Amount for the Home Equity Loan Group and all other amounts distributed in reduction of the Certificate Principal Balances of the related Class A Certificates pursuant to Section 7.03(b) hereof.

         "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": With respect to the Class A Certificates of the related Home Equity Loan Group and each Distribution Date shall equal the excess, if any, of

                  (1)      the sum of (without duplication):

                           (A) the principal portion of all scheduled monthly
                  payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any Prepayments on the Home Equity Loans made by the Mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Remittance Period in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

                           (B) the outstanding principal balance of each Home
                  Equity Loan in the related Home Equity Loan Group that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

                           (C) any Substitution Amounts relating to principal,
                  delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group;

                           (D) all Net Liquidation Proceeds actually collected
                  by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds relate to principal) in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

                           (E) the amount of any Collateralization Deficit with respect to the related Home Equity Loan Group for the Distribution Date; and

                           (F) the principal portion of the proceeds received by
                  the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust (to the extent the proceeds relate to principal); over

                  (2) the amount of any Overcollateralization Release Amount with respect to the related Home Equity Loan Group for the Distribution Date;

         provided, however, on the Final Scheduled Distribution Date for each Class of Class A Certificates, the related Class A Principal Distribution Amount payable to such Class shall be no less than the Certificate Principal Balance for such Class of Class A Certificates.

         "CLASS R CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein. The Class R Certificate shall evidence (i) an interest designated as the Class R-1 Certificate which is the "residual interest" in REMIC I and (ii) an interest designated as the Class R-2 Certificate which is the "residual interest" in REMIC II for the purposes of the REMIC Provisions. The Owner of the Class R Certificate shall be entitled to separate such Certificate into its component Class R-1 and Class R-2 Certificate parts, as further described in the Class R Certificate attached hereto as Exhibit C.

         "CLASS X-IO CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class X-IO Certificate, substantially in the form annexed hereto as Exhibit B, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as a "regular interest" in REMIC I created hereunder for the purposes of the REMIC Provisions.

         "CLASS X-IO DISTRIBUTION AMOUNT": With respect to any Distribution Date, the lesser of (i) the aggregate Available Funds, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(b)(i) through 7.03(b)(viii) hereof and (ii) the sum of the amounts described in footnotes (5) and (6) of Section 2.08(b) for the current and for all prior Distribution Dates less amounts distributed to the Class X-IO Certificates on prior Distribution Dates (including amounts described in Section 7.03(b)(ix)).

         "CLEAN-UP CALL DATE": The first Distribution Date following the last day of the Remittance Period on which the aggregate Loan Balance of all the Home Equity Loans has declined to less than 20% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.

         "CLOSING":  As defined in Section 4.02 hereof.

         "CODE":  The Internal Revenue Code of 1986, as amended.

         "COLLATERALIZATION DEFICIT": With respect to either Home Equity Loan Group and any Distribution Date, the amount, if any, by which (x) the related aggregate of the Certificate Principal Balances with respect to such Home Equity Loan Group, after taking into account the payment of all distributions with respect to such Home Equity Loan Group on such Distribution Date (without regard to any Insured Payment to be made on such Distribution Date in respect of any Collateralization Deficit and except for any distributions in respect of the Collateralization Deficit with respect to such Home Equity Loan Group), exceeds (y) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the related Remittance Period.

         "COMMISSION":  The Securities and Exchange Commission.

         "COMPENSATING INTEREST":  As defined in Section 8.10(a) hereof.

         "CONDUIT HOME EQUITY LOANS": The home equity loans listed on the Conduit Schedule of Home Equity Loans.

         "CONDUIT SCHEDULE OF HOME EQUITY LOANS": The Schedule of Home Equity Loans attached as Schedule I-D hereto.

         "CONDUIT SELLER": CHEC Conduit Funding, LLC, a Delaware limited liability company.

         "CONDUIT SERVICER": CHEC in its capacity as servicer with respect to the Conduit Warehousing Facility.

         "CONDUIT WAREHOUSING FACILITY": The Purchase Agreement dated November 16, 1999 among CHEC Conduit Funding, LLC, Centex Credit Corporation, Citibank, N.A., certain investors, Citicorp North America, Inc., as Investor Agent, Credit Lyonnais New York Branch, as Investor Agent, and BMO Nesbitt Burns Corp., as Investor Agent, and Citicorp North America, Inc., as Agent, as amended.

         "CORPORATE TRUST OFFICE": The principal office of the Trustee at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attn: Global Corporate Trust Services (as of the Startup Day), or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Servicer, the Owners and the Certificate Insurer, or the principal office of any successor Trustee hereunder.

         "COUPON RATE": The rate of interest borne by each Note from time to time.

         "CRAM DOWN LOSS": With respect to a Home Equity Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance of such Home Equity Loan, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         "CUMULATIVE LOSS PERCENTAGE": As of any date of determination thereof, the aggregate of all Realized Losses since the Startup Day as a percentage of the Original Aggregate Loan Balance.

         "CURRENT INTEREST": With respect to each Class of Class A Certificates means, with respect to any Distribution Date: (1) the aggregate amount of interest accrued during the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the Class of Class A Certificates plus (2) the Carry-Forward Amount, if any, with respect to the Class of Class A Certificates; provided, however, that with respect to each Class of Class A Certificates, the amount described in clause (1) above will be reduced by the Class' pro rata share of any Civil Relief Act Interest Shortfalls (based on the amount of interest otherwise due to such Class for such Interest Period) relating to such Home Equity Loan Group during the related Remittance Period.

         "CURRENT WAC EXCESS": With respect to any Distribution Date, the portion of Current Interest being distributed with respect to the Class A-7 Certificates equal to interest accrued thereon at a rate equal to the excess of the Class A-7 Certificate Rate over the Group II Net WAC Cap.

         "CUSTODIAL AGREEMENT": The Custodial Agreement dated as of December 1, 2000 between the Custodian, the Servicer and the Trustee.

         "CUSTODIAN": Bank One Trust Company, N.A., as Custodian on behalf of the Trustee pursuant to the Custodial Agreement and any successor Custodian.

         "CUT-OFF DATE": The later of (i) the opening of business on December 1, 2000 and (ii) the date of origination with respect to a Home Equity Loan, but in no event later than the Startup Day.

         "DELINQUENCY ADVANCE": As defined in Section 8.09(a) hereof.

         "DELINQUENT": A Home Equity Loan is "Delinquent" if any payment due thereon is not made by the Mortgagor by the close of business on the related Due Date. A Home Equity Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         "DELIVERY ORDER": The delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

         "DEPOSITOR": CHEC Funding, LLC, a Delaware limited liability company, or any successor thereto.

         "DEPOSITORY": The Depository Trust Company, 7 Hanover Square, New York, New York, 10004, and any successor Depository.

         "DESIGNATED DEPOSITORY INSTITUTION": With respect to the Principal and Interest Account, a trust account maintained by the trust department of a federal or state chartered depository institution acceptable to the Certificate Insurer, acting in its fiduciary capacity, having combined capital and surplus of at least $100,000,000; PROVIDED, HOWEVER, that if the Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A" by Standard & Poor's and "A2" by Moody's and if rated by Fitch, "A" by Fitch and (ii) the Servicer shall provide the Trustee and the Certificate Insurer with a statement, which the Trustee will send to the Owners, identifying the location and account information of the Principal and Interest Account upon a change in the location of such account.

         "DETERMINATION DATE": The 15th day of each month, or if such day is not a Business Day, on the preceding Business Day, commencing in January 2001.

         "DIRECT PARTICIPANT" or "DTC PARTICIPANT": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

         "DISQUALIFIED ORGANIZATION": The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

         "DISTRIBUTION DATE": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day. The first Distribution Date will be January 25, 2001.

         "DUE DATE": With respect to any Home Equity Loan, the date on which the Monthly Payment with respect to such Home Equity Loan is required to be paid pursuant to the related Note exclusive of any days of grace.

         "ELIGIBLE ACCOUNT": Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or higher by Standard & Poor's and, in the case of any institution other than Bank One, National Association, Aa2 or higher by Moody's (in the case of its long-term obligations), and if rated by Fitch, A- or F1 or higher by Fitch, and in the highest short term rating category by each of Standard & Poor's and Moody's and if rated by Fitch, Fitch (in the case of its short-term obligations), and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer and each of the Rating Agencies or (B) a segregated trust account or accounts maintained with the Corporate Trust Office of the Trustee, or the trust department of a federal or state chartered depository institution acceptable to each Rating Agency and the Certificate Insurer, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

         "ELIGIBLE INVESTMENTS": Those investments so designated pursuant to
Section 7.07 hereof.

         "EXCHANGE ACT":  The Securities Exchange Act of 1934, as amended.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT": Means as to either the Group I or Group II Certificates and any Distribution Date, the lesser of (1) the related Target Deficiency and (2) the related Net Monthly Excess Cashflow.

         "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

         "FILE": The documents delivered to the Custodian on behalf of the Trustee pursuant to Section 3.05(b) hereof pertaining to a particular Home Equity Loan and any additional documents required to be added to the File pursuant to this Agreement.

         "FINAL CERTIFICATION":  As defined in Section 3.06(c) hereof.

         "FINAL DETERMINATION":  As defined in Section 9.03(a) hereof.

         "FINAL RECOVERY DETERMINATION": With respect to any defaulted Home Equity Loan or REO Property (other than a Home Equity Loan purchased by the Seller, the Depositor or the Servicer), a determination made by the Servicer that all recoveries which the Servicer, in its reasonable business judgment, expects to be finally recoverable in respect thereof have been so recovered or that the Servicer believes in its reasonable business judgment the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries. The Servicer shall maintain records of each Final Recovery Determination.

         "FINAL SCHEDULED DISTRIBUTION DATE": As set out in Section 2.08(c) hereof with respect to each Class A Certificate.

         "FIRST MORTGAGE LOAN": A Home Equity Loan which constitutes a first priority mortgage lien with respect to any Property.

         "FITCH":  Fitch, Inc. or any successor thereto.

         "FIXED RATE CERTIFICATES": Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates.

         "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

         "FNMA GUIDE": FNMA's Servicing Guide, as the same may be amended by FNMA from time to time.

         "GROUP I": With respect to the Home Equity Loans, the pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group I in Schedule I-A hereto, including any Qualified Replacement Mortgages delivered in replacement thereof. Group I refers, with respect to the Conduit Home Equity Loans, to the Home Equity Loans listed in the Conduit Schedule of Home Equity Loans that are also assigned to Group I in Schedule I-A hereto, and with respect to the Seller Home Equity Loans, to the Home Equity Loans listed in the Seller Schedule of Home Equity Loans that are also assigned to Group I in Schedule I-A hereto.

         "GROUP I CERTIFICATES": Any of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates.

         "GROUP I MONTHLY REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest received (including any Delinquency Advances) during the related Remittance Period with respect to the Home Equity Loans in Group I (net of the Group I Servicing Fee), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group I, (iii) the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the Home Equity Loans in Group I paid by CHEC on or prior to such Monthly Remittance Date,
(iv) the interest portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period, (v) the principal actually collected by the Servicer with respect to Home Equity Loans in Group I during the related Remittance Period, (vi) the outstanding principal balance of each Home Equity Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (vii) any Substitution Amounts relating to principal delivered by CHEC in connection with a substitution of a Home Equity Loan in Group I, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (viii) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) and (ix) the amount of investment losses required to be deposited pursuant to Section 8.08(b).

         "GROUP I NET WAC CAP": With respect to any Distribution Date, a rate per annum equal to the weighted average of the Net Coupon Rates on the Group I Home Equity Loans as of the beginning of the related Remittance Period.

         "GROUP II": With respect to the Home Equity Loans, the pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group II in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof. Group II refers, with respect to the Conduit Home Equity Loans, to the Home Equity Loans listed in the Conduit Schedule of Home Equity Loans that are also assigned to Group II in
Schedule I-B hereto; and with respect to the Seller Home Equity Loans, to the Home Equity Loans listed in the Seller Schedule of Home Equity Loans that are also assigned to Group II in Schedule I-B hereto.

         "GROUP II CERTIFICATES":  The Class A-7 Certificates.

         "GROUP II MONTHLY REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest received (including any Delinquency Advances) during the related Remittance Period with respect to the Home Equity Loans in Group II (net of the Group II Servicing Fee),
(ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group II, (iii) the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the Home Equity Loans in Group II paid by CHEC on or prior to such Monthly Remittance Date, (iv) the interest portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group II during the related Remittance Period, (v) the principal actually collected by the Servicer with respect to Home Equity Loans in Group II during the related Remittance Period, (vi) the outstanding principal balance of each Home Equity Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (vii) any Substitution Amounts relating to principal delivered by CHEC in connection with a substitution of a Home Equity Loan in Group II, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (viii) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to Home Equity Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) and
(ix) the amount of investment losses required to be deposited pursuant to
Section 8.08(b).

         "GROUP II NET WAC CAP": With respect to any Distribution Date will be the rate per annum equal to the product of (i) the weighted average Net Coupon Rates of the Group II Home Equity Loans as of the beginning of the related Remittance Period minus the Minimum Spread and (ii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Period.

         "GUARANTEED DISTRIBUTION" means, with respect to each Distribution Date, the distribution to be made to Owners under the Certificate Insurance Policy in an aggregate amount equal to the sum of the Current Interest and the sum of the Collateralization Deficits (net of any portion of such Collateralization Deficit that would have been paid on such Distribution Date in the absence of a payment under the Certificate Insurance Policy) with respect to each of the Group I and Group II Certificates and, without duplication, on the Final Scheduled Distribution Date for each class, the then outstanding principal balance of such Class of Certificates, in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or this Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent.

         "HIGHEST LAWFUL RATE":  As defined in Section 11.13 hereof.

         "HOME EQUITY LOAN ASSETS": The meaning set forth under the heading "CONVEYANCE" herein.

         "HOME EQUITY LOAN GROUP" or "GROUP": Group I or Group II, as the case may be. References herein to the related Class of Class A Certificates, when used with respect to a Home Equity Loan Group, shall mean (A) in the case of Group I, the Group I Certificates and (B) in the case of Group II, the Group II Certificates.

         "HOME EQUITY LOANS": The Conduit Home Equity Loans and/or the Seller Home Equity Loans, as applicable, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate. Where applicable, the term "Home Equity Loan" includes (i) the terms "First Mortgage Loan" and "Second Mortgage Loan", and (ii) any Home Equity Loan which is Delinquent, relates to a foreclosure or relates to a Property which is REO Property prior to such REO Property's disposition by the Trust. Any home equity loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.04(b)(x) hereof with respect to such home equity loan, shall nevertheless be considered a "Home Equity Loan" for all purposes of this Agreement.

         "INDEMNIFICATION AGREEMENT": The Indemnification Agreement dated as of December 14, 2000 among the Certificate Insurer, the Seller, the Depositor and the Underwriters.

         "INDIRECT PARTICIPANT": Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

         "INSURANCE AGREEMENT": The Insurance and Indemnity Agreement dated as of December 14, 2000 among the Depositor, the Seller, and the Certificate Insurer, as it may be amended from time to time.

         "INSURANCE POLICY": Any hazard, flood, title or primary mortgage insurance policy relating to a Home Equity Loan plus any amount remitted under
Section 8.11 hereof.

         "INSURED PAYMENT": Means as of any Distribution Date, any Guaranteed Distribution.

         "INTEREST PERIOD": With respect to each Distribution Date and (i) the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month with interest accruing on the basis of a 360-day year consisting of twelve 30-day months; and (ii) the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Startup Day in the case of the first Distribution Date) to and including the day preceding the related Distribution Date with interest accruing on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

         "LATE PAYMENT RATE": As defined in the Insurance Agreement.

         "LIBOR": With respect to any Interest Period for the Class A-7 Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

         "LIBOR DETERMINATION DATE": With respect to any Interest Period for the Class A-7 Certificates, the second London Business Day preceding the commencement of such Interest Period (or in the case of the initial Interest Period, December 12, 2000).

         "LIQUIDATED LOAN": A Home Equity Loan as to which a Final Recovery Determination has been made.

         "LIQUIDATION PROCEEDS": With respect to any Liquidated Loan, all amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

         "LOAN BALANCE": With respect to each Home Equity Loan and as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date or relevant Replacement Cut-Off Date with respect to a Qualified Replacement Mortgage less any principal payments relating to such Home Equity Loan included in previous Monthly Remittance Amounts, PROVIDED, HOWEVER, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

         "LOAN PURCHASE PRICE": With respect to any Home Equity Loan purchased from the Trust on or prior to a Monthly Remittance Date pursuant to
Section 3.04, 3.06(b) or 8.10(b) hereof, an amount equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the date of such purchase together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances and Servicing Advances to the extent that reimbursement is not made from the Mortgagor.

         "LOAN-TO-VALUE RATIO": As of any particular date (i) with respect to any First Mortgage Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such First Mortgage Loan and (ii) with respect to any Second Mortgage Loan, the percentage obtained by dividing the Appraised Value as of the date of origination of such Second Mortgage Loan into an amount equal to the sum of (a) the remaining principal balance of the Senior Lien relating to such Second Mortgage Loan as of the date of origination of the related Second Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan.

         "LONDON BUSINESS DAY": Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "MANUFACTURED HOME": A unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Mortgagor under the related Home Equity Loan treated as real estate under applicable state law.

         "MAXIMUM RATE": With respect to any Home Equity Loan in Group II, means the maximum rate at which interest may accrue on such Home Equity Loan.

         "MINIMUM SPREAD": A percentage per annum equal to 0% for Distribution Dates which occur prior to January 2002 and 0.50% for Distribution Dates which occur in January 2002 or thereafter.

         "MONTHLY PAYMENT": With respect to any Home Equity Loan and any Remittance Period, the payment of principal, if any, and interest due on the Due Date in such Remittance Period pursuant to the related Note.

         "MONTHLY REMITTANCE AMOUNT": The sum of the Group I Monthly Remittance Amount and the Group II Monthly Remittance Amount.

         "MONTHLY REMITTANCE DATE": The 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day.

         "MOODY'S":  Moody's Investors Service, Inc. or any successor thereto.

         "MORTGAGE": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

         "MORTGAGOR": Each obligor on a Note.

         "NET COUPON RATE": With respect to any Home Equity Loan in Group I or Group II, means a rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the rate at which the Servicing Fee accrues,
(ii) the rate at which the Trustee Fee accrues and (iii) the applicable Premium Amount (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans in Group I or Group II, as applicable).

         "NET LIQUIDATION PROCEEDS": As to any Liquidated Loan, Liquidation Proceeds net of expenses incurred by the Servicer (including unreimbursed Servicing Advances) in connection with the liquidation of such Home Equity Loan and unreimbursed Delinquency Advances relating to such Home Equity Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

         "NET MONTHLY EXCESS CASHFLOW": With respect to each Home Equity Loan Group and Distribution Date, the Available Funds remaining for such Home Equity Loan Group, if any, after the application of clauses (i) through (vi) of Section 7.03(b).

         "90-DAY DELINQUENT LOAN": With respect to any Determination Date,
(i) all REO Properties and (ii) each Home Equity Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Remittance Period, three months (calculated from Due Date with respect to such Home Equity Loan to Due Date) or more past due (without giving effect to any grace period).

         "90+ DELINQUENCY PERCENTAGE (ROLLING THREE MONTH)": With respect to any Determination Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods (or such fewer number of Remittance Periods since the Cut-Off Date, in the case of the first two Determination Dates) the numerator of each of which is equal to the sum of (without duplication) (i) the aggregate Loan Balance of 90-Day Delinquent Loans, and (ii) the aggregate outstanding principal balance of Home Equity Loans in foreclosure and the denominator of which is the Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

         "NONRECOVERABLE ADVANCE" means with respect to any Home Equity Loan for which a Final Recovery Determination has been made, any Delinquency Advance or Servicing Advance previously made and not reimbursed from proceeds on the related Home Equity Loan or under Section 7.03(b)(xi) hereof which the Servicer has determined, in good faith business judgment, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following such determination, would not be ultimately recovered.

         "NOTE": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Home Equity Loan.

         "OFFICER'S CERTIFICATE": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee and the Certificate Insurer.

         "OPERATIVE DOCUMENTS": Collectively, this Agreement, the Certificate Insurance Policy, the Certificates, the Custodial Agreement, the
Indemnification Agreement and the Insurance Agreement.

         "OPINION OF COUNSEL": A written opinion of counsel acceptable, in form and substance, to the Trustee and the Certificate Insurer and delivered to the Trustee, the Rating Agencies and the Certificate Insurer.

         "ORIGINAL AGGREGATE LOAN BALANCE": The aggregate Loan Balances of all Home Equity Loans as of the Cut-Off Date, which is $400,000,674.60.

         "OUTSTANDING": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

                  (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

         "OVERCOLLATERALIZATION AMOUNT": With respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balance of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Remittance Period over (y) the aggregate outstanding Certificate Principal Balances of the related Class A Certificates as of the Distribution Date (after taking into account the payment of the Class A Principal Distribution Amount related to the Home Equity Loan Group on the Distribution Date).

         "OVERCOLLATERALIZATION RELEASE AMOUNT": As to either the Group I or Group II Certificates and any Distribution Date (i) prior to the third Distribution Date following the Clean-Up Call Date, the lesser of (1) the sum of the amount calculated pursuant to clauses (1)(A), (1)(B), (1)(C), (1)(D) and (1)(F) of the definition of Class A Principal Distribution Amount for such Home Equity Loan Group and Distribution Date to the extent of the related Available Funds remaining after distribution pursuant to clauses (i) and (ii) of Section 7.03(b) for such related Distribution Date and (2) the excess, if any, of (A) the related Overcollateralization Amount over (B) the related Target Overcollateralization Amount and (ii) on and after the third Distribution Date following the Clean-Up Call Date, zero.

         "OWNER" or "CERTIFICATEHOLDER": The Person in whose name a Certificate is registered in the Register, and the Certificate Insurer, to the extent described in Section 12.06 hereof.

         "PAYING AGENT": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

         "PERCENTAGE INTEREST": With respect to a Class of Class A Certificates, a fraction, expressed as a decimal, the numerator of which is the principal balance represented by such Class A Certificate as of the Startup Day and the denominator of which is the Certificate Principal Balance represented by all the Class A Certificates of such Class as of the Startup Day. With respect to the Class X-IO or Class R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

         "PERSON": Any individual, corporation, limited partnership, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "POLICY PAYMENTS ACCOUNT": The policy payments account maintained by the Trustee pursuant to Section 12.02(b) hereof. The Policy Payments Account shall be an Eligible Account.

         "PREMIUM AMOUNT": With respect to each Group and each Distribution Date, the percentage for such Group set forth in the letter dated the Startup Date from the Certificate Insurer to the Seller setting forth the arrangement for the premium on the Certificate Insurance Policy and certain related expense arrangements multiplied by one-twelfth of the outstanding Certificate Principal Balance of the related Classes of Class A Certificates as of such Distribution Date.

         "PREPAYMENT": Any payment of principal of a Home Equity Loan which is received by the Servicer which is not a Scheduled Principal Payment and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment, the portion of Substitution Amounts representing principal, the portion of the Loan Purchase Price of any Home Equity Loan purchased from the Trust pursuant to Section 3.04, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Home Equity Loan shall be deemed to be Prepayments for all purposes of this Agreement.

         "PRESERVATION EXPENSES": Expenditures made by the Servicer in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

         "PRINCIPAL AND INTEREST ACCOUNT": The principal and interest account created by the Servicer pursuant to Section 8.08(a) hereof. The Principal and Interest Account shall be an Eligible Account.

         "PROHIBITED TRANSACTION": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

         "PROPERTY": The underlying property securing a Home Equity Loan.

         "PROSPECTUS": The Depositor's Prospectus dated December 6, 2000 constituting part of the Registration Statement.

         "PROSPECTUS SUPPLEMENT": The Centex Home Equity Loan Trust 2000-D Prospectus Supplement dated December 6, 2000 to the Prospectus.

         "PURCHASE OPTION PERIOD": As defined in Section 9.03(a) hereof.

         "QUALIFIED LIQUIDATION": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

         "QUALIFIED MORTGAGE": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

         "QUALIFIED REPLACEMENT MORTGAGE": A Home Equity Loan substituted for another pursuant to Section 3.04 and 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Home Equity Loan being replaced, (ii) is secured by Property that is of the same or better property type as, or is a single family dwelling and the same or better occupancy status as, the Property securing the Home Equity Loan being replaced or is a primary residence, (iii) shall mature no later than the latest Final Scheduled Distribution Date with respect to the related Home Equity Loan Group, (iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Home Equity Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the Seller's credit underwriting guidelines set forth in the Seller's underwriting manual) as the Home Equity Loan which such Qualified Replacement Mortgage replaces, (vi) shall be a First Mortgage Loan if the Home Equity Loan which such Qualified Replacement Mortgage replaces was a First Mortgage Loan and shall be a First Mortgage Loan or Second Mortgage Loan if the Home Equity Loan which such Qualified Replacement Mortgage replaces was a Second Mortgage Loan, (vii) has an outstanding principal balance as of the related Replacement Cut-Off Date equal to or less than the outstanding principal balance of the replaced Home Equity Loan as of such Replacement Cut-Off Date, (viii) shall not provide for a "balloon" payment if the related Home Equity Loan did not provide for a "balloon" payment (and if such related Home Equity Loan provided for a "balloon" payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Home Equity Loan),
(ix) shall be a fixed rate Home Equity Loan if the Home Equity Loan being replaced is in Group I or an adjustable rate Home Equity Loan if the Home Equity Loan being replaced is in Group II, (x) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, (xi) satisfies the representations and warranties set forth in Section 3.04(b) hereof, (xii) shall not be 30 days or more Delinquent and (xiii) if such Home Equity Loan being replaced is in Group II, shall adjust based on the same index as, have no lower margin than, have the same interval between adjustment dates as and have a maximum Coupon Rate no lower than, and a minimum Coupon Rate no lower than, the Home Equity Loan being replaced. In the event that one or more home equity loans are proposed to be substituted for one or more Home Equity Loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirements of clauses (i), (iii), (iv), (ix), (x), (xi) and (xii) hereof must be satisfied as to each Qualified Replacement Mortgage.

         "RATING AGENCIES": Collectively, Moody's, Fitch and Standard & Poor's.

         "REALIZED LOSS": As to any Liquidated Loan (or, in the case of a Cram Down Loss, a Home Equity Loan that is not a Liquidated Loan), the amount (not less than zero), if any, by which (A) the sum of (x) the Loan Balance thereof as of the date of liquidation, (y) the amount of accrued but unpaid interest thereon and (z) the amount of any Cram Down Loss with respect thereto is in excess of (B) the Net Liquidation Proceeds, if any, realized thereon.

         "RECORD DATE": With respect to (i) any Distribution Date and each Class of Fixed Rate Certificates and the Class R Certificates, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs and (ii) any Distribution Date and the Variable Rate Certificates and the Class X-IO Certificates, the Business Day immediately preceding such Distribution Date, or if definitive Variable Rate Certificates have been issued, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         "REFERENCE BANKS": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC, PROVIDED that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by CHEC which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which are not Affiliates of the Seller, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Seller.

         "REGISTER": The register maintained by the Registrar in accordance with Section 5.04 hereof, in which the names of the Owners are set forth.

         "REGISTRAR": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

         "REGISTRATION STATEMENT": The Registration Statement filed by the Depositor with the Commission (Registration Number 333-93255), including all amendments thereto and including the Prospectus and Prospectus Supplement relating to the Class A Certificates.

         "REIMBURSEMENT AMOUNT": With respect to each Home Equity Loan Group and any Distribution Date, the sum of (x)(i) all Insured Payments previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 7.03(b) hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement (including, without limitation, any unpaid Premium Amount relating to such Distribution Date or an earlier Distribution Date) plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee, the Depositor and the Seller in writing of the amount of any Reimbursement Amount.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC I": The segregated group of assets consisting of the REMIC II Regular Interests as defined in Section 2.08 hereof and constituting a REMIC created hereunder.

         "REMIC II": The segregated pool of assets consisting of all the assets of the Trust Estate other than the Supplemental Interest Reserve Account and the REMIC II Regular Interests and constituting a REMIC created hereunder. Expenses and fees of the Trust shall be paid from REMIC II.

         "REMIC OPINION":  As defined in Section 3.04 hereof.

         "REMIC PROVISIONS": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMITTANCE PERIOD": With respect to each Monthly Remittance Date, the calendar month immediately preceding such Monthly Remittance Date.

         "REO PROPERTY": A Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan.

         "REPLACEMENT CUT-OFF DATE": With respect to any Qualified Replacement Mortgage, the opening of business of the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

         "REPRESENTATION LETTER": Letters to, or agreements with, the Depository to effectuate a book-entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

         "RESIDUAL NET MONTHLY EXCESS CASHFLOW": With respect to any Distribution Date, the aggregate Available Funds, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(b)(i) through 7.03(b)(xii) hereof. It is anticipated that there will not be any Residual Net Monthly Excess Cashflow.

         "SCHEDULE OF HOME EQUITY LOANS": The Conduit Schedule of Home Equity Loans, the Seller Schedule of Home Equity Loans, Schedule I-A hereto or
Schedule I-B hereto, as the context may require.

         "SCHEDULED PRINCIPAL PAYMENT": As of any date of calculation, with respect to a Home Equity Loan, the then stated scheduled monthly installment of principal payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date), without taking into account any Prepayment made on such Home Equity Loan during the then-current Remittance Period.

         "SECOND MORTGAGE LOAN": A Home Equity Loan which constitutes a second priority mortgage lien with respect to the related Property.

         "SECURITIES ACT": The Securities Act of 1933, as amended.

         "SELLER": Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation.

         "SELLER HOME EQUITY LOANS": The home equity loans listed on the Seller Schedule of Home Equity Loans.

         "SELLERS": The Seller and the Conduit Seller.

         "SELLER SCHEDULE OF HOME EQUITY LOANS": The Schedule of Home Equity Loans attached as Schedule I-C hereto.

         "SENIOR LIEN": With respect to any Second Mortgage Loan, the home equity loan relating to the corresponding Property having a first priority lien.

         "SERVICER": Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation, and its permitted successors and assigns.

         "SERVICER LOSS TEST": The Servicer Loss Test for any period set out below is satisfied if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:

                      PERIOD                                 CUMULATIVE LOSS PERCENTAGE
                      ------                                 --------------------------
    January 2001 - December 2001                                        1.65%
    January 2002 - December 2002                                        2.30%
    January 2003 - December 2003                                        3.20%
    January 2004 - December 2004                                        4.10%
    January 2005 - December 2005                                        4.95%
    January 2006 and thereafter                                         6.25%

         Notwithstanding anything contained herein to the contrary, the Certificate Insurer and the Servicer may agree, without the giving of notice to or the receipt of the consent of the Owners, to modify this definition of Servicer Loss Test for the purpose of changing the percentages set out above for any period or periods or eliminating, in whole or in part, the definition hereof, provided, that the Trustee and the Rating Agencies shall have been notified in writing of such modification prior to the effective date of such modification and such modification shall not have resulted in a downgrading of the then-current ratings of the Class A Certificates, without regard to the Certificate Insurance Policy.

         "SERVICER TERMINATION EVENT":  As defined in Section 8.20(a) hereof.

         "SERVICER TERMINATION TEST": The Servicer Termination Test is satisfied for any date of determination thereof, if (x) the 90+ Delinquency Percentage (Rolling Three Month) is less than or equal to 15.0%, (y) the Servicer Loss Test is satisfied and (z) the Annual Loss Percentage (Rolling Twelve Month) for the twelve month period immediately preceding the date of determination thereof is less than or equal to 0.95% for the first through eighteenth Remittance Periods, less than or equal to 1.50% for the nineteenth through twenty-fourth Remittance Periods, less than or equal to 2.50% for the twenty-fifth through forty-eighth Remittance Periods or less than or equal to 2.10% for the forty-ninth Remittance Period and thereafter.

         Notwithstanding anything contained herein to the contrary, the Certificate Insurer and the Servicer may agree, without the giving of notice to or the receipt of the consent of the Owners, to modify this definition of Servicer Termination Test for the purpose of changing the percentages set out above for any period or periods or eliminating, in whole or in part, the definition hereof, provided, that the Trustee and the Rating Agencies shall have been notified in writing of such modification prior to the effective date of such modification and such modification shall not have resulted in a downgrading of the then-current ratings of the Class A Certificates, without regard to the Certificate Insurance Policy.

         "SERVICING ADVANCE": As defined in Section 8.09(b) and Section 8.13(a) hereof.

         "SERVICING FEE": With respect to any Home Equity Loan Group and a Remittance Period, an amount retained by the Servicer as compensation for servicing and administration duties relating to the Home Equity Loans in such Home Equity Loan Group pursuant to Section 8.15 hereof and equal to one month's interest at 0.50% per annum of the then aggregate outstanding Loan Balance of such Home Equity Loans as of the first day of each Remittance Period payable on a monthly basis; provided, however, that if a successor Servicer is appointed pursuant to Section 8.20 hereof, the Servicing Fee shall be the amount as agreed upon by the Trustee, the Certificate Insurer and the successor Servicer, and the per annum rate at which the Servicing Fee is calculated shall not exceed 0.50% per annum.

         "60-DAY DELINQUENT LOAN": With respect to any Determination Date,
(i) all REO Properties and (ii) each Home Equity Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Remittance Period, two months (calculated from Due Date with respect to such Home Equity Loan to Due Date) or more past due (without giving effect to any grace period).

         "STANDARD & POOR'S": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

         "STARTUP DAY": December 14, 2000.

         "SUB-SERVICER": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in
Section 8.03 hereof in respect of the qualification of a Sub-Servicer.

         "SUB-SERVICING AGREEMENT": The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Home Equity Loans as permitted by Section 8.03.

         "SUBSTITUTION AMOUNT": With respect to the substitution of any Qualified Replacement Mortgage for any Home Equity Loan, as of the related Replacement Cut-Off Date, the excess, if any, of the outstanding principal balance of such Home Equity Loan over the outstanding principal balance of the Qualified Replacement Mortgage, together with the aggregate amount of all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, and all accrued and unpaid interest, with respect to such Home Equity Loan.

         "SUPPLEMENTAL INTEREST RESERVE FUND": The Supplemental Interest Reserve Fund established and maintained as described in Section 7.02(a).

         "TANGIBLE NET WORTH": Shall mean the difference between: (A) the tangible assets of the Seller or Servicer, as applicable, and its Affiliates calculated in accordance with generally accepted accounting principles, as reduced by adequate reserves in each case where a reserve is appropriate; and
(B) all indebtedness, including subordinated debt, of the Seller or Servicer, as applicable, and its Affiliates; provided, however, that (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, good will, organization costs, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of
(A) above, (ii) securities included as tangible assets shall be valued at their current market price or cost, whichever is lower and (iii) any write-up in book value of any assets shall not be taken into account.

         "TARGET DEFICIENCY": As to either the Group I or Group II Certificates and any Distribution Date, the excess, if any, of (1) the related Target Overcollateralization Amount for such Distribution Date over
(2) the related Overcollateralization Amount for such Distribution Date after giving effect to the distribution of the related Class A Principal Distribution Amount on such Distribution Date but prior to any distributions of Extra Principal Distribution Amount; provided, however, that in no event will the Target Deficiency be less than zero.

         "TARGET OVERCOLLATERALIZATION AMOUNT": The required level of the Overcollateralization Amount for each Home Equity Loan Group with respect to a Distribution Date. The Target Overcollateralization Amount for Group I is set forth in Exhibit L hereof. The Target Overcollateralization Amount for Group II is set forth in Exhibit K hereof.

         "TAX MATTERS PERSON": The Person designated pursuant to Section
11.18 hereof to act as the Tax Matters Person under the Code (or where the context requires, the Trustee acting as agent for the Tax Matters Person).

         "TELERATE PAGE 3750": The display designated as page "3750" on the Bridge Telerate Service (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "TERMINATION NOTICE":  As defined in Section 9.03(a) hereof.

         "TERMINATION PRICE": Means, with respect to Sections 9.02 and 9.03 hereof, and on any date of determination thereof, an amount equal to the sum of (w) the greater of (A) the outstanding Certificate Principal Balance for the Class A Certificates and (B) the fair market value of the Home Equity Loans (disregarding accrued interest), (x) one month's interest on such amount (calculated at the Adjusted Certificate Rate), (y) all Reimbursement Amounts and (z) the sum of the aggregate amount of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances, unreimbursed Compensating Interest and any Delinquency Advances which the Servicer has theretofore failed to remit.

         "TRANSITION EXPENSES": Expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer for a Servicer Termination Event; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 in the aggregate).

         "TRUST": Centex Home Equity Loan Trust 2000-D, the trust created under this Agreement which shall be comprised of two sub-trusts; one for Group I and any Trust assets allocable to such Group I and the other for Group II and any Trust assets allocable to such Group II.

         "TRUST ESTATE": (a) The Home Equity Loan Assets and (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer).

         "TRUSTEE": Bank One, National Association, a national banking association, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

         "TRUSTEE FEE": The fee payable monthly to the Trustee on each Distribution Date in an amount equal to $1,000.00.

         "TRUSTEE REIMBURSABLE EXPENSES": As of any Distribution Date, the sum of (a) any Trustee Fee and Transition Expenses not paid pursuant to clauses (i) or (iv) of Section 7.03(b) on such Distribution Date and (b) any amounts owed to the Trustee pursuant to Sections 2.05, 6.12, 7.06, 8.20(o), 10.07, 10.13 and 11.16(a)(v) hereof, and, if the Trustee is acting as Custodian, any related custodial fees (including all attorney fees and expenses).

         "UNDERWRITERS": Salomon Smith Barney Inc., Banc of America Securities LLC and Chase Securities Inc.

         "VARIABLE RATE CERTIFICATES":  The Class A-7 Certificates.

         "VOTING RIGHTS": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X-IO Certificates (such Voting Rights to be allocated among the Owners of Certificates of such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class R Certificates in the aggregate, or if separate Class R-1 and Class R-2 Certificates are issued, 0.50% to each such Class (such Voting Rights to be allocated among the Owners of Certificates of each such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Owners of the Classes of Class A Certificates in proportion to the Certificate Principal Balances of their respective Class A Certificates on such date.

         "WEIGHTED AVERAGE CERTIFICATE RATE": As to the Class A Certificates and any Distribution Date, the weighted average of the Class A-l Certificate Rate, the Class A-2 Certificate Rate, the Class A-3 Certificate Rate, the Class A-4 Certificate Rate, the Class A-5 Certificate Rate, the Class A-6 Certificate Rate and the Class A-7 Certificate Rate, weighted by, respectively, the Certificate Principal Balance of each such Class of Class A Certificates as of such Distribution Date prior to taking into account any distributions to be made on such Distribution Date.

         Section 1.02.  USE OF WORDS AND PHRASES.

         "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in
Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

         Section 1.03.  CAPTIONS; TABLE OF CONTENTS.

         The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.04.  OPINIONS.

         Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction. Any opinion delivered hereunder shall be addressed to the Rating Agencies, the Certificate Insurer and the Trustee.

                                END OF ARTICLE I

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

         Section 2.01.  ESTABLISHMENT OF THE TRUST.

         The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Centex Home Equity Loan Trust 2000-D" and which shall contain two subtrusts.

         Section 2.02.  OFFICE.

         The office of the Trust shall be in care of the Trustee, addressed to Bank One, National Association, at its Corporate Trust Office.

         Section 2.03.  PURPOSES AND POWERS.

         The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Home Equity Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; PROVIDED, HOWEVER, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the status of either REMIC I or REMIC II as a REMIC.

         Section 2.04.  APPOINTMENT OF THE TRUSTEE; DECLARATION OF TRUST.

         The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer.

         Section 2.05.  EXPENSES OF THE TRUST.

         All expenses of the Trust, including (i) the fees and reimbursable expenses of the Trustee in connection with the performance of its duties hereunder and (ii) to the extent not set forth herein, any other expenses of the Trustee that have been reviewed and approved by the Seller, which review shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement, shall be paid pursuant to Section 7.03(b).

         Section 2.06.  OWNERSHIP OF THE TRUST.

         On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and
5.08 hereof.

         Section 2.07.  SITUS OF THE TRUST.

         It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.02 hereof.

         Section 2.08.  DESIGNATION OF INTERESTS IN REMICS.

         (a) The Trustee shall elect that each of REMIC I and REMIC II (which together constitute the Trust) shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC II shall include the Home Equity Loans, the Accounts, any REO Property and any proceeds of the foregoing. The REMIC II Regular Interests shall constitute the assets of REMIC I.

         (b) REMIC II will be evidenced by (x) the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-M-1 and Class II-M-2 Interests (the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Certificates, which are hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-2 Certificates, the "REMIC II Certificates"). The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC I.

         Any Net Monthly Excess Cashflow for either Group that is used to pay an amount to the Class A Certificates pursuant to Section 7.03(b) (vii),
(viii) and (xii) (the "Turbo Amount") and that is payable from interest on the Home Equity Loans will not be paid as principal to the REMIC II Regular Interests, but instead a portion of the interest payable with respect to the Class II-M-1 Interest which equals .01% of the Turbo Amount that is applied to Group I Certificates will be payable as a reduction of the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Interests, in the same manner in which the Turbo Amount is allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, respectively, and a portion of the interest payable with respect to the Class II-M-2 Interest which equals .01% of the Turbo Amount that is applied to the Group II Certificates will be payable as a reduction of the principal balance of the Class II-A-7 Interests (and will be accrued and added to principal on the Class II-M-1 and Class II-M-2 Interests in the same proportion as interest otherwise payable on such REMIC II Regular Interests is used to reduce principal on other REMIC II Regular Interests as just described). Principal payments on Group I shall be allocated 99.99% to the Class II-M-1 Interest, and .01% to the Class II-A-1,

Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Interests until paid in full. The aggregate amount of principal allocated to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Interests shall be apportioned among such REMIC II Regular Interests in the same manner in which principal from Group I is payable with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, respectively. Notwithstanding the above, principal payments on Group I that are attributable to the Overcollateralization Release Amount shall be allocated 100% to the Class II-M-1 Interest. Principal payments on Group II shall be allocated 99.99% to the Class II-M-2 Interest and .01% to the Class II-A-7 Interests until paid in full. Notwithstanding the above, the principal payments on Group II that are attributable to the Overcollateralization Release Amount shall be allocated 100% to the Class II-M-2 Interest. Realized losses shall be applied such that after all distributions have been made on such Distribution Date: (i) the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class II-A-7 Interests are each .01% of the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, respectively; (ii) the principal balance of the Class II-M-1 Interest is equal to the aggregate Loan Balance of Group I less the sum of the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Interests; and (iii) the principal balance of the Class II-M-2 Interest is equal to the aggregate Loan Balance of Group II less the principal balance of the Class II-A-7 Interests. The REMIC II Certificates will have the following designations and Certificate Rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

       REMIC II                                                              Allocation of             Allocation of
     Certificates            Initial Balance         Certificate Rate          Principal                 Interest
     ------------            ---------------         ----------------          ---------                 --------
        II-A-1                      $10,870                 (1)                   (3)                     (4)(5)

        II-A-2                       $5,000                 (1)                   (3)                     (4)(5)

        II-A-3                       $5,610                 (1)                   (3)                     (4)(5)

        II-A-4                       $6,750                 (1)                   (3)                     (4)(5)

        II-A-5                       $3,450                 (1)                   (3)                     (4)(5)

        II-A-6                       $3,520                 (1)                   (3)                     (4)(5)

        II-A-7                       $4,800                 (2)                   (3)                     (4)(6)

        II-M-1                 $351,965,028.30              (1)                   (3)                     (4)(5)

      REMIC II                                                                 Allocation of           Allocation of
    Certificates               Initial Balance         Certificate Rate         Principal                Interest
    ------------               ---------------         ----------------         ---------                --------
        II-M-2                 $47,995,646.30               (2)                   (3)                     (4)(6)
         R-2                                                0%                    N/A                     N/A(7)

         ---------------

         (1) The Certificate Rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the Net Coupon Rates of the Home Equity Loans in Group I.

         (2) The Certificate Rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the Net Coupon Rates of the Home Equity Loans in Group II.

         (3) Principal will be allocated to and apportioned among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates in the same proportion as principal from the Home Equity Loans is payable with respect to such Certificates, except that a portion of such principal in an amount equal to the Overcollateralization Release Amount shall first be allocated to the Class X-IO Certificates, and all principal will be allocated to the Class X-IO Certificates after the principal balances of the Group I and Group II Certificates have been reduced to zero.

         (4) Except as provided in footnotes (5) and (6), interest will be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates in the same proportion as interest is payable on such Certificates.

         (5) Any interest with respect to this REMIC II Certificate in excess of the product of (i) 10,000 times the weighted average coupon of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class II-M-1 Interests where each of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 Interests is subject to a cap and floor equal to the rate on each of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, respectively and the Class II-M-1 Interest is subject to a cap equal to 0% and (ii) the principal balance of this REMIC II Certificate, shall not be allocated to the Group I or Group II Certificates but will be allocated to the Class X-IO Certificates. However, the Class X-IO Certificates shall be subordinated to the extent provided in Section 7.03.

         (6) Any interest with respect to this REMIC II Certificate in excess of the product of (i) 10,000 times the weighted average coupon of the Class II-A-7 and Class II-M-2 Interests, where the Class II-A-7 Interest is subject to a cap and floor equal to the lesser of the Class A-7 Certificate Rate or the Group II Net WAC Cap, and the Class II-M-2 Interest is subject to a cap equal to 0% and (ii) the principal balance of this REMIC II Certificate, shall not be allocated to the Group I or Group II Certificates, but will be allocated to the Class X-IO Certificates.

However, the Class X-IO Certificates shall be subordinated to the extent provided in Section 7.03.

         (7) On each Distribution Date, available funds, if any, remaining in REMIC II after payments of interest and principal and expenses of the Trust, as designated above, will be distributed to the Class R-2 Certificate. It is expected that there will not be any significant distributions on the Class R-2 Certificates.

         (c) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class X-IO Certificates are hereby designated as "regular interests" with respect to REMIC I (the "REMIC I Regular Certificates") and the Class R-1 Certificate is hereby designated as the single "residual interest" with respect to REMIC I. On each Distribution Date, available funds, if any, remaining in REMIC I after payments of interest and principal as designated herein shall be distributed to the Class R-1 Certificates. The beneficial ownership interest in the REMIC I created hereunder shall be evidenced by the interests having the following characteristics and terms:

                                                           Initial Certificate           Final Scheduled
              Class Designation                             Principal Balance           Distribution Date
              -----------------                             -----------------           -----------------
                  Class A-1                                   $108,700,000              November 25, 2015

                  Class A-2                                    $50,000,000               August 25, 2021

                  Class A-3                                    $56,100,000              February 25, 2026

                  Class A-4                                    $67,500,000               August 25, 2029

                  Class A-5                                    $34,500,000              January 25, 2031

                  Class A-6                                    $35,200,000              January 25, 2031

                  Class A-7                                    $48,000,000              January 25, 2031

                  Class X-IO                                   (1)

                  Class R-1                                    (1)

         ----------------
         (1) The Class X-IO and Class R-1 Certificates do not have a Certificate Principal Balance.

         (d) For federal income tax purposes, the "latest possible maturity date" for each of the REMIC I Regular Certificates and the REMIC II Regular Interests is January 25, 2035.

         Section 2.09.  MISCELLANEOUS REMIC PROVISIONS.

         (a) The Startup Day is hereby designated as the "startup day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

         (b) The Owner of the Tax Matters Person Residual Interest in each REMIC created hereunder is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to the REMIC.

         (c) The Trust and each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

         (d) The Trustee shall cause each REMIC created hereunder to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to each REMIC created hereunder.

         (e) For all federal tax law purposes, amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by each respective REMIC created hereunder.

         (f) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-l(b)(5)(ii), or any successor regulation thereto with respect to each REMIC created hereunder. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

                                END OF ARTICLE II

                                   ARTICLE III

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR, THE
            SERVICER AND THE SELLERS; COVENANT OF SELLER TO CONVEY HOME
                                  EQUITY LOANS

         Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         The Depositor hereby represents, warrants and covenants to the Trustee and the Certificate Insurer that as of the Startup Day:

         (a) The Depositor is a limited liability company duly formed and validly existing under the laws governing its creation and existence, is not in violation of the laws of any state in which any Property or the Depositor is located or doing business which violation would materially and adversely affect the condition (financial or other) or the operations of the Depositor or its properties or the ability of the Trust to collect amounts due on any Home Equity Loan and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite limited liability company power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement and the other Operative Documents to which it is a party by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Depositor and will not violate the Depositor's certificate of formation or amended and restated limited liability company agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

         (e) No litigation, proceeding or investigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Home Equity Loans or the Depositor's performance hereunder and under the other Operative Documents to which the Depositor is a party.

         (f) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributed to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Depositor not misleading.

         (g) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Home Equity Loan, the Depositor had good title to each Home Equity Loan (insofar as such title was conveyed to it by the Sellers) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature (other than liens which will be simultaneously released).

         (h) As of the Startup Day, the Depositor has transferred all right, title and interest in the Home Equity Loans to the Trustee on behalf of the Trust.

         (i) The Depositor has not transferred the Home Equity Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

         (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this

Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         Section 3.02.  REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

         The Servicer hereby represents, warrants and covenants to the Depositor, the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

         (a) The Servicer is a corporation duly formed and validly existing under the laws governing its creation and existence, is in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary. The Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which the Servicer is a party.

         (b) The execution and delivery of this Agreement and any other Operative Document to which it is a party by the Servicer and its performance and compliance with the terms hereof and thereof have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or the consequences of which could materially and adversely affect its performance hereunder or under the other Operative Documents to which the Servicer is a party.

         (e) No litigation, proceeding or investigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect the validity or the enforceability of the Home Equity Loans or the Servicer's performance hereunder and under the other Operative Documents to which the Servicer is a party.

         (f) The statements contained in the Registration Statement which describe the Servicer or matters or activities for which the Servicer is responsible in accordance with the Operative Documents or which are attributed to the Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer not misleading.

         (g) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Servicer nor any Affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

         (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (i) The collection practices used by the Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business.

         (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

         (k) The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation, in any such case which could materially adversely impact the financial condition or operations of the Servicer or adversely impact the Servicer's performance of its obligations under the Operative Documents.

         (l) There are no Sub-Servicers as of the Startup Day.

         (m) The Servicer will terminate any Sub-Servicer within ninety (90) days after being directed by the Certificate Insurer to do so.

         It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Home Equity Loans to the Trustee.

         Upon discovery by any of the Depositor, the Seller, the Servicer, the Custodian, any Sub-Servicer, the Certificate Insurer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. As promptly as practicable, but in any event within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Certificate Insurer or by the Trustee with the written consent of the Certificate Insurer pursuant to Section 8.20 hereof; PROVIDED, HOWEVER, that if the Servicer can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended for an additional 90 days with the written approval of the Certificate Insurer.

         Section 3.03.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

         Each of the Seller and the Conduit Seller, as applicable, hereby severally and not jointly represents, warrants and covenants to the Depositor, the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

         (a) In the case of the Seller, that it is a corporation, and in the case of the Conduit Seller, that it is a limited liability company, duly formed and validly existing under the laws governing its creation and existence, neither the Seller nor the Conduit Seller is in violation of the laws of any state in which any Property or either of the Seller or Conduit Seller, as applicable, is located or doing business which violation would materially and adversely affect the condition (financial or otherwise) or operations of either of the Seller or Conduit Seller, as applicable, or its properties or the ability of the Trust to collect any amounts on any Home Equity Loan and each of the Seller and the Conduit Seller is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary. The Seller or the Conduit Seller, as applicable, has all requisite corporate or limited liability company, as applicable, power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement and the other Operative Documents to which the Seller or the Conduit Seller, as applicable, is a party and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action and will not violate its articles of incorporation or by-laws, in the case of the Seller, or by all necessary limited liability company action and will not violate its amended and restated limited liability company agreement or certificate of formation, in the case of the Conduit Seller, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which it is a party or by which it is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over it or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Seller or the Conduit Seller, as applicable, is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Seller or the Conduit Seller, as applicable, enforceable hereof and thereof against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) Neither the Seller nor the Conduit Seller, as applicable, is in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Seller or the Conduit Seller, as applicable, or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

         (e) No litigation, proceeding or investigation is pending with respect to which the Seller or the Conduit Seller, as applicable, has received service of process or, to the best of its knowledge, threatened against it which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or the Conduit Seller, as applicable, or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Home Equity Loans or its performance hereunder and under the other Operative Documents to which it is a party.

         (f) The statements contained in the Registration Statement which describe the Seller or the Conduit Seller, as applicable, or matters or activities for which it is responsible in accordance with the Operative Documents or which are attributed to it therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Seller or the Conduit Seller, as applicable, or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Seller or the Conduit Seller, as applicable, not misleading.

         (g) Reserved.

         (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller or the Conduit Seller, as applicable, makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller or the Conduit Seller, as applicable, of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Seller or the Conduit Seller, as applicable, and the performance by the Seller or the Conduit Seller, as applicable, of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (i) The origination practices used by the Seller with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the home equity lending business. All of the Home Equity Loans were originated by the Seller, an Affiliate of the Seller or a broker for simultaneous assignment to the Seller or were acquired by the Seller from correspondent lenders and reunderwritten to comply with the Seller's underwriting standards.

         (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller or the Conduit Seller, as applicable.

         (k) The Trustee, the Seller and the Conduit Seller have no obligation to register the Trust and the Trust has no obligation to register as an investment company under the Investment Company Act of 1940, as amended.

         (l) The Seller or the Conduit Seller, as applicable, is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is the Seller or the Conduit Seller, as applicable, aware of any pending insolvency.

         (m) The Seller or the Conduit Seller, as applicable, received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Home Equity Loans transferred by it.

         (n) The Seller or the Conduit Seller, as applicable, did not sell any interest in any Home Equity Loan with any intent to hinder, delay or defraud any of its creditors.

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

         (o) To the best knowledge of the Seller and the Conduit Seller, as applicable, no material adverse change affecting any security for the Class A Certificates has occurred prior to delivery of and payment for the Class A Certificates.

         (p) The Seller or the Conduit Seller, as applicable, is not in default under any agreement involving financial obligations or on any outstanding obligation, in any such case which would materially adversely impact the financial condition or operations of the Seller or the Conduit Seller, as applicable, or its obligations under the Operative Documents.

         (q) To the best knowledge of the Seller or the Conduit Seller, as applicable, there has been no material adverse change in any information submitted by the Seller or the Conduit Seller, as applicable, in writing to the Certificate Insurer with respect to the transactions contemplated by this Agreement (unless such information was subsequently supplemented in writing to the Certificate Insurer).

         (r) The sale, transfer, assignment and conveyance of Home Equity Loans by the Seller or the Conduit Seller, as applicable, pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller or the Conduit Seller, as applicable, the Depositor or the Trustee to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been or will be paid as due by the Seller or the Conduit Seller, as applicable. The Seller or the Conduit Seller, as applicable, shall pay, and otherwise indemnify and hold the Certificate Insurer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificate Insurer shall have no obligation to pay such Transfer Taxes).

         (s) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Conduit Seller, as applicable, contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Home Equity Loans to the Trustee.

         Section 3.04. COVENANTS OF SELLERS TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE HOME EQUITY LOANS IN CERTAIN SITUATIONS.

         (a) Upon the discovery by the Depositor, the Seller, the Conduit Seller, the Servicer, the Certificate Insurer, any Sub-Servicer, any Owner, the Custodian or the Trustee (each, for purposes of this paragraph, a party) that the representations and warranties set forth in clause (b) below were untrue in any material respect, without regard to any limitation set forth therein concerning the knowledge of the Seller or the Servicer as to the facts stated therein, as of the Startup Day (or in the case of a Qualified Replacement Mortgage, as of the respective Replacement Cut-Off Date), with the result that the interests of the Owners or of the Certificate Insurer in the related Home Equity Loan are, or may be, materially and adversely affected, the party discovering such breach shall give prompt written notice to the other parties. Upon the earliest to occur of CHEC's discovery, its receipt of notice of breach from any one of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or of the Certificate Insurer, without regard to any limitation set forth therein concerning the knowledge of CHEC as to the facts stated therein, CHEC hereby covenants and warrants that it shall promptly cure such breach in all material respects or that it shall on or before the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by CHEC a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account; PROVIDED, HOWEVER, that if CHEC can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, the period of time in which CHEC must substitute a Qualified Replacement Mortgage or purchase such Home Equity Loan may be extended with the written approval of the Certificate Insurer. It is understood and agreed that the obligation of CHEC so to substitute or purchase any Home Equity Loan as to which such a statement set forth below in this Section 3.04 is untrue in any material respect and has not been remedied shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the Owners, the Trustee on behalf of the Owners and the Certificate Insurer. Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.04 or 3.06 shall be made unless CHEC obtains for the Trustee and the Certificate Insurer at its expense an Opinion of Counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or either REMIC created hereunder or otherwise subject the Trust or either REMIC created hereunder to tax and would not jeopardize the status of either REMIC created hereunder as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Certificate Insurer and the Trustee. CHEC shall also deliver an Officer's Certificate to the Trustee and the Certificate Insurer concurrently with the delivery of a Qualified Replacement Mortgage pursuant to Sections 3.04 and 3.06(b) stating that such Home Equity Loan meets the requirements of the definition of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Section 3.04 or 3.06(b), as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

         (b) The Seller, with respect to the Seller Home Equity Loans, and the Servicer, in consideration of its appointment hereunder, with respect to the Conduit Home Equity Loans and with respect to the Home Equity Loans taken as a whole or by Group, hereby represent, warrant and covenant to the Trustee, the Depositor, the Servicer, the Certificate Insurer and the Owners that as of the Startup Day (or the Replacement Cut-Off Date, with respect to a Qualified Replacement Mortgage):

                  (i) The information with respect to each Home Equity Loan set forth in the related Schedule of Home Equity Loans is true and correct in all material respects as of the Cut-Off Date;

                  (ii) Each of the Seller and the Conduit Seller has transferred good and marketable title (without any implication of a ready market for the sale thereof) to the Home Equity Loans (including the related Notes) and other items of the Trust Estate, and upon receipt of each Home Equity Loan and other items of the Trust Estate by the Trustee (including the related Note), the Trust will have good and marketable title (without any implication of a ready market for the sale thereof) to such Home Equity Loan (including the related Note) and such items of the Trust Estate, free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as permitted under Section 3.04(b)(ix) and except for liens that will be simultaneously released. All the original or certified documentation set forth in Section 3.05 (including all material documents related thereto) with respect to each Home Equity Loan has been delivered to the Custodian on behalf of the Trustee on the Startup Day or as otherwise provided in Section 3.05. To the Seller's or the Servicer's best knowledge, no such documentation contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

                  (iii) Each Home Equity Loan being transferred to the Trust is a Qualified Mortgage and is a Mortgage;

                  (iv) Each Property is a fee simple estate in a single parcel of real property improved by a single family residential dwelling (except 517 Properties that are condominiums, townhouses, manufactured housing, two-to-four family residential dwellings or PUDs), and no more than 1.10% and 0.97%, respectively, of the aggregate Loan Balance of the Home Equity Loans in Group I and Group II as of the Cut-Off Date are secured by Properties that are Manufactured Homes, each of which is considered to be real property under the applicable local law;

                  (v) As of the Cut-Off Date or Replacement Cut-Off Date, as applicable, no Home Equity Loan has a Loan-to-Value Ratio in excess of 100%;

                  (vi) Each Home Equity Loan is being serviced by the Servicer in accordance with the terms of this Agreement;

                  (vii) The Note related to each Home Equity Loan in Group I bears a current Coupon Rate of at least 7.00% per annum and the Note related to each Home Equity Loan in Group II bears a current Coupon Rate of at least 7.80% per annum;

                  (viii) Each Note with respect to the Home Equity Loans will provide for a schedule of substantially level and equal Monthly Payments (or periodic rate adjustments in the case of the Home Equity Loans in Group II), which are sufficient to amortize fully the principal balance of such Note on or before its maturity date, except for 579 Home Equity Loans, representing approximately 12.25% of the aggregate Loan Balance of the

         Home Equity Loans in Group I as of the Cut-Off Date, which may provide for a "balloon" payment due at the end of the 15th year, and no Home Equity Loan is a graduated payment loan;

                  (ix) As of the Startup Day, each Mortgage is a valid and enforceable first or second lien of record (or is in the process of being recorded) on the Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Property and subject in all cases to the exceptions to title set forth in the title insurance policy (or the binding commitment therefor) or attorney's opinion of title, with respect to the related Home Equity Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (x) Immediately prior to the transfer and assignment of the Home Equity Loans by the Seller or the Conduit Seller, as applicable, to the Depositor and by the Depositor to the Trustee herein contemplated, the Seller, the Conduit Seller and the Depositor, as the case may be, each held good and marketable title (without any implication of a ready market for the sale thereof) to, and was the sole owner of, each Home Equity Loan (including the related Note) conveyed by the Seller (or the Conduit Seller, as applicable) subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and marketable title (without any implication of a ready market for the sale thereof) to, and be the sole owner of, each Home Equity Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment;

                  (xi) As of the Cut-Off Date, 0.2% of the Home Equity Loans are between 30 and 46 days Delinquent and none of the Home Equity Loans is more than 46 days Delinquent;

                  (xii) To the best knowledge of the Seller or the Servicer, as applicable, there is no delinquent tax or assessment lien on any Property, and each Property is free of substantial damage and is in good repair (ordinary wear and tear excepted);

                  (xiii) To the best knowledge of the Seller or the Servicer, as applicable, there is no valid and enforceable right of offset, claim, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note, nor has any such claim, defense, offset or counterclaim been asserted;

                  (xiv) To the best knowledge of the Seller or the Servicer, as applicable, there is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

                  (xv) To the best knowledge of the Seller, each Home Equity Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act (as amended by the Riegle Community Development and Regulatory Improvement Act of 1994) and other consumer protection, usury, equal credit opportunity, disclosure and recording laws;

                  (xvi) With respect to each Home Equity Loan either (a) if a title insurance policy is not available in the applicable state, an attorney's opinion of title has been obtained but no title policy has been obtained, or (b) a lender's title insurance policy (or a binding commitment therefor), issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the original balance of such Home Equity Loan together, in the case of a Second Mortgage Loan, with the then-original principal amount of the mortgage note relating to the Senior Lien, insuring the mortgagee's interest under the related Home Equity Loan as the holder of a valid first or second mortgage lien of record on the real Property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph
         (ix) above, was effective on the date of the origination of such Home Equity Loan, and, as of the Startup Day, such policy (or commitment) is valid and thereafter (or upon issuance pursuant to the commitment) such policy shall continue in full force and effect;

                  (xvii) The improvements upon each Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

                  (xviii) If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Property with a carrier generally acceptable to the Servicer in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xix) Each Mortgage and Note are the legal, valid and binding obligation of the maker thereof and are enforceable in accordance with their terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home Equity Loan had full legal capacity to execute all documents relating to such Home Equity Loan and convey the estate therein purported to be conveyed;

                  (xx) The Seller or the Servicer, as applicable, has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any Home Equity Loans delivered by the Seller or the Conduit Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (xxi) As of the Cut-Off Date, no more than 0.23% of the aggregate Loan Balance of the Home Equity Loans in either Home Equity Loan Group is secured by Properties located within any single zip code area;

                  (xxii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than unrecorded warehouse assignments which are being simultaneously released in connection with the Closing) have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller or the Conduit Seller (or, subject to Section 3.05 hereof, are in the process of being recorded); each Mortgage and assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Property securing such Mortgage is located;

                  (xxiii) The terms of each Note and each Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and the Certificate Insurer and which has been delivered to the Trustee. The substance of any such waiver, alteration or modification is reflected on the related Schedule of Home Equity Loans;

                  (xxiv) The proceeds of each Home Equity Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Home Equity Loans were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the related Note or Mortgage;

                  (xxv) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (xxvi) No Home Equity Loan has a shared appreciation feature or other contingent interest feature;

                  (xxvii) Each Property is located in the state identified in the respective Schedule of Home Equity Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                  (xxviii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Home Equity Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

                  (xxix) Any advances made after the date of origination of a Home Equity Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Schedule of Home Equity Loans. The consolidated principal amount does not exceed the original principal amount of the related Home Equity Loan. No Note permits or obligates the Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

                  (xxx) To the best knowledge of the Seller or the Servicer, as applicable, there is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, water, flood, earthquake, earth movement or other casualty;

                  (xxxi) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and are stated in the title insurance policy and affirmatively insured;

                  (xxxii) To the best knowledge of the Seller or the Servicer, as applicable, (A) no improvement located on or being part of any Property is in violation of any applicable zoning law or regulation and
         (B) all inspections, licenses and certificates required by applicable law to be made or issued with respect to all occupied portions of each Property and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made by or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

                  (xxxiii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  (xxxiv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

                  (xxxv) To the best knowledge of the Seller or the Servicer, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and none of the Servicer, the Seller, the Conduit Seller nor the Conduit Servicer, as applicable, has waived any default, breach, violation or event of acceleration or advanced funds, directly or indirectly, for the payment of any amount required under any Home Equity Loan;

                  (xxxvi) No instrument of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

                  (xxxvii)  Reserved;

                  (xxxviii) Each Home Equity Loan was underwritten in accordance with or reunderwritten to comply with the credit underwriting guidelines of the Seller as set forth in the Seller's Policies and Procedures Manual, as in effect on the date hereof, and such Manual conforms in all material respects to the description thereof set forth in the Registration Statement;

                  (xxxix) Each Home Equity Loan was originated based upon a full appraisal, which included an interior inspection of the subject Property;

                  (xl) The Home Equity Loans were not selected for inclusion in the Trust on any basis intended to adversely affect the Trust or the Certificate Insurer;

                  (xli) No more than 2.54% and 2.50% of the aggregate Loan Balance of the Home Equity Loans in Group I and Group II, respectively, as of the Cut-Off Date, are secured by Properties that are non-owner occupied Properties (I.E., investor-owned and vacation);

                  (xlii) The Seller or the Servicer, as applicable, has no actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on any Property, and to the best knowledge of the Seller and the Servicer, as applicable, no violations of any local, state or federal environmental law, rule or regulation exist with respect to any Property;

                  (xliii) The Seller (and, to the best knowledge of the Seller and the Servicer, as applicable, the originator, if not the Seller) was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Home Equity Loan; and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by the Owners and the ownership of the Home Equity Loans by the Trustee as trustee of the Trust will not involve the violation of such laws;

                  (xliv) With respect to each Property subject to a ground lease
         (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Home Equity Loan;
         (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower's monthly payment as an expense item in determining the qualification of the borrower for such Home Equity Loan; (vi) the Trust has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property. As of the Cut-Off Date, the Loan Balance of the Home Equity Loans with related Properties subject to ground leases does not exceed 2.0% of the Original Aggregate Loan Balance;

                  (xlv) As of the Startup Day, with respect to any Second Mortgage Loan, none of the Seller, the Servicer, the Conduit Seller nor the Conduit Servicer, as applicable, has received a notice of default of any Senior Lien secured by any Property which has not been cured by a party other than the Seller;

                  (xlvi) No Home Equity Loan is subject to a rate reduction pursuant to a buydown program;

                  (xlvii) Reserved;

                  (xlviii) The Coupon Rate on each Home Equity Loan is calculated on the basis of a year of 360 days with twelve 30-day months;

                  (xlix) Each Home Equity Loan was originated by the Seller, an Affiliate of the Seller or a broker for simultaneous assignment to the Seller or was acquired by the Seller from correspondent lenders and reunderwritten to comply with the Seller's underwriting standards;

                  (l) Neither the operation of any of the terms of each Note and each Mortgage nor the exercise of any right thereunder will render either the Note or the Mortgage unenforceable, in whole or in part, nor subject it to any right of rescission, claim, set-off, counterclaim or defense, including, without limitation, the defense of usury;

                  (li) Any adjustment to the Coupon Rate on a Home Equity Loan in Group II has been legal, proper and in accordance with the terms of the related Note;

                  (lii) No Home Equity Loan in Group II is subject to negative amortization;

                  (liii) As of the Cut-Off Date, the FTC holder regulation provided in 16 C.F.R. Part 433 applies to none of the Home Equity Loans;

                  (liv) As of the Cut-Off Date, a portion of the Home Equity Loans are "mortgages" as defined in 15 U.S.C. 1602(aa), and with respect to each such Home Equity Loan, no Mortgagor has or will have a claim or defense under such law;

                  (lv) Reserved;

                  (lvi) The rights with respect to each Home Equity Loan are assignable by the Seller or the Conduit Seller, as applicable, without the consent of any Person other than consents which will have been obtained on or before the Startup Day;

                  (lvii) The Seller or the Conduit Seller, as applicable, has duly fulfilled all obligations to be fulfilled on the lender's part under or in connection with the origination, acquisition and assignment of the Home Equity Loans and the related Mortgage and Note, and has done nothing to impair the rights of the Trustee, the Certificate Insurer or the Owners in payments with respect thereto;

                  (lviii) To the Seller's or the Servicer's, as applicable, knowledge, the documents, instruments and agreements submitted by each Mortgagor for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements contained therein not misleading.

                  (lix) No Home Equity Loan matures later than December 1, 2030.

                  (lx) The first date on which the applicable Mortgagor must make a payment on each Home Equity Loan is no later than January 1, 2001; and

                  (lxi) With respect to each Home Equity Loan that is a Second Mortgage Loan:

                           (a) The related Senior Lien does not provide for
                  negative amortization.

                           (b) None of the Servicer, the Seller, the Conduit
                  Seller or the Conduit Servicer, as applicable, has received, or is aware of, a notice of default of any Senior Lien which has not been cured.

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

                           (c) To the best knowledge of the Seller or the
                  Servicer, as applicable, no funds provided to the Mortgagor from a Second Mortgage Loan were concurrently used as a down payment for the Senior Lien.

         (c) In the event that any such repurchase pursuant to this Section results in a prohibited transaction tax as specified in the REMIC Opinion delivered pursuant to Section 3.04(a), the Trustee shall immediately notify the Seller in writing thereof and the Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Replacement Mortgage is delivered by the Seller to the Trust pursuant to
Section 3.04 or Section 3.06 hereof, the Seller shall be obligated to take the actions described in Section 3.04(a) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Depositor, the Owners, the Seller, the Conduit Seller, the Servicer, the Certificate Insurer, any Sub-Servicer, the Custodian or the Trustee that the statements set forth in subsection (b) above are untrue in any material respect, without regard to any limitation set forth therein concerning the knowledge of the Seller or the Servicer as to facts stated therein, on the date such Qualified Replacement Mortgage is conveyed to the Trust, such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are, or may be, materially and adversely affected; PROVIDED, HOWEVER, that for the purposes of this subsection (c) the statements in subsection (b) above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the Replacement Cut-Off Date or as of the date such Qualified Replacement Mortgage is conveyed to the Trust, respectively. Notwithstanding the fact that a representation contained in subsection (b) above may be limited to the Seller's or the Servicer's knowledge, such limitation shall not relieve CHEC of its substitution or repurchase obligation under this Section and Section
3.06 hereof.

         (d) It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.04 shall survive delivery of the respective Home Equity Loans (including Qualified Replacement Mortgages) to the Trustee or the Custodian, on behalf of the Trustee.

         (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Equity Loan pursuant to this Article III or the eligibility of any Home Equity Loan for the purpose of this Agreement.

         Section 3.05. SALE TREATMENT OF THE HOME EQUITY LOANS AND QUALIFIED REPLACEMENT MORTGAGES.

         (a) The transfer by the Seller and the Conduit Seller to the Depositor and by the Depositor to the Trustee of the Home Equity Loans set forth on the applicable Schedule of Home Equity Loans is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Seller, the Conduit Seller and the Depositor.

         In the event that any such conveyance is deemed to be a loan, the parties intend that each of the Seller and the Conduit Seller shall be deemed to have granted to the Depositor and the

Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

         (b) In connection with the transfer and assignment of the Home Equity Loans, CHEC agrees to:

                  (i) deliver without recourse to the Custodian, on behalf of the Trustee, on the Startup Day with respect to each Home Equity Loan,
         (A) the original Note endorsed in blank or to the order of the Trustee ("Pay to the order of Bank One, National Association, as Trustee for Centex Home Equity Loan Trust 2000-D, without recourse") and signed by manual signature of the Seller or the Conduit Seller, as applicable,
         (B) either (1) if the original title insurance policy is not available, the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or CHEC, and when available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (2) if title insurance is not available in the applicable state, the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or CHEC, showing a complete chain of title from origination to the Seller or the Conduit Seller, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any, (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Seller or the Conduit Seller, as applicable, from the applicable recording office), or a copy of the Mortgage certified as a true copy by the closing agent or an Authorized Officer of CHEC, or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost and (F) the original assignments of Mortgages (as described in clause (b)(ii)) in recordable form and acceptable for recording in the state or other jurisdiction where the Property is located;

                  (ii) cause, within 60 days following the Startup Day with respect to the Home Equity Loans, assignments of the Mortgages from the Seller or the Conduit Seller, as applicable, to "Bank One, National Association, as Trustee of Centex Home Equity Loan Trust 2000-D under the Pooling and Servicing Agreement dated as of December 1, 2000" to be submitted for recording in the appropriate jurisdictions; PROVIDED, FURTHER, that CHEC shall not be required to record an assignment of a Mortgage if CHEC furnishes to the Trustee and the Certificate Insurer, on or before the Startup Day, at CHEC's expense, an Opinion of Counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Trustee's interest in the related Home Equity Loans (in form and substance reasonably satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies); PROVIDED FURTHER, however, notwithstanding the delivery of any legal opinions, each assignment of Mortgage shall be recorded by the Custodian on behalf of the Trustee at the expense of CHEC upon the earliest to occur of: (i) reasonable direction by the Certificate Insurer, (ii) the occurrence of a Servicer Termination Event, (iii) if the Seller is not the Servicer and with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related

         Mortgage, or (iv) the occurrence of a bankruptcy or insolvency relating to the Seller or the Conduit Seller, as applicable;

                  (iii) deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian, on behalf of the Trustee, within 15 days of receipt thereof by CHEC, but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller or Conduit Seller, within one year after the Startup Day; and

                  (iv) furnish to the Trustee, the Certificate Insurer and the Rating Agencies, at CHEC's expense, an Opinion of Counsel with respect to the sale and perfection of the Home Equity Loans delivered to the Trust in form and substance satisfactory to the Certificate Insurer.

         In instances where the original recorded Mortgage cannot be delivered by CHEC to the Custodian on behalf of the Trustee prior to or concurrently with the execution and delivery of this Agreement due to a delay in connection with recording, CHEC may in lieu of delivering such original recorded Mortgage, deliver to the Custodian on behalf of the Trustee a copy thereof, provided that CHEC certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor. In all such instances, CHEC will deliver or cause to be delivered the original recorded Mortgage to the Custodian on behalf of the Trustee promptly upon receipt of the original recorded Mortgage but in no event later than one year after the Startup Day.

         CHEC hereby confirms to the Trustee that it has made the appropriate entries in its general records to indicate that such Home Equity Loans have been transferred to the Trustee and constitute part of the Trust Estate in accordance with the terms of the trust created hereunder.

         Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor and each of the Sellers shall be deemed to have satisfied their obligations hereunder upon delivery to the Custodian, on behalf of the Trustee, of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

         Not later than ten days following the end of the 60-day period referred in clause (b)(ii) above, CHEC shall deliver to the Custodian on behalf of the Trustee, with a copy to the Trustee, a list of all Mortgages for which no Mortgage assignment has yet been submitted for recording by CHEC, which list shall state the reason why CHEC has not yet submitted such Mortgage assignments for recording. With respect to any Mortgage assignment disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Custodian, on behalf of the Trustee, shall make an immediate demand on CHEC to prepare such Mortgage assignments, and shall inform the Certificate Insurer, in writing, of its failure to prepare such Mortgage assignments. Thereafter, the Custodian, on behalf of the Trustee, shall cooperate in executing any documents submitted to the Custodian, on behalf of the Trustee in connection with this provision. Following the expiration of the 60-day period referred to in clause (b)(ii) above, CHEC shall promptly prepare a Mortgage assignment for any Mortgage for which original recording information is subsequently received by CHEC, and shall promptly deliver a copy of such Mortgage assignment to the Custodian, on behalf of the Trustee. CHEC agrees that it will follow its normal servicing procedures and attempt to obtain the original recording information necessary to complete a Mortgage assignment. In the event that CHEC is unable to obtain such recording information with respect to any Mortgage prior to the end of the 18th calendar month following the Startup Day and has not provided to the Custodian, on behalf of the Trustee a Mortgage assignment with evidence of recording thereon relating to the assignment of such Mortgage to the Trustee, the Custodian, on behalf of the Trustee shall notify CHEC of its obligation to provide a completed assignment (with evidence of recording thereon) on or before the end of the 20th calendar month following the Startup Day. A copy of such notice shall be sent by the Custodian, on behalf of the Trustee to the Certificate Insurer and the Trustee. If no such completed assignment (with evidence of recording thereon) is provided before the end of such 20th calendar month, the related Home Equity Loan shall be deemed to have breached the representation contained in clause (xxii) of Section 3.04(b) hereof; PROVIDED, HOWEVER, that if as of the end of such 20th calendar month CHEC demonstrates to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment and, during each month thereafter until such completed assignment is delivered to the Custodian, on behalf of the Trustee, CHEC continues to demonstrate to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment, the related Home Equity Loan will not be deemed to have breached such representation. The requirement to deliver a completed assignment with evidence of recording thereon will be deemed satisfied upon delivery of a copy of the completed assignment certified by the applicable public recording office.

         Copies of all Mortgage assignments received by the Custodian on behalf of the Trustee shall be retained in the related File.

         All recording required pursuant to this Section 3.05 shall be accomplished at the expense of CHEC.

         (c) [reserved].

         (d) CHEC shall transfer, assign, set over and otherwise convey, without recourse, to the Trustee all right, title and interest of CHEC in and to any Qualified Replacement Mortgage delivered to the Custodian, on behalf of the Trustee on behalf of the Trust by CHEC pursuant to Section 3.04 or
3.06 hereof and all its right, title and interest to principal and interest due on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; PROVIDED, HOWEVER, that CHEC shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

         (e) As to each Home Equity Loan released from the Trust in connection with a repurchase thereof or the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on CHEC's order, all of its right, title and interest in and to such released Home Equity Loan and all the Trust's right, title and interest to principal and interest due on such released Home Equity Loan after the applicable repurchase date or Replacement Cut-Off Date, as the case may be; PROVIDED, HOWEVER, that the Trust shall reserve and or and retain all right, title and interest in and to payments of principal and interest due on such released Home Equity Loan prior to such repurchase date or Replacement Cut-Off Date, as the case may be.

         (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, CHEC agrees to
(i) deliver or cause to be delivered without recourse to the Custodian, on behalf of the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver or cause to be delivered the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Custodian, on behalf of the Trustee within 15 days of receipt thereof by CHEC (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage) and (iv) deliver the title insurance policy, or where no such policy is required to be provided under
Section 3.05(b)(i)(B), the other evidence of title required in Section 3.05(b)(i)(B).

         (g) As to each Home Equity Loan released from the Trust in connection with a repurchase or the conveyance of a Qualified Replacement Mortgage, the Custodian, on behalf of the Trustee shall deliver on the date of such repurchase or conveyance of such Qualified Replacement Mortgage and on the order of CHEC (i) the original Note relating thereto, endorsed, without recourse or representation, in blank or to the order of CHEC, (ii) the original Mortgage so released and all assignments relating thereto and
(iii) such other documents as constituted the File with respect thereto.

         (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, CHEC shall prepare or cause to be prepared a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

         Section 3.06. ACCEPTANCE BY TRUSTEE; CERTAIN SUBSTITUTIONS OF HOME EQUITY LOANS; CERTIFICATION BY TRUSTEE.

         (a) The Trustee agrees to execute and deliver and the Trustee agrees to cause the Custodian to execute and deliver on behalf of the Trustee on the Startup Day an acknowledgment of receipt of the items delivered by CHEC in the forms attached as Exhibits E-1 and E-2 hereto, respectively, and declares through the Custodian that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Custodian, on behalf of the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer. The Trustee agrees, for the benefit of the Owners and the Certificate Insurer,

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to cause the Custodian to review such items within 45 days after the Startup
Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, the Seller, the Conduit Seller, the Servicer, the Trustee and the Certificate Insurer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Home Equity Loan listed in the Schedule of Home Equity Loans (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement have been executed and are in its possession and that the Notes have been endorsed as set forth in Section 3.05(b)(i) hereof, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File, except as may be indicated in an exception report in the form attached hereto as Exhibit J ("Exception Report"), such Exception Report to be provided electronically concurrently with the delivery of the Pool Certification to the e-mail addresses specified by the recipients. The Custodian, on behalf of the Trustee, shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Custodian, on behalf of the Trustee, shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. The Custodian, on behalf of the Trustee, shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Custodian, on behalf of the Trustee, be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Home Equity Loan.

         (b) If the Custodian, on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Home Equity Loans identified in the Schedule of Home Equity Loans, or that any Home Equity Loan does not conform to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian, on behalf of the Trustee shall promptly so notify the Depositor, CHEC, the Owners and the Certificate Insurer. In performing any such review, the Custodian, on behalf of the Trustee may conclusively rely on CHEC as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the review of the items delivered by CHEC pursuant to Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Home Equity Loans and conform to the description thereof in the Schedule of Home Equity Loans. CHEC agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so

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notified by the Custodian, on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect CHEC has not remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or the Certificate Insurer, CHEC will (or will cause an Affiliate to) on the next succeeding Monthly Remittance Date (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any proposed purchase or substitution of a Home Equity Loan, CHEC shall cause at its expense to be delivered to the Trustee and to the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of either REMIC I or REMIC II as a REMIC, and CHEC shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust and would not jeopardize the status of either REMIC I or REMIC II as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Home Equity Loan or (ii) the delivery of such opinion.

         (c) In addition to the foregoing, the Custodian, on behalf of the Trustee also agrees to make a review during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Exception Report delivered electronically concurrently with the Pool Certification (the "Final Certification") and, by the end of the 12th month after the Startup Day, deliver electronically to the Depositor, the Seller, the Conduit Seller, the Servicer, the Trustee and the Certificate Insurer (to the e-mail addresses specified by the recipients) such Final Certification. After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall provide electronically to the Certificate Insurer and the Trustee (to the e-mail addresses specified by the recipients) no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

         Section 3.07.  Reserved.

         Section 3.08.  CUSTODIAN.

         Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Files pursuant to Sections 3.05, 3.06, and 8.14 and the related Pool Certification and Final Certification shall be performed by the Custodian on the Trustee's behalf pursuant to the Custodial Agreement; provided, however, the Trustee shall remain primarily liable for such obligations. The fees and expenses of the Custodian will be paid by the Servicer.

         If, pursuant to Section 4.12 of the Custodial Agreement, the Custodian shall request written instructions from the Trustee, the Trustee hereby agrees to promptly provide such instructions.

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

         Section 3.09. COOPERATION PROCEDURES. CHEC shall, in connection with the delivery of each Qualified Replacement Mortgage to the Custodian, on behalf of the Trustee, provide the Trustee with information set forth in the Schedule of Home Equity Loans with respect to such Qualified Replacement Mortgage.

         (a) The Seller, the Conduit Seller, the Depositor, the Servicer and the Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required to be obtained by any of them in connection with their respective duties hereunder.

         (b) The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each File as shall enable it and the Trustee to comply with this Agreement. In performing its recordkeeping duties the Servicer shall act in accordance with the servicing standards set forth in this Agreement. The Servicer shall conduct, or cause to be conducted, periodic audits of its accounts, records and computer systems as set forth in Sections 8.16 and 8.17 hereof. The Servicer shall promptly report in writing to the Trustee any failure on its part to maintain its accounts, records and computer systems herein provided and promptly take appropriate action to remedy any such failure.

         (c) CHEC further confirms to the Trustee that it has caused the portions of the electronic ledger relating to the Home Equity Loans to be clearly and unambiguously marked to indicate that such Home Equity Loans have been sold, transferred, assigned and conveyed through the Depositor to the Trustee and constitute part of the Trust Estate in accordance with the terms of the trust created hereunder.

                               END OF ARTICLE III








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                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

         Section 4.01.  ISSUANCE OF CERTIFICATES.

         On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

         Section 4.02.  SALE OF CERTIFICATES.

         At 11:00 a.m. New York City time on the Startup Day, at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (or at such other location acceptable to the Seller), the Seller and the Conduit Seller will sell and convey the Home Equity Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will convey the Home Equity Loans and the money, instruments and other property related thereto to the Trustee, and the Depositor will cause the Certificate Insurance Policy to be delivered to the Trustee and the Trustee will deliver (i) to the Underwriters (as designee of the Depositor), the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100% registered in the name of Cede & Co. or in such other names as the Underwriters shall direct, against payment to the Depositor of the purchase price thereof by wire transfer of immediately available funds to the Trustee as designee of the Depositor and (ii) to the respective registered owners thereof (as designees of the Depositor, the Seller and the Conduit Seller), Class R Certificates registered in the name of CHEC Residual Corporation, a Nevada corporation, and the Class X-IO Certificates, registered in the name of CHEC Residual Corporation, a Nevada corporation (all such events shall be referred to herein as the "Closing").

                                END OF ARTICLE IV








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                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

         Section 5.01.  TERMS.

         (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" thereof, no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and the terms of the related Note and except for the rights of the Trustee on behalf of the Owners of the Class A Certificates with respect to the Certificate Insurance Policy). The Class A Certificates are payable solely from payments received on or with respect to the Home Equity Loans (net of the Servicing Fees, Trustee Fees, and Premium Amounts), from moneys in the Principal and Interest Account, except as otherwise provided herein, from earnings on moneys and the proceeds of property held as a part of the Trust Estate and, upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Home Equity Loans, and certain related Insured Payments, PRO RATA in accordance with such Owner's Percentage Interest.

         (b) Each Owner is required, and hereby agrees, to return to the Trustee, any Certificate prior to the Trustee making the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement.

         Section 5.02.  FORMS.

         The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class X-IO Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, B and C hereof, respectively.

         Section 5.03.  EXECUTION, AUTHENTICATION AND DELIVERY.

         Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers at the written direction of the Servicer. In addition, each Certificate shall be authenticated by the manual signature of one of the Trustee's Authorized Officers at the written direction of the Servicer.

         Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

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

         The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

         No Certificate shall be valid until executed and authenticated as set forth above.

         Section 5.04.  REGISTRATION AND TRANSFER OF CERTIFICATES.

         (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer, the Depositor, the Owners and the Trustee shall have the right to inspect the Register upon reasonable notice during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

         If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Voting Rights represented by the Certificates then Outstanding with the consent of the Certificate Insurer, such Owners shall give the Trustee, the Certificate Insurer and the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. In connection with any such appointment the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.06 hereof.

         (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate outstanding principal amount or Percentage Interest of the Certificate so surrendered.

         (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate outstanding principal amount or Percentage Interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

         (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

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

         (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

         (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Class A Certificate of such Class. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

         On the Startup Day, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates shall be issued in denominations of $1,000 and integral multiples of $1 in excess thereof.

         The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository in the form provided to the Trustee by the Depositor.

         With respect to the Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Seller, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Sellers, the Certificate Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or
(iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

         Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

         (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and either of CHEC or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of a Servicer Termination Event, the beneficial owners of each Class of Class A Certificates representing Percentage Interests aggregating not less than 51% of such Class advises the Trustee and Depository through the Direct or Indirect Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Owners is no longer in the best interests of the Owners, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. In the case of (i) and (ii) above, CHEC may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the CHEC and at the expense of CHEC, or such depository's agent or designee but, if CHEC does not select such alternative global book-entry system and in the case of (iii) above, the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

         (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

         Section 5.05.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless (PROVIDED, THAT with respect to an Owner which is an institutional investor, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of written notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

         Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment from the transferor or transferee of the related Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

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

         Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 5.06.  PERSONS DEEMED OWNERS.

         Prior to due presentment for registration of transfer of any Certificate, the Certificate Insurer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Certificate Insurer, the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

         Section 5.07.  CANCELLATION.

         All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy in effect from time to time.

         Section 5.08.  LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS.

         (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit H. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

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

         (b) No other sale or other transfer of record or beneficial ownership of a Class X-IO or Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with said Securities Act and laws. In the event of any such transfer: (i) in the case of transfers for which an investment letter in the form of Exhibit I-1 or I-2 is provided by the transferee to the Trustee and the Certificate Insurer, the Trustee or the Depositor shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor, the Trustee and the Certificate Insurer to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Securities Act and laws or is being made pursuant to said Securities Act and laws, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Trust Estate or the Certificate Insurer; and (ii) in the case of transfers for which an investment letter in the form of Exhibit I-1 or I-2 is provided, the investment letter shall not be an expense of the Depositor, the Trustee, the Trust Estate or the Certificate Insurer. The Owner of a Class X-IO or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Depositor and the Sellers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of a Class X-IO or Class R Certificate shall be made unless the Trustee shall have received either: (i) a representation letter from the transferee of such Class X-IO or Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Insurer (which may be combined with the investment letter required by subsection (b) above), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to
Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or (ii) in the event that any Class X-IO or Class R Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer (including the assets of any Plan held in an insurance company separate or general account), an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Insurer, which Opinion of Counsel shall not be at the expense of either the Depositor, the Trustee, the Certificate Insurer or the Trust Estate, to the effect that the purchase or holding of any Class X-IO or Class R Certificates will not result in any non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code, and will not subject the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an Opinion of Counsel as described above shall be null and void and of no effect.

         (d) Reserved.

         (e) No sale or other transfer of any Class X-IO Certificates or Class R Certificate may be made to the Depositor, to any Person that was, at any time, an owner of a Home Equity Loan, or to any Seller except in connection with (1) with respect to the Depositor, the initial issuance of such Certificates by the Trust to the Depositor and, with respect to CHEC and the Conduit Seller,

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the payment in partial consideration for the Home Equity Loans sold by the applicable Seller or in payment of the Deferred Purchase Price (as defined in the Conduit Warehouse Facility) by the Conduit Seller to CHEC on the Startup Day and (2) the contemporaneous transfer of such Certificates to CHEC Residual Corporation, a Nevada corporation.

         (f) Notwithstanding anything to the contrary contained in this
Section 5.08, the Class R Certificates and Class X-IO Certificates may be transferred to CHEC Residual Corporation, a Nevada corporation and wholly-owned subsidiary of the Seller, without regard to Sections 5.08(b),
(c) or (e) above.

         Section 5.09.  ASSIGNMENT OF RIGHTS.

         Other than with respect to any Class R Certificates (unless the Trustee shall have received a satisfactory Opinion of Counsel to the effect that such action with respect to a Class R Certificate will not have an adverse effect on the status of either REMIC I or REMIC II as a "REMIC") an Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.

                                END OF ARTICLE V















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                                   ARTICLE VI

                                    COVENANTS

         Section 6.01.  DISTRIBUTIONS.

         On each Distribution Date, the Trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) in the case of the Class A Certificates registered in the name of the Depository, by wire transfer to the Depository or (ii) in each other case, by check or draft mailed on each Distribution Date or, if requested by any Owner (other than the Depository) of (A) a Class A Certificate having an original principal balance of not less than $1,000,000 or (B) a Class X-IO or Class R Certificate having a Percentage Interest of not less than 10% in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, in each case to each Owner of record on the immediately preceding Record Date.

         Section 6.02.  MONEY FOR DISTRIBUTIONS TO BE HELD IN TRUST;
WITHHOLDING.

         (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account or from Insured Payments shall be made by and on behalf of the Trustee or by a Paying Agent, and no amounts so withdrawn from the Certificate Account for payments of Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

         (b) If CHEC has appointed a Paying Agent pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Distribution Date, deposit with such Paying Agent in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due on the Certificates (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

         (c) CHEC may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (d) CHEC shall require the Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, and the Trustee and Paying Agent agree to comply with such requirements.

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         (e) Any money held by the Trustee or a Paying Agent in trust for the payment of any amount due with respect to any Class A Certificate remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid, upon delivery to the Trustee of an Opinion of Counsel that such payment is permitted by applicable law, first to the Certificate Insurer on account of any Reimbursement Amount and second to the Depositor; and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Depositor and not to the Certificate Insurer for payment thereof (but only to the extent of the amounts so paid to the Depositor) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of THE WALL STREET JOURNAL, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Certificate Insurer on account of any Reimbursement Amount or to the Depositor. The Trustee shall, at the written direction of CHEC, also adopt and employ, at the expense of CHEC, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

         Section 6.03.  PROTECTION OF TRUST ESTATE.

         (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon written request of the Certificate Insurer or, with the consent of the Certificate Insurer, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor (with the consent of the Certificate Insurer) or the Certificate Insurer, to:

                  (i) more effectively hold in trust all or any portion of the Trust Estate;

                  (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                  (iii)    enforce any of the Home Equity Loans; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

         To the extent not covered by the indemnity or other security contemplated by 10.01(e) and 10.01(g), the Trustee shall be reimbursed for any costs or expenses associated with this section pursuant to Section 7.03(b)(x).

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         (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement, and of the Certificate Insurer or the Owners, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer or the Owners as such rights are set forth in this Agreement; PROVIDED, HOWEVER, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Certificate Insurer or the Owners of a majority of the Voting Rights represented by the Certificates then Outstanding with the consent of the Certificate Insurer (unless a Certificate Insurer Default under clause (a) of the definition thereof has occurred and is continuing); PROVIDED, FURTHER, HOWEVER, that if there is a dispute with respect to payments under the Certificate Insurance Policy the Trustee's first responsibility is to the Owners.

         (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights, indemnities and immunities hereunder.

         Section 6.04.  PERFORMANCE OF OBLIGATIONS.

         The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

         The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g); provided, that the Trustee shall remain liable for the performance of any such duties notwithstanding any such contractual arrangement.

         Section 6.05.  NEGATIVE COVENANTS.

         The Trustee will not:

                  (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                  (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                  (iii) incur, assume or guaranty, on behalf of the Trust, any indebtedness of any Person except pursuant to this Agreement;

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                  (iv)     dissolve or liquidate the Trust in whole or in part,
         except pursuant to Article IX hereof; or

                  (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenant or obligation with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or
         (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

         Section 6.06.  NO OTHER POWERS.

         The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

         Section 6.07.  LIMITATION OF SUITS.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy, or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

         (1) such Owner has previously given written notice to the Seller and the Trustee of such Owner's intention to institute such proceeding;

         (2) the Owners of not less than 51% of the Voting Rights represented by the Certificates then Outstanding shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

         (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

         (5) as long as any Class A Certificates are Outstanding or any Reimbursement Amounts are owed to the Certificate Insurer, the Certificate Insurer has consented in writing thereto (unless a Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing); and

         (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Voting Rights represented by the Certificates then Outstanding;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to

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

obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(6) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement.

         Section 6.08.  UNCONDITIONAL RIGHTS OF OWNERS TO RECEIVE
DISTRIBUTIONS.

         Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         Section 6.09.  RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10.  DELAY OR OMISSION NOT WAIVER.

         No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement shall impair any such right or remedy or constitute a waiver of such right or remedy. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer, or by the Owners, as the case may be.

         Section 6.11.  CONTROL BY OWNERS.

         The Certificate Insurer or the Owners of a majority of the Voting Rights represented by the Certificates then Outstanding with the consent of the Certificate Insurer may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and Section 8.20 hereof, PROVIDED
THAT:

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         (1)      such direction shall not be in conflict with any rule of law or with this Agreement;

         (2) the Trustee shall have been provided with indemnity satisfactory to it; and

         (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction (and which does not require Certificate Insurer consent or direction pursuant to the terms of this Agreement); PROVIDED, HOWEVER, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

         Section 6.12.  INDEMNIFICATION BY CHEC.

         CHEC agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer and any Owner sustain in any way related to the failure of Sellers to perform their duties in compliance with the terms of this Agreement. CHEC shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Owner if a claim is made by a third party that the Servicer has failed to perform its obligations to service and administer the Home Equity Loans in compliance with the terms of this Agreement, and CHEC shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Servicer, the Sellers, the Trustee, the Certificate Insurer and/or Owner in respect of such claim. The Trustee shall, in accordance with instructions received from CHEC, reimburse CHEC only from amounts otherwise distributable on the Class X-IO and the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Sellers to perform their duties in compliance with the terms of this Agreement. The provisions of this Section 6.12 shall survive the termination of this Agreement, the resignation or removal of the Trustee and the payment of the outstanding Certificates.

                                END OF ARTICLE VI






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                                   ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 7.01.  COLLECTION OF MONEY.

         Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policy, including (a) all payments due on the Home Equity Loans in accordance with the respective terms and conditions of such Home Equity Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Agreement.

         Section 7.02.  ESTABLISHMENT OF ACCOUNTS.

         (a) The Depositor shall cause the Certificate Account and the Supplemental Interest Reserve Fund to be established on the Startup Day, and the Trustee shall maintain each of the Certificate Account and the Supplemental Interest Reserve Fund, at the Corporate Trust Office as an Eligible Account to be held by the Trustee in the name of the Trust on behalf of (i) in the case of the Certificate Account, the Owners of the Certificates and the Certificate Insurer; and (ii) in the case of the Supplemental Interest Reserve Fund, the Owners of the Class A-7 Certificates.

         (b) On each Determination Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it electronically or in writing by the Servicer) with respect to the immediately following Distribution Date, the amounts that are expected to be on deposit in the Certificate Account as of such Distribution Date.

         Section 7.03.  FLOW OF FUNDS.

         (a) (i) The Trustee shall deposit in the Certificate Account without duplication, upon receipt, with respect to Group I, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group I, all remittances made to the Trustee pursuant to Sections 8.08(e) and 8.09 with respect to Group I and the Group I Monthly Remittance Amount remitted by the Servicer.

              (ii) The Trustee shall deposit in the Certificate Account without duplication, upon receipt, with respect to Group II, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group II, all remittances made to the Trustee pursuant to Sections 8.08(e) and 8.09 with respect to Group II and the Group II Monthly Remittance Amount remitted by the Servicer.

         (b) On each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers (based solely on information provided by the Servicer in writing), for each Home Equity Loan Group from amounts deposited in the Certificate Account pursuant to subsection (a) for the related Home Equity Loan Group in the following order of priority, and

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each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations:

                  (i) Concurrently, to the Trustee and the Certificate Insurer, the Trustee Fee and any Transition Expenses for the related Home Equity Loan Group to the Trustee and, provided that no Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing, the Premium Amount for the related Classes of Class A Certificates for the Distribution Date to the Certificate Insurer.

                  (ii) To the related Classes of Class A Certificates, the related Current Interest for the Classes (on a pro rata basis based on each Class A Certificate's Current Interest without priority among the Class A Certificates) for the Distribution Date.

                  (iii) To the related Classes of Class A Certificates, an amount up to the related Class A Principal Distribution Amount in the following order of priority:

                           (A) With respect to the Home Equity Loan Group
                  relating to the Group I Certificates, the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed as follows:

                                    (1) To the Certificateholders of the Class
                           A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero; and

                                    (2) The remainder as follows: first, to the
                           Class A-1 Certificateholders until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero; second, to the Class A-2 Certificateholders until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero; third, to the Class A-3 Certificateholders until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero; fourth, to the Class A-4 Certificateholders until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero; fifth, to the Class A-5 Certificateholders until the Certificate Principal Balance of the Class A-5 Certificates is reduced to zero; and sixth to the Class A-6 Certificateholders until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

                  provided, however, during the continuance of a Certificate Insurer Default, if there is a Collateralization Deficit with respect to the Group I Certificates, then the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed pro rata to the Certificateholders of the Group I Certificates.

                           (B) With respect to the Home Equity Loan Group
                  relating to the Group II Certificates, the Class A Principal Distribution Amount applicable to the Group

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                  II Certificates shall be distributed to the Certificateholders of the Class A-7 Certificates, until the Certificate Principal Balance of the Class A-7 Certificates is reduced to zero.

                  (iv) Concurrently, to the Trustee and the Certificate Insurer, any unpaid Trustee Fee and any unpaid Transition Expenses for the unrelated Home Equity Loan Group to the Trustee and, provided that no Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing, any unpaid Premium Amount for the unrelated Class or Classes of Class A Certificates for the Distribution Date to the Certificate Insurer.

                  (v) To the Classes of Class A Certificates with respect to the unrelated Home Equity Loan Group, the amount of the Available Funds Shortfall with respect to the unrelated Home Equity Loan Group, allocated to Current Interest on such Classes (on the same pro rata basis as provided in clause (ii) above), to the extent of any shortfall in Current Interest, and then to principal (allocated in the same order of priority as provided in clause (iii) above);.

                  (vi) To the Certificate Insurer, in the following order of priority, the sum of:

                           (1) Any Reimbursement Amount owed to the Certificate
                  Insurer with respect to the related Classes of Class A Certificates; provided that if a Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (vii) below; and

                           (2) Any unpaid Reimbursement Amount owed to the
                  Certificate Insurer with respect to the unrelated Classes of Class A Certificates; provided that if a Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (viii) below.

                  (vii) To the Classes of Class A Certificates with respect to the related Home Equity Loan Group, an amount up to the Extra Principal Distribution Amount for the related Home Equity Loan Group, until the related Target Overcollateralization Amount is reached, such amounts to be applied in reduction of the related Certificate Principal Balances in the same order of priority as the Class A Principal Distribution Amount is to be so applied for such related Home Equity Loan Group pursuant to clause (iii) above.

                  (viii) To the Classes of Class A Certificates with respect to the unrelated Home Equity Loan Group, an amount equal to any Target Deficiency for such unrelated Home Equity Loan Group remaining after the distributions above with respect to the unrelated Home Equity Loan Group, such amounts to be applied in reduction of the related Certificate Principal Balances in the same order of priority as the Class A Principal

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         Distribution Amount is to be so applied for such unrelated Home Equity
         Loan Group pursuant to clause (iii) above.

                  (ix) To the Class X-IO Certificate, the lesser of the Class X-IO Distribution Amount and the Class A-7 Certificateholders' Interest Index Carryover, provided that, pursuant to Section 7.04 hereof, on any Distribution Date as to which there is any unpaid Class A-7 Certificateholders' Interest Index Carryover, the Trustee will transfer, from amounts that would otherwise be distributable to the Class X-IO Certificates pursuant to this clause, the amount of any Class A-7 Certificateholders' Interest Index Carryover into the Supplemental Interest Reserve Fund, for immediate transfer pursuant to this clause to the Class A-7 Certificates as payment of the Class A-7 Certificateholders' Interest Index Carryover.

                  (x) To the Trustee as reimbursement for all Trustee Reimbursable Expenses incurred in connection with its duties and obligations under this Agreement, to the extent not paid as Trustee Fees or Transition Expenses pursuant to clauses (i) or (iv) above.

                  (xi) To the Servicer to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and unreimbursed Compensating Interest.

                  (xii) To the Class X-IO Certificates, an amount equal to the Class X-IO Distribution Amount less any amounts thereof applied pursuant to clause (ix) above; PROVIDED, HOWEVER, that on any Distribution Date on which the Class X-IO Distribution Amount is distributable pursuant to Section 9.02(d), any Class X-IO Distribution Amount shall instead be distributed to the Classes of Class A Certificates of the related Home Equity Loan Group, such amounts to be applied in reduction of the Certificate Principal Balance of such Classes in the same order of priority as the Class A Principal Distribution Amount is to be applied for such related Home Equity Loan Group pursuant to clause (iii) above, and then to the Classes of Class A Certificates of the unrelated Home Equity Loan Group, such amounts to be applied in reduction of the Certificate Principal Balance of such Classes in the same order of priority as the Class A Principal Distribution Amount is to be applied for such unrelated Home Equity Loan Group pursuant to clause (iii) above.

                  (xiii)   To the Class R Certificates, the remainder.

         (c) Reserved.

         (d) Notwithstanding any of the foregoing provisions, the aggregate amounts distributed on all Distribution Dates to the Owners of the related Class A Certificates on account of principal pursuant to Section 7.03(b) shall not exceed the original Certificate Principal Balance of the related Class A Certificates.

         (e) Upon receipt of Insured Payments from the Certificate Insurer on behalf of Owners of the Class A Certificates, the Trustee shall deposit such Insured Payments in the Policy Payments Account. On each Distribution Date, pursuant to Section 12.02(b) hereof, such

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

amounts will be transferred from the Policy Payments Account to the Certificate Account and the Trustee shall distribute such Insured Payments, or the proceeds thereof, to the Owners of such Class A Certificates, first, to the payment of any unpaid Current Interest for such Class or Classes of Class A Certificates on a pro rata basis, and second, any remaining Guaranteed Distributions shall be applied to the related Class A Principal Distribution Amount on the related Distribution Date, in the same order of priority as described in Section 7.03(b)(iii).

         (f) The Trustee or Paying Agent shall (i) receive for each Owner of the Class A Certificates any Insured Payment from the Certificate Insurer and
(ii) disburse the same to the Owners of the related Class A Certificates as set forth in Section 7.03(e). Insured Payments disbursed by the Trustee or Paying Agent from proceeds of the Certificate Insurance Policy shall not be considered payments by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates and the Certificate Insurer shall be entitled to receive the Reimbursement Amount pursuant to Section 7.03(b) hereof. Nothing contained in this paragraph shall be construed so as to impose duties or obligations on the Trustee that are different from or in addition to those expressly set forth in this Agreement.

         The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class X-IO and Class R Certificates to receive distributions in respect of the Class X-IO and Class R Certificates shall be subject and subordinate to the preferential rights of the holders of the Class A Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class X-IO and Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class X-IO and Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class X-IO and Class R Certificates shall not be required to refund any amount properly distributed on the Class X-IO and Class R Certificates pursuant to this Section 7.03.

         Section 7.04. SUPPLEMENTAL INTEREST RESERVE FUND. On the Startup Day, the holders of the Class X-IO Certificates will deposit, or cause to be deposited, into the Supplemental Interest Reserve Fund, $10,000. On each Distribution Date as to which there is Current WAC Excess or Class A-7 Certificateholders' Interest Index Carryover, the Trustee has been directed to, and shall therefore, deposit into the Supplemental Interest Reserve Account an amount equal to the Current WAC Excess of the Current Interest on the Class A-7 Certificates which is payable pursuant to Section 7.03(b)(ii), and/or the Class A-7 Certificateholders' Interest Index Carryover pursuant to
Section 7.03(b)(ix). If no Current WAC Excess or Class A-7 Certificateholders' Interest Index Carryover is payable on a Distribution Date, the Trustee shall deposit into the Supplemental Interest Reserve Fund on behalf of the Class X-IO Certificateholders an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000. For federal and state income tax purposes, the Class X-IO Certificateholders will be deemed to be the owners of the Supplemental Interest Reserve Fund and all amounts deposited into the Supplemental Interest Reserve Fund (other than the initial $10,000 deposit)

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shall be treated as amounts distributed by REMIC II with respect to the Class
X-IO Distribution Amount. Amounts held in the Supplemental Interest Reserve Fund and not distributable to the Class A-7 Certificateholders on any Distribution Date will be invested by the Trustee in investments designated by the Class X-IO Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such amounts will be distributable to the Class A-7 Certificateholders. Upon the termination of the Trust, or the payment in full of the Class A-7 Certificates, all amounts remaining on deposit in the Supplemental Interest Reserve Fund will be released from the lien of the Trust and distributed to the Class X-IO Certificateholders or their designees. The Supplemental Interest Reserve Fund will be part of the Trust but not part of either REMIC I or REMIC II and any payments to the Class A-7 Certificates of Current WAC Excess and Class A-7
Certificateholders' Interest Index Carryover will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

         Section 7.05.  INVESTMENT OF ACCOUNTS.

         (a) Consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners may (i) remain uninvested or (ii) be invested and reinvested by the Trustee as directed in writing by the Servicer in the name of the Trustee for the benefit of the Owners and the Certificate Insurer in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any Affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date. Amounts held in the Certificate Account shall be invested in Eligible Investments, which Eligible Investments shall mature no later than the Business Day preceding the immediately following Distribution Date or, if such Eligible Investments are an obligation of the Trustee or are money market funds for which the Trustee or any Affiliate is the manager or the adviser, such Eligible Investments shall mature no later than the following Distribution Date.

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash as directed in writing by the Servicer a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

         (c) All income or other gain from investment in the Certificate Account held by the Trustee shall be withdrawn by the Trustee and remitted to the Servicer (except with respect to all income or other gain from investment earned on the Business Day immediately preceding a Distribution Date, which amounts shall be retained by the Trustee). Any investment losses on amounts held in the Certificate Account shall, promptly upon realization of such loss, be contributed by the Servicer to the Trustee for deposit in the Certificate Account.

         Section 7.06.  PAYMENT OF TRUST EXPENSES.

         (a) With respect to the Certificate Account the Trustee shall receive all income and other gains from investments as described in Section 7.05(c).

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         (b)      The Seller shall pay directly on the Startup Day the
reasonable  fees and expenses of counsel to the Trustee.

         Section 7.07.  ELIGIBLE INVESTMENTS.

         The following are Eligible Investments:

         (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

         (b)      Federal Housing Administration debentures;

         (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

         (d)      Consolidated senior debt obligations of any Federal Home
Loan Banks;

         (e) FNMA mortgage-backed securities (other than stripped mortgage securities) and senior debt obligations;

         (f) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-l by Standard & Poor's and P-l by Moody's and if rated by Fitch, F1+ by Fitch; provided that any such certificates of deposit must be secured at all times by collateral described in clause (a) or (b) above, such collateral must be held by a third party and the Trustee must have a perfected first priority security interest in such collateral;

         (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is A2 or better by Moody's and BBB or better by Standard & Poor's and if rated by Fitch, AA- or better by Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

         (h) Repurchase agreements collateralized by securities described in clause (a), (c), or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long term obligation rated P-l or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by Standard & Poor's, and if rated by Fitch, AA- or F1+, respectively, or better by Fitch provided:

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                  a.       A master repurchase agreement or specific written
         repurchase agreement governs the transaction;

                  b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank, (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125,000,000, or (c) a bank approved in writing for such purpose by the Certificate Insurer, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee;

                  c. A perfected first security interest under the Uniform Commercial Code, or book-entry procedures prescribed at 31 CFR 306.1 ET SEQ. or 31 CFR 350.0 ET SEQ., in such securities is created for the benefit of the Trustee;

                  d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly marked-to-market at current market price plus interest and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

                  e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

         (i) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Standard & Poor's and Moody's and if rated by Fitch, Fitch;

         (j) Any money market fund rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's and if rated by Fitch, AA by Fitch which funds are registered under the Investment Company Act of 1940 and whose shares are registered under the Securities Act, including any such fund that is managed by the Trustee or any Affiliate of the Trustee or for which the Trustee or any of its Affiliates acts as an adviser; and

         (k) Any other investment permitted by each of the Rating Agencies and the Certificate Insurer;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

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         Section 7.08.  ACCOUNTING AND DIRECTIONS BY TRUSTEE.

         By 12:00 noon New York time, on each Distribution Date (or such earlier period as shall be agreed by the Seller and the Trustee), the Trustee shall notify (subject to the terms of Section 10.03(j) hereof, based solely on information provided to the Trustee by the Servicer and upon which the Trustee may conclusively rely) the Seller, the Depositor, each Owner and the Certificate Insurer, of the following information with respect to such Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

         (1) The aggregate amount on deposit in the Certificate Account as of the related Determination Date;

         (2) The Class A Distribution Amount, with respect to each Class individually, and all Classes in the aggregate on the next Distribution Date;

         (3) The amount of any Extra Principal Distribution Amount for each Group;

         (4) The amount of any Insured Payment to be made by the Certificate Insurer on such Distribution Date;

         (5) The application of the amounts described in clauses (1), (3) and (4) above to be made on such Distribution Date in accordance with Section 7.03 hereof;

         (6) The Certificate Principal Balance of each Class, the aggregate amount of the principal of each Class of the Class A Certificates to be paid on such Distribution Date and the remaining Certificate Principal Balance of each Class of Class A Certificates following any such payment;

         (7) The amount, if any, of any Realized Losses for each Group for the related Remittance Period; and

         (8) The amount of any Collateralization Deficit, any Overcollateralization Release Amount and the Target Overcollateralization Amount for each Group.

         Section 7.09.  REPORTS BY TRUSTEE TO OWNERS AND CERTIFICATE INSURER.

         (a) On each Distribution Date the Trustee shall transmit a report in writing to each Owner, the Underwriters, the Depositor, the Certificate Insurer, Standard & Poor's, Moody's and Fitch setting forth:

                  (i) the amount of the distribution with respect to such Owner's Certificates (based on a Certificate in the original principal amount of $1,000);

                  (ii) the amount of such Owner's distributions allocable to principal, separately identifying the aggregate amount of any Prepayments in full or other Prepayments or other recoveries of principal included therein with respect to Group I and Group II (based

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         on a Certificate in the original principal amount of $1,000) and any related Extra Principal Distribution Amount;

                  (iii) the amount of such Owner's distributions allocable to interest (based on a Certificate in the original principal amount of $1,000);

                  (iv) if the distribution to the Owners of any Class of the Class A Certificates on such Distribution Date was less than the related Class A Distribution Amount on such Distribution Date, the related Carry-Forward Amount and the allocation thereof to the related Classes of Class A Certificates resulting therefrom;

                  (v) the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates on such Distribution Date;

                  (vi) the principal amount of each Class of Class A Certificate which will be Outstanding and the aggregate Loan Balance of each Group, after giving effect to any payment of principal on such Distribution Date;

                  (vii) the Overcollateralization Amount, Target
         Overcollateralization Amount and Collateralization Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

                  (viii) based upon information furnished by the Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (ix) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Group;

                  (x) the weighted average Coupon Rate of the Home Equity Loans in each Group;

                  (xi) [Reserved];

                  (xii) such other information as the Certificate Insurer or any Owner may reasonably request with respect to Delinquent Home Equity Loans;

                  (xiii) the weighted average gross margin of the Home Equity Loans in Group II;

                  (xiv) the largest Loan Balance outstanding in each Group;

                  (xv) the Class A-7 Certificate Rate for the related Distribution Date;

                  (xvi) the Class A-7 Certificateholders' Interest Index Carryover paid to the Owners of the Class A-7 Certificates for such Distribution Date and any Class A-7 Certificateholders' Interest Index Carryover remaining unpaid;

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                  (xvii) the Class A-1 Certificate Rate for the related
         Distribution Date;

                  (xviii) the Class A-2 Certificate Rate for the related Distribution Date;

                  (xix) the Class A-3 Certificate Rate for the related Distribution Date;

                  (xx) the Class A-4 Certificate Rate for the related Distribution Date;

                  (xxi) the Class A-5 Certificate Rate for the related Distribution Date;

                  (xxii) the Class A-6 Certificate Rate for the related Distribution Date;

                  (xxiii) the Group I Net WAC Cap, the Group II Net WAC Cap and the Class A-7 Available Funds Cap for such Distribution Date; and

                  (xxiv) the Reimbursement Amount, if any, for such Distribution Date.

         The Servicer shall provide to the Trustee the information described in Section 8.08(f) and in clause (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii), (ix) and (x) above shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section 8.08 hereof.

         (b) In addition, on each Distribution Date the Trustee will distribute to each Owner, the Certificate Insurer, the Underwriters, Standard & Poor's, Moody's and Fitch, together with the information described in subsection (a) preceding, the following information with respect to each Home Equity Loan Group and for both Groups in the aggregate which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Monthly Remittance Date:

                  (i) the number and aggregate Loan Balances of Home Equity Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date, (d) the number and aggregate Loan Balances of all Home Equity Loans as of such Distribution Date after giving effect to any payment of principal on the last day of the Remittance Period immediately preceding the Distribution Date and (e) the percentage that each of the amounts represented by clauses (a), (b) and (c) represent as a percentage of the respective amounts in clause (d);

                  (ii) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date, separately stating, for this purpose, all Home Equity Loans with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

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                  (iii) the number of Mortgagors and the Loan Balances of (a)
         the related Home Equity Loans involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date and (b) Home Equity Loans that are "balloon" loans;

                  (iv) the existence and status of any REO Properties, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

                  (v) the book value of any REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

                  (vi) cumulative Realized Losses incurred on the Home Equity Loans from the Startup Day to and including the Remittance Period immediately preceding the Distribution Date;

                  (vii) the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Remittance Period immediately preceding the Distribution Date;

                  (viii) the Annual Loss Percentage (Rolling Twelve Month) with respect to such Distribution Date; and

                  (ix) the 90+ Delinquency Percentage (Rolling Three Month) with respect to such Distribution Date.

         The Trustee shall forward such report (together with the information described in (a) above) concurrently with each distribution to the Certificateholders, the Rating Agencies and the Certificate Insurer.

         (c) The Trustee shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed on behalf of the Trust under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Upon the request of the Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as is in the possession of such Person and that the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

         The Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied. Following the filing of such Form 15, the Trustee will submit a certificate addressed to an officer of the Depositor certifying that all filings under the Exchange Act have been made and shall attach a copy of acceptance slips for such filings. On the Startup Day, the Depositor shall provide the Trustee with a letter at Closing, substantially in the form attached hereto as Exhibit M, instructing the Trustee, as filing agent, to comply with the reporting obligations for the Trust under the Exchange Act.

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         Section 7.10.  REPORTS BY TRUSTEE.

         (a) The Trustee shall report to the Depositor, the Seller, the Certificate Insurer and each Owner, with respect to the amount on deposit in the Certificate Account (including the amount therein relating to each Group) and the identity of the investments included therein, as the Depositor, the Seller, any Owner or the Certificate Insurer may from time to time reasonably request. Without limiting the generality of the foregoing, the Trustee shall, at the reasonable request of the Depositor, the Seller, any Owner or the Certificate Insurer, transmit promptly to the Depositor, the Seller, any Owner and the Certificate Insurer copies of all accountings of receipts in respect of the Home Equity Loans furnished to it by the Servicer and shall notify the Seller and the Certificate Insurer if any Monthly Remittance Amount has not been received by the Trustee when due.

         (b) The Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

         (c) The Trustee will make the report referred to in Section 7.09 herein (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to this Agreement via the Trustee's internet website, which is presently located at www.abs.bankone.com. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first Class mail by calling the Trustee at 1-800-524-9472. The Trustee shall have the right to change the way the report referred to in
Section 7.09 herein is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.

                               END OF ARTICLE VII










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                                  ARTICLE VIII

                SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS

         Section 8.01.  SERVICER AND SUB-SERVICERS.

         Acting directly or through one or more Sub-Servicers as provided in
Section 8.03, the Servicer shall service and administer the Home Equity Loans in accordance with this Agreement and the terms of the respective Home Equity Loans, and with prudent and reasonable care, using the degree of skill and attention that the Servicer exercises with respect to comparable home equity loans that it services for itself or others and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable but without regard to: (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor; (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer; (iii) the Servicer's obligation to make Delinquency Advances or Servicing Advances; or (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         Subject to Section 8.03 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Home Equity Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have the rights and powers of the Servicer which have been delegated to such Sub-Servicer with respect to such Home Equity Loans under this Agreement.

         Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered (i) to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; PROVIDED, HOWEVER, that to the extent any instrument described in clause (i) preceding would be delivered by the Servicer outside of its usual procedures for home equity loans held in its own portfolio the Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer, and PROVIDED, FURTHER, however, that Section 8.13(a) and
Section 8.14(a) shall each constitute a revocable power of attorney from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of Mortgage without recourse) with respect to any Home Equity Loan held by the Trustee hereunder paid in full or foreclosed (or with respect to which payment in full has been escrowed). Revocation of the power of attorney created by the final proviso of the preceding sentence shall take effect upon
(i) the receipt by the Servicer of written notice thereof from the Trustee,
(ii) a Servicer Termination Event or (iii) the termination of the Trust. The Trustee shall at the written

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direction of the Servicer execute any documentation furnished to it by the
Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall, if necessary, execute a limited power of attorney in the form reasonably acceptable to the Trustee to the Servicer or any Sub-Servicer and furnish them with any other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

         Upon the request of the Trustee, the Servicer shall send to the Trustee and, if requested by the Certificate Insurer, the Certificate Insurer, the details concerning the servicing of the Home Equity Loans on computer generated tape, diskette or other machine readable format which is mutually agreeable.

         The Servicer shall give prompt written notice to the Trustee and the Certificate Insurer of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

         Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Home Equity Loans (including any penalties in connection with the payment of any taxes and assessments or other charges on any Property) shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

         Section 8.02.  COLLECTION OF CERTAIN HOME EQUITY LOAN PAYMENTS.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FNMA Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Note, the Servicer shall (i) notify the Certificate Insurer on a monthly basis of all Home Equity Loans for which any deferment has been granted and the terms of such deferment and the number of times that particular Home Equity Loan has been deferred to date (including the current deferment) and (ii) nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 8.09(a) hereof. The Servicer shall not consent to any such deferment with respect to the same Note more than once in any 12 month period or more than 3 times during the life of the Home Equity Loan unless the Certificate Insurer has been given written notice of such proposed action and its consent has been obtained or it has failed to object within ten days of receipt.

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         Section 8.03.  SUB-SERVICING AGREEMENTS BETWEEN SERVICER AND
SUB-SERVICERS.

         The Servicer may, with the prior written consent of the Certificate Insurer and the Trustee, enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which is acceptable to the Certificate Insurer and the Trustee and which (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles). The Servicer shall give written notice to the Trustee, the Owners, the Certificate Insurer and the Rating Agencies of the appointment of any Sub-Servicer (and shall receive the confirmation of the Rating Agencies that such Sub-Servicer shall not result in a withdrawal or downgrading by any Rating Agency of the rating or the shadow rating of the Class A Certificates). For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Home Equity Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Sub-Servicing Agreement shall provide that the Trustee (if acting as successor Servicer) or any other successor Servicer shall have the option to terminate such agreement without payment of any fees if the original Servicer is terminated or resigns. The Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instrument.

         Section 8.04.  SUCCESSOR SUB-SERVICERS.

         The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 8.03.

         Section 8.05.  LIABILITY OF SERVICER; INDEMNIFICATION.

         (a) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

         (b) The Servicer agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in

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compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Owner if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the Certificate Insurer and/or Owner in respect of such claim. The Trustee shall, in accordance with written instructions received from the Servicer, reimburse the Servicer only from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement. The provisions of this Section 8.05(b) shall survive the termination of this Agreement, the resignation or removal of the Trustee, and the payment of the outstanding Certificates.

         Section 8.06. NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICER, TRUSTEE OR THE OWNERS.

         Any Sub-Servicing Agreement and any other transactions or services relating to the Home Equity Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

         Section 8.07. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENT BY TRUSTEE.

         In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20 or another successor Servicer, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee or another successor Servicer without act or deed on part of the Trustee or such successor servicer; PROVIDED, HOWEVER, that the Trustee (if acting as successor Servicer) or any other successor Servicer may, with the consent of the Certificate Insurer, and shall, at the direction of the Certificate Insurer, terminate the Sub-Servicer as provided in Section 8.03.

         The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 8.08.  PRINCIPAL AND INTEREST ACCOUNT.

         (a) The Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account, which shall be an Eligible Account. The Principal and Interest Account shall be identified on the records of the Designated Depository Institution as follows: Bank One, National Association, as Trustee on behalf of Financial

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Security Assurance Inc. and the Owners of the Centex Home Equity Loan Trust
2000-D Home Equity Loan Asset-Backed Certificates. If the institution at any time holding the Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall immediately be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If the Servicer fails to name such a successor institution, then the Principal and Interest Account shall thenceforth be held as a trust account at the Corporate Trust Office of the Trustee. The Servicer shall notify the Trustee, the Certificate Insurer and the Owners if there is a change in the name, account number or institution holding the Principal and Interest Account.

         Subject to Subsection (c) below, the Servicer shall deposit all receipts required pursuant to Subsection (c) below and related to the Home Equity Loans to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

         (b) All funds in the Principal and Interest Account shall be held
(i) uninvested up to the amount insured by the FDIC or (ii) invested in Eligible Investments. Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. The Principal and Interest Account shall be held in trust in the name of the Trust for the benefit of the Owners and the Certificate Insurer. The Trust shall be divided into two separate sub-trusts; one for Group I and any Trust assets allocable to Group I and the other for Group II and any Trust assets allocable to Group II. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amount by the Servicer in accordance with the terms hereof. Any investment losses on amounts held in the Principal and Interest Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Principal and Interest Account. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

         (c) The Servicer shall deposit to the Principal and Interest Account no later than the second Business Day after receipt, all principal collected and interest due on the Home Equity Loans (net of the Servicing Fee related to such Home Equity Loans) on and after the Cut-Off Date and the Replacement Cut-Off Date, as applicable, including any Prepayments and Net Liquidation Proceeds, other recoveries or amounts related to the Home Equity Loans received by the Servicer and any income from REO Properties, but net of (i) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (A) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, plus (B) accrued and unpaid interest on such Home Equity Loan (net of the related Servicing Fee) plus (C) any unrecovered Cram Down Losses, (ii) reimbursements for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (but in each case solely from amounts received on the related Home Equity Loan) as provided in Section 8.09 and
(iii) reimbursements for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid.

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         (d) The Servicer may make withdrawals from the Principal and
Interest Account, with respect to each Home Equity Loan Group, for the following purposes:

                  (A) on each Monthly Remittance Date, to pay itself the related Servicing Fees to the extent such Servicing Fees are not retained by the Servicer;

                  (B) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (C) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

                  (D) to reimburse itself for unreimbursed Delinquency Advances and for unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) as provided in Section 8.09;

                  (E) to reimburse itself pursuant to Section 8.09(a) for Nonrecoverable Advances; and

                  (F) to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX.

          (e) The Servicer shall (i) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Monthly Remittance Amount allocable to a Remittance Period not later than the related Monthly Remittance Date, and (ii) on each Monthly Remittance Date, deliver to the Trustee, the Depositor and the Certificate Insurer, a monthly servicing report, with respect to each Home Equity Loan Group, containing (without limitation) the following information: principal and interest collected in respect of the Home Equity Loans, scheduled principal and interest that was due on the Home Equity Loans, relevant information with respect to Liquidated Loans, if any, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Home Equity Loans and any other information requested by the Certificate Insurer (including, without limitation, a liquidation report with respect to each Liquidated Loan). In addition, the Servicer shall inform the Trustee and the Certificate Insurer on each Monthly Remittance Date, with respect to each Home Equity Loan Group, of the amounts of any Loan Purchase Prices or Substitution Amounts so remitted during the related Remittance Period, and of the Loan Balance of the Home Equity Loan having the largest Loan Balance as of such date. The Servicer shall deliver copies of the monthly statement for the Principal and Interest Account to the Certificate Insurer promptly upon receipt thereof.

          (f) The Servicer shall provide to the Trustee the information described in Section 8.08(e)(ii) and in Section 7.09(b) to enable the Trustee to perform its reporting requirements under Section 7.09 and to make the allocations and disbursements set forth in Sections 7.02 and 7.03.

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         Section 8.09.  DELINQUENCY ADVANCES AND SERVICING ADVANCES.

         (a) On or before each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which such remittance is made (all or any portion of such amount to be replaced on future Monthly Remittance Dates to the extent required for distribution) any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the last day of the related Remittance Period. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances".

         The Servicer shall be permitted to reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds (i) from late collections on the related Home Equity Loan or (ii) as otherwise provided in Section 7.03(b).

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards set out herein that any proposed Delinquency Advance would not be recoverable, the Servicer shall not be required to make Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines are Nonrecoverable Advances, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Home Equity Loan on deposit in the Principal and Interest Account. The Servicer shall deliver an Officer's Certificate of such determination as to why such amount would not be recoverable to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates upon request; PROVIDED, FURTHER, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from Liquidation Proceeds for the related Home Equity Loan.

         (b) The Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) Preservation Expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of REO Property, (iv) advances required by Section 8.13(a), and (v) expenses incurred pursuant to Section 8.22, except to the extent that such amounts are determined by the Servicer in its reasonable business judgment not to be recoverable. Such costs will constitute "Servicing Advances". The Servicer may recover a Servicing Advance (x) from the Mortgagors to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan and (y) as provided in Section 7.03(b)(xi). The Servicer shall be entitled to recover the Servicing Advances from the Liquidation Proceeds on the related Home Equity Loan prior to the payment of the Liquidation Proceeds to any other party to this Agreement. In no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan except as provided in Section 7.03(b)(xi).

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         Section 8.10.  COMPENSATING INTEREST; REPURCHASE OF HOME EQUITY
LOANS.

         (a) If any Prepayment in full of a Home Equity Loan occurs during any calendar month, any shortfall between (x) the interest collected from the Mortgagor in connection with such payoff, and (y) the full month's interest at the Coupon Rate that would be due on the related Due Date for such Home Equity Loan ("Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period) shall be deposited by the Servicer to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date and shall be included in the Monthly Remittance Amount to be made available to the Trustee on such Monthly Remittance Date. The Servicer may recover any unreimbursed payments of Compensating Interest as provided in
Section 7.03(b)(xi).

         (b) Subject to clause (c) below, the Servicer has the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which is 60 days or more Delinquent, or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer pursuant to Section 8.13; PROVIDED, however, that the Servicer may not purchase any such Home Equity Loan unless (i) the aggregate principal balance of all such Home Equity Loans so repurchased would not exceed 5% of the Original Aggregate Loan Balance (unless otherwise consented to in writing by the Certificate Insurer) and (ii) the Servicer has delivered to the Trustee and the Certificate Insurer at the Servicer's expense, an Opinion of Counsel acceptable to the Certificate Insurer and to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of REMIC I or REMIC II as REMICs. Any such Home Equity Loan so purchased shall be purchased by the Servicer on or prior to a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

         (c) If a Home Equity Loan to be purchased by the Servicer pursuant to clause (b) above is the greatest number of days Delinquent of all then Delinquent Home Equity Loans (including Home Equity Loans relating to REO Property), the Servicer may purchase such Home Equity Loan without having first notified the Certificate Insurer of such purchase. In all other cases, the Servicer must notify the Certificate Insurer and the Trustee, in writing, of its intent to purchase a Home Equity Loan pursuant to clause (b) above and the Servicer may not purchase such Home Equity Loan without the written consent of the Certificate Insurer.

         (d) The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Principal and Interest Account and remitted to the Trustee as part of the Monthly Remittance Amount remitted by the Servicer to the Trustee.

         Section 8.11.  MAINTENANCE OF INSURANCE.

         (a) (i) The Servicer shall cause to be maintained with respect to each Home Equity Loan a hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan in an amount not less than the least of (A) the

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outstanding principal balance of the Home Equity Loan (plus the related
Senior Lien loan, if any), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis and (C) the full insurable value of the premises. The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, and shall be named as loss payee. The policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law.

                  (ii) As an alternative to maintaining a hazard insurance policy with respect to each Home Equity Loan as described in clause (i) above, the Servicer may maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are rated investment grade by Moody's and Standard & Poor's and if rated by Fitch, Fitch.

         (b) If the Home Equity Loan at the time of origination (or if required by federal law, at any time thereafter) relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration with a carrier generally acceptable to the Servicer in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan of not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related Senior Lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust and the Certificate Insurer out of the Servicer's own funds for any loss to the Trust or the Certificate Insurer resulting from the Servicer's failure to advance premiums for such insurance required by this Section when so permitted by the terms of the Mortgage as to which such loss relates.

         (c) Amounts collected by the Servicer under any Insurance Policy shall be deposited into the Principal and Interest Account.

         Section 8.12. DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS.

         When a Property has been or is about to be conveyed by the Mortgagor, the Servicer shall (except as provided below), to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Note; PROVIDED, HOWEVER, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law, or the Servicer, in a manner consistent with reasonable commercial practice, and only if the Servicer reasonably believes assumption by the purchaser would not materially and adversely affect the interests of the Owners or of the Certificate Insurer, permits the purchaser of the related Property to assume such Home Equity Loan. An Opinion of Counsel, provided at the expense of the Servicer, to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note

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and, unless prohibited by applicable law or the Mortgage documents, the
Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; PROVIDED, HOWEVER, that to the extent any such substitution of liability agreement would be delivered by the Servicer outside of its usual procedures for home equity loans held in its own portfolio the Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Home Equity Loan, as assumed, shall conform in all material respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee in writing that any such assumption or substitution agreement has been completed by forwarding to the Custodian on the Trustee's behalf the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee or by the Custodian on the Trustee's behalf to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, no material term of the Home Equity Loan (including, without limitation, the required monthly payment on the related Home Equity Loan, the stated maturity, the outstanding principal amount or the Coupon
Rate) shall be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 8.13. REALIZATION UPON DEFAULTED HOME EQUITY LOANS; WORKOUT OF HOME EQUITY LOANS.

         (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Trust of Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the servicing standards set forth in the FNMA Guide, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of
Section 8.09(b) hereof. The Servicer shall sell any REO Property within 35 months from the close of the taxable year of its acquisition by the Trust, at

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such price as the Servicer in good faith deems necessary to comply with this covenant unless the Servicer obtains for the Certificate Insurer and the Trustee, an Opinion of Counsel (the expense of which opinion shall be a Servicing Advance) experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee, addressed to the Certificate Insurer, the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or either REMIC as defined in Section 860F of the Code or cause either REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are Outstanding. Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by either REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property. If the Servicer has actual knowledge of any environmental or hazardous waste risk with respect to the Property that the Servicer is contemplating acquiring in foreclosure or deed in lieu of foreclosure, the Servicer will cause an environmental inspection of the Property in accordance with the servicing standards set forth in this Agreement. The Servicer shall not take any such action with respect to any Property known by the Servicer to contain such wastes or substances or to be within one mile of the site of such wastes or substances, without the prior written consent of the Certificate Insurer.

         (b) The Servicer shall determine, with respect to each defaulted Home Equity Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan shall become a "Liquidated Loan" and the Servicer shall promptly submit a liquidation report to the Certificate Insurer in substantially the form of Exhibit N hereto, provided that such form is acceptable to the Certificate Insurer.

         (c) The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to

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such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; PROVIDED, HOWEVER, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the date that is six months after the Final Scheduled Distribution Date of the latest Class of Class A Certificates remaining in the Trust. Notwithstanding anything set out in this
Section 8.13(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

         (d) The Servicer has no intent to foreclose on any Mortgage based on the delinquency characteristics as of the Startup Day; provided, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage including delinquency characteristics in the Servicer's discretion so warrant such action.

         Section 8.14.  TRUSTEE TO COOPERATE; RELEASE OF FILES.

         (a) Upon the payment in full of any Home Equity Loan (including any liquidation of such Home Equity Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Custodian, on behalf of the Trustee, a written request of the Servicer, in the form attached hereto as Exhibit O, signed by an Authorized Officer which states the purpose of the release of a File. Upon receipt of such written request, the Custodian, on behalf of the Trustee shall promptly release the related File, in trust, in its reasonable discretion to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account or to the Trustee.

         (b) The Servicer shall have the right (upon receiving the prior written consent of the Certificate Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the Loan-to-Value Ratio and debt-to-income ratio of such Note on the Cut-Off Date or Replacement Cut-Off Date, as applicable, and any increase in the Loan-to-Value Ratio shall not exceed 5% unless approved in writing by the Certificate Insurer; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the Servicer setting forth the action proposed to be taken in respect of a particular Home Equity Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee

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shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Servicer pursuant to this paragraph. The Servicer shall notify the Certificate Insurer and the Rating Agencies if an application is approved under clause (y) above without approval in writing by the Certificate Insurer.

         (c) From time to time and as appropriate in the servicing of any Home Equity Loan, including, without limitation, foreclosure or other comparable conversion of a Home Equity Loan or collection under any applicable Insurance Policy, the Custodian, on behalf of the Trustee, shall release the related File to the Servicer, promptly upon a written request of the Servicer, in the form attached hereto as Exhibit O, signed by an Authorized Officer, which states the purpose of the release of a File; provided, however, that no more than 5% of the outstanding Home Equity Loans (by number) shall be released to the Servicer at any time without the consent of the Certificate Insurer. Such receipt shall obligate the Servicer to return the File to the Custodian, on behalf of the Trustee, when the need therefor by the Servicer no longer exists.

         (d) In all cases where the Servicer directs the Custodian, on behalf of the Trustee, to sign any document or to release a File within a particular period of time, the Servicer shall notify an Authorized Officer of the Trustee by telephone of such need and the Trustee shall thereon use its best efforts to comply with the Servicer's needs, but in any event will comply within two Business Days of such request.

         (e) No costs associated with the procedures described in this Section 8.14 shall be an expense of the Trust.

         Section 8.15.  SERVICING COMPENSATION.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Home Equity Loan Group. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.08(c)(i) and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 8.20 hereof, in which case the successor Servicer shall be entitled to such fees as are agreed upon by the Trustee, the Certificate Insurer and the successor Servicer.

         The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

         Section 8.16.  ANNUAL STATEMENT AS TO COMPLIANCE.

         The Servicer, at its own expense, will deliver to the Trustee, the Certificate Insurer, the Depositor, and the Rating Agencies, on or before July 31 of each year, commencing in 2001, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities

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of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         The Servicer shall deliver to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies, promptly after having obtained knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become a Servicer Termination Event.

         Section 8.17.  ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'
REPORTS.

         On or before July 31 of each year, commencing in 2001, the Servicer, at its own expense (or if the Trustee is then acting as Servicer, at the expense of the Seller), shall cause to be delivered to the Trustee, the Certificate Insurer, the Depositor, and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity, or correctness of such procedures.

         Section 8.18. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE HOME EQUITY LOANS.

         The Servicer shall provide to the Trustee and the Certificate Insurer access to the documentation regarding the Home Equity Loans and the Trust, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Upon any change in the format of the computer tape maintained by the Servicer in respect of the Home Equity Loans, the Servicer shall deliver a copy of such computer tape to the Trustee and in addition shall provide a copy of such computer tape to the Trustee and the Certificate Insurer at such other times as the Trustee or the Certificate Insurer may reasonably request.

         Section 8.19.  ASSIGNMENT OF AGREEMENT.

         Other than with respect to entering into Sub-Servicing Agreements pursuant to Section 8.03 hereof, the Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which such consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that any

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assignee must meet the eligibility requirements set forth in Section 8.20(h)
hereof for a successor Servicer.

         Section 8.20. REMOVAL OF SERVICER; RETENTION OF SERVICER; RESIGNATION OF SERVICER.

         (a) The Certificate Insurer or the Trustee (with the prior written consent of the Certificate Insurer) may remove the Servicer upon the occurrence of any of the following events (each a "Servicer Termination Event"):

                  (i) The Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or any state bankruptcy law or similar laws or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing; or

                  (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                  (iii) The Servicer shall fail to perform any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (one (1) Business Day in the case of a delay in making a payment or deposit required of the Servicer under this Agreement) after the earlier of (a) actual knowledge of an officer of the Servicer or (b) receipt of notice from the Trustee or the Certificate Insurer of said failure; PROVIDED, HOWEVER, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

                  (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 or in the other Operative Documents which materially and adversely affects the interests of the Owners or the Certificate Insurer which remains

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         unremedied for a period of sixty (60) days after the earlier of the
         Servicer's discovery or receipt of notice thereof; PROVIDED, HOWEVER, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

                  (v) The merger, consolidation or other combination of the Servicer with or into any other entity, unless (1) the Servicer or an Affiliate of the Servicer is the surviving entity of such combination or (2) the surviving entity (A) is servicing at least $300,000,000 of home equity loans that are similar to the Home Equity Loans, (B) has Tangible Net Worth of not less than $15,000,000 (as determined in accordance with generally accepted accounting principles), (C) is consented to by the Certificate Insurer (such consent not to be unreasonably withheld) and (D) agrees to assume the Servicer's obligations hereunder; or

                  (vi) The Certificate Insurer notifies the Trustee of an Event of Default under the Insurance Agreement; or

                  (vii) The Servicer shall be declared in default of its credit facility by its credit facility provider, which default, if left uncured, would result in termination or acceleration of amounts owed thereunder; or

                  (viii) Centex Corporation or its successors shall fail to own, directly or indirectly, at least 51% of the Servicer unless (a) the Servicer shall be rated at least investment grade by each of Standard & Poor's and Moody's and if rated by Fitch, by Fitch or (b) the Servicer shall have at all times committed financing capacity in a total amount of at least three times the Servicer's average loan originations funded during the immediately preceding three calendar months.

         (b) Upon the occurrence of a Servicer Termination Event, the Servicer shall continue to act as Servicer under this Agreement until removed as set forth in this Section 8.20 and a successor Servicer has assumed the servicing obligations. After the occurrence of a Servicer Termination Event, the Certificate Insurer or the Trustee (with the prior written consent of the Certificate Insurer) may remove the Servicer by written notice to the Servicer. Such termination shall be effective on the date specified in such notice, provided that a successor Servicer or the Trustee has assumed the servicing obligations. Upon the effective date of termination of the Servicer, or on the last day of the servicing term as provided in subsection
(c), the Trustee (or another successor Servicer appointed by the Certificate Insurer) shall assume the servicing obligations hereunder. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Delinquency Advances and the Trustee will assume the other duties of the Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Servicer pursuant to the preceding sentence. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and or documents that it cannot obtain through reasonable efforts. The Certificate Insurer may appoint

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a successor Servicer other than the Trustee. Until a successor Servicer has been appointed by the Certificate Insurer, the Trustee shall be the successor Servicer in all respects without further action, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Trustee on and after the effective date of termination. Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

         (c) Following the Servicer's receipt of written notice of the occurrence of a Servicer Termination Event or the failure of the Servicer to satisfy the Servicer Termination Test, the Servicer shall act as the Servicer hereunder for a term commencing on the date the Servicer has received notice from the Certificate Insurer of such failure and expiring on the date that is the last day of the calendar quarter in which such notice is received by the Servicer (the "Initial Term"). Thereafter, the Initial Term shall be extendible in the sole discretion of the Certificate Insurer by written notice (each, a "Servicer Extension Notice") of the Certificate Insurer (or the Trustee if a Certificate Insurer Default then exists) for successive terms of one calendar quarter. Each such term is subject to termination in accordance with Section 8.20(b) hereof. Each Servicer Extension Notice shall be delivered by the Certificate Insurer to the other parties to this Agreement. The Servicer hereby agrees that upon the receipt of any Servicer Extension Notice, the Servicer shall be bound for the duration of the term covered by any Servicer Extension Notice to act as the Servicer, subject to and in accordance with this Agreement. The Trustee agrees that if, as of the fifteenth day prior to the last day of any servicing term, the Trustee shall not have received a Servicer Extension Notice from the Certificate Insurer, the Trustee shall, within five days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. The failure of the Certificate Insurer to deliver a Servicer Extension Notice by the end of any servicing term shall result in automatic termination of the Servicer.

         (d) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon (i) determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement or (ii) written consent of the Certificate Insurer and the Trustee. Any such determination under clause (i) shall be evidenced by an Opinion of Counsel acceptable to the Trustee and the Certificate Insurer at the expense of the Servicer to such effect which shall be delivered to the Trustee and the Certificate Insurer.

         (e) No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

         (f) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Home Equity Loans, including all tax bills, assessment notices,

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insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

         (g) Any collections due to the Trust then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

         (h) Upon removal or resignation of the Servicer or the expiration of a servicing term pursuant to subsection (c) hereof, the Trustee (A) may, unless the Certificate Insurer has appointed a successor Servicer other than the Trustee, solicit bids for a successor Servicer as described below and (B) until such time as another successor Servicer is appointed by the Certificate Insurer, shall assume the duties and obligations of the Servicer hereunder. The Trustee agrees to act as Servicer during the solicitation process and shall assume all duties and obligations of the Servicer. The Certificate Insurer may appoint a successor Servicer other than the Trustee. If the Certificate Insurer fails to appoint a successor Servicer, the Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second home equity loans and having equity of not less than $5,000,000 (or such lower level as may be acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Trustee in its capacity as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer, the Certificate Insurer and the Trustee (up to a maximum of 0.50% per annum on the outstanding principal balance of each Home Equity Loan), together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections
8.08 and 8.15; PROVIDED, HOWEVER, that if the Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation; PROVIDED, FURTHER, HOWEVER, that the predecessor Servicer agrees to pay to the Trustee or other successor Servicer at such time that it becomes such successor Servicer a set-up fee of twenty-five dollars ($25) for each Home Equity Loan then included in the Trust Estate. The amount payable in excess of twenty-five dollars ($25) per Home Equity Loan, if any, shall be payable to the successor Servicer and reimbursable pursuant to Section 7.03(b)(x) hereof. The Trustee shall be obligated to serve as successor Servicer whether or not the fee described in this section is paid by the Servicer, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Servicer.

         (i) In the event the Trustee elects to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with clause (h) above, together with the other servicing

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compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price it will pay to obtain servicing provided that the Certificate Insurer has given its prior written consent. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the predecessor Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

         (j) The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The predecessor Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the predecessor Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Home Equity Loans. Any amounts and documents which are property of the Trust held by the predecessor Servicer shall be held in trust on behalf of the Trustee until transferred to the successor Servicer or Trustee. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Servicer agrees to reimburse the Trust, the Owners and the Certificate Insurer for the costs and expenses associated with the transfer of servicing to the replacement Servicer, but subject to a maximum reimbursement to all such parties in the amount of twenty-five dollars ($25) for each Home Equity Loan then included in the Trust Estate. The amount payable in excess of twenty-five dollars ($25) per Home Equity Loan, if any, shall be payable to the successor Servicer and reimbursable pursuant to Section 7.03(b)(x) hereof.

         (k) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately (i) record all assignments of Home Equity Loans not previously recorded in the name of the Trustee pursuant to Section 3.05(b)(ii) as a result of an Opinion of Counsel and (ii) make all Delinquency Advances and Compensating Interest payments and deposit them to the Principal and Interest Account which the Servicer has theretofore failed to remit with respect to the Home Equity Loans.

         (l) The Servicer which is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor.

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         (m) The Trustee shall give notice to the Certificate Insurer, the
Depositor, the Owners, the Seller, and the Rating Agencies of the occurrence of any event described in paragraph (a) above of which the Trustee is aware.

         (n) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer including, but not limited to, the maintenance of the hazard insurance policy(ies), the fidelity bond and an errors and omissions policy pursuant to
Section 8.21(b) and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy) nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement.

         (o) The Trustee shall be entitled to be reimbursed pursuant to Sections 7.03(b) for all Transition Expenses (other than amounts reimbursed pursuant to paragraph (j) above), including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Home Equity Loans properly and effectively.

         Section 8.21. INSPECTIONS BY CERTIFICATE INSURER; ERRORS AND OMISSIONS INSURANCE.

         (a) At any reasonable time and from time to time upon reasonable notice, the Trustee, the Certificate Insurer, any Owner of a Class X-IO or Class R Certificate, or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers or directors; PROVIDED, HOWEVER, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

         (b) The Servicer (including the Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of FNMA Guide or any successor provision thereof; PROVIDED, HOWEVER, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Servicer shall notify the Trustee, the Certificate Insurer and the Owners.

         Section 8.22. ADDITIONAL SERVICING RESPONSIBILITIES FOR SECOND MORTGAGE LOANS.

         The Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a superior lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

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

         If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations under a Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the mortgaged property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Owners and the Certificate Insurer, and/or to preserve the security of the related Home Equity Loan, subject to the application of the REMIC Provisions. The Servicer shall advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the Certificate Insurer and the Owners; PROVIDED, HOWEVER, that no such additional advance need be made if such advance would be nonrecoverable from Liquidation Proceeds on the related Home Equity Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Servicer pursuant to this
Section 8.22 shall be Servicing Advances.

         Section 8.23.  THE GROUP II HOME EQUITY LOANS.

         The Servicer shall enforce each Home Equity Loan in Group II in accordance with its terms and shall timely calculate, record, report and apply all interest rate adjustments in accordance with the related Note. The Servicer's records shall, at all times, reflect the then Coupon Rate and monthly payment and the Servicer shall timely notify the Mortgagor of any changes to the Coupon Rate or the Mortgagor's monthly payment. If the Servicer fails to make either a timely or accurate adjustment to the Coupon Rate or monthly payment or to notify the Mortgagor of such adjustments, upon the Servicer's discovery of such error and such continued failure, the Servicer shall pay from its own funds any shortage. If the Servicer's continued failure after notice thereof to make a scheduled change affects the Trust's rights to make future adjustments under the terms of such Home Equity Loan, the Servicer shall repurchase such Home Equity Loan in accordance with the provisions hereof. Any amounts paid by the Servicer pursuant to this Section shall not be an advance and shall not be reimbursable from the proceeds of any Home Equity Loan.

         Section 8.24. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF SERVICER. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party or any corporation succeeding to all or substantially all of the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.20(h) and the resulting corporation has a Tangible Net Worth of at least $15,000,000.

         Section 8.25. NOTICES OF MATERIAL EVENTS. The Servicer shall give prompt notice to the Certificate Insurer, the Trustee, and the Rating Agencies of the occurrence of any of the following events:

         (a) Any default or any fact or event of which the Servicer has knowledge which results, or which with notice or the passage of time, or both, would result in the occurrence of a

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default by the Seller or the Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document;

         (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Seller or the Servicer to which the Servicer has knowledge in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any of the Seller's or the Servicer's ability to perform its obligations under any Operative Document;

         (c) The commencement of any proceedings by or against the Seller or the Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Seller or the Servicer; and

         (d) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Seller's or the Servicer's business that the Seller or the Servicer is to cease or desist, or to undertake, any practice, program, procedure or policy employed by the Seller or the Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of the Seller's or the Servicer's business or its ability to perform under the Operative Documents or materially and adversely affect the financial affairs of the Seller or the Servicer.

         Section 8.26. INDEMNIFICATION BY THE SERVICER. The Servicer agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement. A party against whom a claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Certificate Insurer, the Servicer, the Trustee and/or Owner in respect of such claim.

         Section 8.27. REPORTS ON FORECLOSURE AND ABANDONMENT OF PROPERTIES. On or before February 28th of each year beginning in 2001, the Servicer shall file the reports of foreclosures and abandonments of any Property required by Code Section 6050J with the Internal Revenue Service and provide a copy of such filing to the Trustee. The reports from the Servicer shall be in a form and substance sufficient to meet the reporting requirements imposed by such
Section 6050J.

                               END OF ARTICLE VIII

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                                   ARTICLE IX

                              TERMINATION OF TRUST

         Section 9.01.  TERMINATION OF TRUST.

         The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement and payment in full of all amounts owed to the Certificate Insurer upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time if a Qualified Liquidation of both Home Equity Loan Groups within the Trust is effected as described in Section 9.02. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.

         Section 9.02. TERMINATION UPON OPTION OF THE OWNER OF THE CLASS X-IO CERTIFICATES.

         (a) On any Distribution Date on or after the Clean-Up Call Date, the Owner of the Class X-IO Certificates may cause the purchase from the Trust of all (but not fewer than all) Home Equity Loans and all property theretofore acquired in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate (i) on terms agreed upon between the Certificate Insurer, the Servicer and the Owners of the Class X-IO and Class R Certificates (if such terms result in payment to the Owners of the Class A Certificates of their entire principal balance and interest at their Certificate Rate (and any Carry-Forward Amount other than any Class A-7 Certificateholders' Interest Index Carryover)), or (ii) in the absence of such an agreement, at a price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 8.08 (d)), which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) In the event that the Owner of the Class X-IO Certificates purchases all Home Equity Loans remaining in the Trust Estate pursuant to
Section 9.02(a), the Trust Estate shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final tax return of the REMICs created hereunder pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

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                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the Home Equity Loans to the Owner of the Class X-IO Certificates for cash; and

                  (iii) At the time of the making of the final payment on the Certificates and payment of all amounts owed to the Certificate Insurer, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Owners of the Class X-IO and Class R Certificates all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust Estate shall terminate at that time.

         (c) If the Owner of the Class X-IO Certificates does not repurchase all of the Home Equity Loans pursuant to clause (a) of this Section 9.02 above on the Clean-Up Call Date, then on the following Distribution Date the Trustee shall begin a process for soliciting bids in connection with an auction of the Home Equity Loans. The Owner of the Class X-IO Certificates may submit a bid in connection with the auction, however neither of the Sellers nor the Depositor shall be permitted to submit a bid or otherwise purchase any or all of the Home Equity Loans in connection with the auction. The Trustee shall provide the Owner of the Class X-IO Certificates written notice of such auction at least ten (10) Business Days prior to the date bids must be received in such auction (the "Auction Date"). The auction shall be conducted as follows:

                  (i) If at least two bids are received, the Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of such remaining bids if it is equal to or in excess of the Termination Price, consummate the sale and end the auction. If less than two bids are received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Termination Price, the Trustee shall not consummate such sale. To determine if a bid meeting the Termination Price is received, the Trustee may, and if so requested by the Owner of the Class X-IO Certificates shall, prior to accepting such bid, consult with a financial advisor, which may be an Underwriter of the Certificates, to determine if the fair market value of the Home Equity Loans and related property has been offered.

                  (ii) If the first auction conducted by the Trustee does not produce any bid at least equal to the Termination Price, then the Trustee shall, beginning on the Distribution Date occurring approximately three months after the first Auction Date, commence another auction in accordance with the requirements of this subsection
         (c). If such second auction does not produce any bid at least equal to the Termination Price, then the Trustee shall, beginning on the Distribution Date occurring approximately three months after the second Auction Date, commence another auction in accordance with the requirements of this subsection (c), and shall continue to conduct similar auctions approximately every three months thereafter until the earliest of (A) the exercise by the Owner of the Class X-IO Certificates of its repurchase option pursuant to clause (a) of this
         Section 9.02 above, (B) receipt by the Trustee of a bid meeting the conditions specified in the preceding

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         paragraph, or (C) the Distribution Date on which the Loan Balance of all the Home Equity Loans is reduced to zero.

                  (iii) If the Trustee receives a bid meeting the conditions specified in this subsection (c), then the Trustee's written acceptance of such bid shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall release to the winning bidder, upon payment of the bid purchase price, the Files pertaining to the Home Equity Loans being purchased and take such other actions as the winning bidder may reasonably request to effect the transfer of the Home Equity Loans to the winning bidder.

         (d) If the Owner of the Class X-IO Certificates does not repurchase all of the Home Equity Loans pursuant to clause (a) of this Section 9.02 on the Clean-Up Call Date, then on the third Distribution Date following the Clean-Up Call Date and each Distribution Date thereafter the Owners of the Class A Certificates shall be entitled to receive the Class X-IO Distribution Amount, distributable pursuant to Section 7.03(b) (xii) hereof, allocated among the Classes of Class A Certificates in the order of priority set forth in Section 7.03(b) (xii) hereof.

         (e) By their acceptance of the Certificates, the Owners thereof hereby agree to authorize the Trustee to specify the first day in the 90-day liquidation period in a statement attached to the Trust Estate's final tax return, which shall be binding upon all successor Owners.

         (f) In connection with any purchase pursuant to Section 9.02(a) or
(c), the Owner of the Class X-IO Certificates or other purchaser of the Home Equity Loans, as the case may be, shall provide to the Trustee and the Certificate Insurer at the expense of the Owner of the Class X-IO Certificates or other purchaser of the Home Equity Loans, as the case may be, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such purchase and liquidation constitutes a Qualified Liquidation of REMIC I and REMIC II.

         (g) Promptly following any purchase described in Section 9.02(a) or
(c), the Trustee will release the Files to the Owner of the Class X-IO Certificates or other purchaser of the Home Equity Loans, as the case may be, or otherwise upon their order, in a manner similar to that described in
Section 8.14 hereof. The Owner of the Class X-IO Certificates or other purchaser of the Home Equity Loans, as the case may be, will promptly prepare and record assignments of Mortgages from the Trustee to the appropriate person.

         Section 9.03.  TERMINATION UPON LOSS OF REMIC STATUS.

         (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either REMIC created hereunder does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final

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Determination (i) the Certificate Insurer or the Owners of a majority in
Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by
Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a price equal to the Termination Price.

         Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) preceding the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 8.08(d)), which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an Opinion of Counsel experienced in federal income tax matters, acceptable to the Certificate Insurer and selected by the Owners of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but

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not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 8.08(d)), which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt by the Certificate Insurer of such opinion.

         Section 9.04.  DISPOSITION OF PROCEEDS.

         The Trustee shall, upon receipt thereof, deposit the proceeds of any Termination Price or other liquidation of the Trust Estate pursuant to this
Article IX to the Certificate Account for distribution in accordance with the priorities set forth in Section 7.03(b) hereof; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate. Notwithstanding the foregoing, no distribution of the proceeds of any Termination Price shall be made to the Owners of the Class X-IO and Class R Certificates until all such amounts have been applied in reduction of any outstanding Class A-7 Certificateholders' Interest Index Carryover.

         Section 9.05.  NETTING OF AMOUNTS.

         If any Person paying the Termination Price would receive a portion of the amount to be paid, such Person may net any such amount against the Termination Price otherwise payable.

                                END OF ARTICLE IX

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                                    ARTICLE X

                                   THE TRUSTEE

         Section 10.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Certificate Insurer, the Sellers or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer if it cannot be timely corrected. Notwithstanding the foregoing, if a Servicer Termination Event of which an Authorized Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee (unless the Servicer shall have resigned or been terminated and a successor Servicer shall not have been appointed pursuant to the terms of this Agreement), and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Trustee or any other successor Servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer, and pending the appointment of any other Person as successor Servicer have the power and duty during its performance as successor Servicer:

         (i)      to collect Mortgagor payments;

         (ii)     to foreclose on defaulted Home Equity Loans;

         (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

         (iv)     to deliver instruments of satisfaction pursuant to Section
                  8.14;

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

         (v)      to enforce the Home Equity Loans;

         (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest; and

         (vii)    to conduct an auction of the Home Equity Loans pursuant to
                  Section 9.02.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) This subsection shall not be construed to limit the effect of subsection (a) of this Section;

         (ii) The Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

         (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer shall have actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default; and

         (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section l0.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or
                  (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.

         (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

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

         (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

         (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

         (h) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice, or other document it may receive or which may be alleged to have been delivered to or served upon it by third parties as a consequence of the assignment of any of the Home Equity Loans hereunder or may otherwise pertain to its interests in any of the Properties; provided, however, that the Trustee shall use commercially reasonable efforts to deliver to the Servicer any such complaint, claim, demand, notice, or other document which is delivered to the Corporate Trust Office of the Trustee and contains sufficient information to enable an Authorized Officer of the Trustee to identify it as pertaining to a Mortgage or a Property.

         (i) The Trustee hereby agrees to disclose the Premium Amount to any Person upon request.

         Section 10.02.  REMOVAL OF TRUSTEE FOR CAUSE.

         (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Distribution Date any amounts available for distribution that it has received in accordance with the terms hereof; (PROVIDED, HOWEVER, that any such failure which is due to

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

         circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

                  (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller, the Certificate Insurer, or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by such Percentage Interests represented by the Class X-IO Certificates, or if there are no Class X-IO Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

                  (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

                  (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                  (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

         The Depositor shall give to the Certificate Insurer and the Rating Agencies notice of the occurrence of any such event of which the Depositor is aware.

         (b) If any event described an Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding or if there are no Class A Certificates then Outstanding by such majority of the Percentage Interests represented by the Class X-IO Certificates or if there are no Class X-IO Certificates then Outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section l0.09(b) hereof, immediately, concurrently with the

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giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section l0.09 hereof.

         Section 10.03.  CERTAIN RIGHTS OF THE TRUSTEE.

         Except as otherwise provided in Section 10.01 hereof:

         (a) the Trustee (acting as Trustee or Tax Matters Person) may request and may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Depositor, the Seller, the Certificate Insurer, or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

         (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

         (d) the Trustee may consult with counsel, and the advice of such counsel or any opinion of counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Owners; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition precedent to taking any such action;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, nominees or custodians and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee appointed with due care;

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         (h)      the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person and within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

         (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

         (j) pursuant to the terms of this Agreement, the Servicer is required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties under the Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate or the Certificate Insurer (either in writing or orally with prompt written or telecopy confirmations), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information;

         (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder;

         (l) In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity. The Trustee shall invest and reinvest amounts held in the Certificate Account in Eligible Investments as set forth in Schedule I-E hereto; and

         (m) In the event that the Trustee is also acting as Registrar, transfer agent or Paying Agent hereunder, the rights and protections afforded to the Trustee pursuant to this section shall also be afforded to the Registrar, transfer agent and Paying Agent.

         Section 10.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
CERTIFICATES.

         The recitals and representations contained herein and in the Certificates, except the execution and authentication of the Certificates, shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness (other than with respect to such execution and authentication). The Trustee makes no representation as to the validity or sufficiency of this Agreement, the Certificates, the Certificate Insurance Policy or any Home Equity Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Certificate Insurer, the Seller or the Servicer in respect of the Home Equity Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the Servicer or the Seller, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or

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except as otherwise provided herein to prepare or file any tax returns or
Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

         Section 10.05.  MAY HOLD CERTIFICATES.

         The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust, the Certificate Insurer and the other parties hereto with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

         Section 10.06.  MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

         Section 10.07.  COMPENSATION AND REIMBURSEMENT.

         As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, any investment income or other benefit derived from funds or Eligible Investments in the Certificate Account to the extent permitted by Section 7.05(c), and such other amounts as separately agreed with the Seller. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability, or "unanticipated out-of-pocket" expense incurred or paid to third parties (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee) in connection with or any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its trusts hereunder or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. All such amounts described in the preceding sentence shall constitute Trustee Reimbursable Expenses. It is understood by the parties hereto that a "claim" as used in this paragraph includes any claim for indemnification made by the Custodian under the applicable provisions of the Custodial Agreement. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller and held harmless against any loss, liability or reasonable expenses incurred by the Trustee in performing its duties as Tax Matters Person for the REMICs created under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, negligence or bad faith. When the Trustee incurs expenses or provides services after the occurrence of a default and the commencement of a voluntary or involuntary case under

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Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law involving any of the Sellers or the Servicer, the expenses and fees for such services are intended to constitute expenses of administration under such laws. The provisions of this Section
10.07 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         Section 10.08.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, or any state, acceptable to the Certificate Insurer and having a deposit rating of at least A- by Standard & Poor's and A2 by Moody's and if rated by Fitch, A by Fitch. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

         Section 10.09.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor Trustee under Section
10.10 hereof.

         (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and the Seller and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor Trustee.

         (c)     If at any time the Trustee shall cease to be eligible under
Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor or by the Certificate Insurer, the Certificate Insurer or the Depositor with the written consent of the Certificate Insurer may

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remove the Trustee and appoint a successor Trustee acceptable to the
Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         (d) The Owners of a majority of the Voting Rights represented by the Class A Certificates with the prior written consent of the Certificate Insurer, or, if there are no Class A Certificates then Outstanding, by such majority of the Voting Rights represented by the Class X-IO and Class R Certificates, may at any time remove the Trustee and appoint a successor Trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor Trustee so appointed, to the Depositor, to the Servicer and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

         (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section
10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

         (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor shall promptly appoint a successor Trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Depositor. If no successor Trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         (g) The Servicer shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, to the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

         Section 10.10.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust, to the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become

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vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor, the Certificate Insurer or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register and to the Certificate Insurer. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

         Section 10.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF THE TRUSTEE.

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

         Section 10.12.  REPORTING; WITHHOLDING.

         (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

         (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in (a) preceding, the Trustee shall timely file all reports prepared

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by the Seller and required to be filed by the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q. The Trustee shall, upon written request of the Seller, collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

         (c) Except as otherwise provided, the Trustee shall have the responsibility for preparation and execution of those returns, forms, reports and other documents referred to in this Section.

         (d) The Seller covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a), (b) and (c) above.

         Section 10.13.  LIABILITY OF THE TRUSTEE.

         The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Sellers, the Certificate Insurer, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Depositor and CHEC covenant and agree to indemnify the Trustee and the Servicer (if the Servicer is also the Trustee) and their officers, directors, agents and employees from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from negligence or bad faith. The Trustee and any director, officer, employee or agent of the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind PRIMA FACIE properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the resignation or removal of the Trustee, termination of this Agreement and the payment of the outstanding Certificates. When the Trustee incurs expenses or provides services after the occurrence of a default and the commencement of a voluntary or involuntary case under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law involving the Sellers or the Servicer, the expenses and fees for such services are intended to constitute expenses of administration under such laws.

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         Section 10.14.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners and the Certificate Insurer, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in
Section 8.20(a) shall have occurred and be continuing, the Trustee subject to reasonable approval of the Certificate Insurer alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under
Section 10.08 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.09.

         Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

                  (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

                  (iii) The Servicer, the Certificate Insurer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its

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instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Certificate Insurer.

         Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 10.15.  APPOINTMENT OF CUSTODIANS.

         The Trustee may appoint one or more Custodians to hold all or a portion of the Files as agent for the Trustee, by entering into a Custodial Agreement acceptable to the Certificate Insurer. Subject to this Article X, the Trustee agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Owners of the Certificates and the Certificate Insurer.

                                END OF ARTICLE X












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                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01.  COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Depositor, the Sellers, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, each of the Sellers, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

         (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.02.  FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, either of the Sellers or the Servicer, stating that the information with respect to such factual

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matters is in the possession of the Depositor, either of the Sellers or the
Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 11.03.  ACTS OF OWNERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) The ownership of Certificates shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

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         Section 11.04.  NOTICES, ETC.  TO TRUSTEE.

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners under this Agreement or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer, the Depositor, either of the Sellers or the Servicer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office as set forth in Section
2.02 hereof.

         Section 11.05.  NOTICES AND REPORTS TO OWNERS; WAIVER OF NOTICES.

         Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Agreement provides for notice to any Rating Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 11.06.  RULES BY TRUSTEE.

         The Trustee may make reasonable rules for any meeting of Owners.

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         Section 11.07.  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 11.08.  SEVERABILITY.

         In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.09.  BENEFITS OF AGREEMENT.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.10.  LEGAL HOLIDAYS.

         In any case where the date of any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement (with the exception of any Monthly Remittance Date) shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day. In any case where the date of any Monthly Remittance Date shall not be a Business Day, then payment or mailing need not be made on such date, but must be made on the preceding Business Day.

         Section 11.11.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

         (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of

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the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

         (c) Each of the Depositor, Seller, the Conduit Seller and the Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. Each of the Depositor, the Sellers and the Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

         (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, either of the Sellers, the Servicer or the Certificate Insurer or third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Home Equity Loans against any Mortgagor in the courts of any jurisdiction.

         Section 11.12.  COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.13.  USURY.

         The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of

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Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

         Section 11.14.  AMENDMENT.

         (a) The Trustee, the Depositor, the Sellers and the Servicer may, at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to the amendment for the purposes of (i) if accompanied by an approving Opinion of Counsel experienced in federal income tax matters, and an Officer's Certificate, which shall not be at the expense of the Trustee, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization, (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status of each REMIC, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions of this Agreement which are inconsistent with any other provisions of this Agreement or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if such Owner shall have consented thereto in writing or if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to the Class A Certificates without regard to the Certificate Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of such Owner, (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding or (c) affect in any manner the terms or provisions of the Certificate Insurance Policy. The Trustee shall not be required to execute any amendment or supplement if it affects its rights, duties, immunities or indemnities.

         (b) The Certificate Insurer and the Rating Agencies shall be provided by the Seller and the Depositor with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

         (c) Notwithstanding any contrary provisions of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust pursuant to the REMIC Provisions or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         Section 11.15.  PAYING AGENT; APPOINTMENT AND ACCEPTANCE OF DUTIES.

         The Trustee is hereby appointed Paying Agent. The Seller may, if such Person meets the eligibility requirements for the Trustee set forth in
Section 10.08 hereof, including, without

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limitation, the prior written consent of the Certificate Insurer, appoint one or more other Paying Agents or successor Paying Agents.

         Each Paying Agent, immediately upon such appointment shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

         Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

                  (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Distribution Date among such Owners in the proportion specified by the Trustee; and

                  (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

         Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

         In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

         Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.

         Section 11.16.  REMIC STATUS.

         (a) The parties hereto intend that each REMIC created hereunder shall constitute, and that the affairs of each REMIC created hereunder shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, Bank One, National Association, or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall: (i) prepare or cause to be prepared and filed, at its own expense, in a timely manner, annual tax returns and any other tax return required to be filed by each REMIC created hereunder using a calendar year as the taxable year for such REMIC; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of each REMIC created hereunder, for it to be treated as a REMIC; (iii) at the Tax Matters Person's expense, prepare and forward, or cause to be prepared and forwarded, to the Owners all

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information, reports or tax returns required with respect to each REMIC created hereunder, including Schedule Q to Form 1066, as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; provided that the tax return filed on Schedule Q to Form 1066 shall be prepared and forwarded to the Owners of the Class R Certificates no later than 50 days after the end of the period to which such tax return was due; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC created hereunder, except as provided under this Agreement; (v) represent the Trust or each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or each REMIC created hereunder, and otherwise act on behalf of the Trust or each REMIC created hereunder in relation to any tax matter involving the Trust or each REMIC created hereunder (the legal expenses and costs of any such action described in this subsection (v) and any liability resulting therefrom shall constitute expenses of the Trust and shall constitute Trustee Reimbursable Expenses, unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence); (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transfer of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of the Trustee or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

         (b) The Sellers, the Depositor, the Trustee and the Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer
(i) to take no action which would result in the termination of REMIC status for either REMIC created hereunder, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code,
(iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and (iv) to cause the Servicer not to take or engage in any such action, to the extent that either of the Sellers is aware of any such proposed action by the Servicer.

         (c) Each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

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         (d) Except as otherwise permitted by Section 7.05(b), no Eligible
Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

         (e) None of the Depositor, either of the Sellers or the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

         (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee or either of the Sellers may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for either REMIC created hereunder; PROVIDED, HOWEVER, that such transaction is otherwise permitted under this Agreement.

         (g) In the event that any tax is imposed on "prohibited transactions" of the Trust created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust as defined in Section 860G(c) of the Code, on any contributions to the Trust after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee if such tax arises out of or results from the willful misfeasance, bad faith or negligence in performance by the Trustee of any of its obligations under
Article X, or (ii) to the Servicer if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article VIII or otherwise.

         Section 11.17.  ADDITIONAL LIMITATION ON ACTION AND IMPOSITION OF
TAX.

         Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer at the expense of the party seeking to take such action but in no event at the expense of the Trust to the effect that such transaction does not result in a tax imposed on the Trust or either REMIC created hereunder or cause a termination of REMIC status for either REMIC created hereunder, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day, (iii) allow the Servicer to foreclose upon any Home Equity Loan if such foreclosure would result in a tax on the Trust or either REMIC created hereunder or cause termination of REMIC status for either REMIC created hereunder or (iv) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of each REMIC created hereunder and use such income, to the extent necessary, to pay such tax; PROVIDED THAT, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Class A Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments,

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additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a PRO RATA basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

         Section 11.18.  APPOINTMENT OF TAX MATTERS PERSON.

         A Tax Matters Person will be appointed for each REMIC created hereunder for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for each REMIC created hereunder shall be the Trustee as long as it owns a Class R Certificate. If the Trustee does not own a Class R Certificate, the Tax Matters Person will be the holder of the largest percentage interest in the Class R Certificates. The Trustee is hereby irrevocably appointed to act as the agent of the Tax Matters Person for all purposes of the Code and regulations thereunder.

         Section 11.19.  THE CERTIFICATE INSURER.

         Any right conferred to the Certificate Insurer hereunder (except for the Certificate Insurer's right of prior approval of amendments to this Agreement that affect the Certificate Insurer's right to receive payments or the priority of such payments to the Certificate Insurer under Section 7.03), including but not limited to consent rights, shall be suspended and shall run to the benefit of the Owners and shall be exercisable by a vote of Owners holding Certificates representing at least a 51% Percentage Interest of all Class A Certificates during any period in which there exists a Certificate Insurer Default; PROVIDED, that the right of the Certificate Insurer to receive the Premium Amount or any Reimbursement Amounts shall not be suspended if such Certificate Insurer Default was a default other than a default under clause (a) of the definition thereof. If a Certificate Insurer Default shall cease to exist, the rights of the Certificate Issuer shall be immediately restored. At such time as the Class A Certificates are no longer Outstanding hereunder and the Certificate Insurer has received all Reimbursement Amounts, the Certificate Insurer's rights hereunder shall terminate.

         Section 11.20.  RESERVED.

         Section 11.21.  THIRD PARTY RIGHTS.

         The Trustee, the Sellers, the Servicer, the Depositor and the Owners agree that the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement as if it were a party hereto.

         Section 11.22.  NOTICES.

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         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

THE TRUSTEE:                        Bank One, National Association
                                    1 Bank One Plaza, Suite IL1-0126
                                    Chicago, Illinois  60670-0126
                                    Attention:  Corporate Trust Office
                                    Tel:  (312) 407-8810
                                    Fax:  (312) 407-1708

THE DEPOSITOR:                      CHEC Funding, LLC
                                    2728 North Harwood
                                    Dallas, Texas 75201
                                    Attention:  Jeffrey B. Upperman
                                    Tel:  (214) 981-6811
                                    Fax:  (214) 756-4580
                                    Attention:  Anne E. Sutherland
                                    Tel:  (214) 758-7045
                                    Fax:  (214) 758-7868

THE SELLER:                         Centex Credit Corporation d/b/a Centex Home
                                    Equity Corporation
                                    2828 North Harwood
                                    Dallas, Texas 75201
                                    Attention:  Jeffrey B. Upperman
                                    Tel:  (214) 981-6811
                                    Fax:  (214) 756-4580
                                    Attention:  Anne E. Sutherland
                                    Tel:  (214) 758-7045
                                    Fax:  (214) 758-7868

THE CONDUIT SELLER:                 CHEC Conduit Funding, LLC
                                    2728 North Harwood
                                    Dallas, Texas  75201
                                    Attention:  Jeffrey B. Upperman
                                    Tel:  (214) 981-6811
                                    Fax:  (214) 756-4580
                                    Attention:  Anne E. Sutherland
                                    Tel:  (214) 758-7045
                                    Fax:  (214) 758-7868

THE SERVICER:                       Centex Credit Corporation d/b/a Centex Home
                                    Equity Corporation
                                    2828 North Harwood
                                    Dallas, Texas 75201
                                    Attention:  Jeffrey B. Upperman
                                    Tel: (214) 981-6811

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                                    Fax: (214) 756-4580
                                    Attention:  Anne E. Sutherland
                                    Tel:  (214) 758-7045
                                    Fax:  (214) 758-7868

THE CUSTODIAN:                      Bank One Trust Company, N.A.
                                    2220 Chemsearch Blvd., Suite 150
                                    Irving, Texas  75062
                                    Attention:  Gloria Sadler
                                    Fax: (972) 785-5342
                                    Confirmation: (972) 785-5215

THE CERTIFICATE
INSURER:                            Financial Security Assurance Inc.
                                    350 Park Avenue
                                    New York, NY  10022
                                    Attention:  Surveillance Department
                                    Re:  Centex Home Equity Loan Trust 2000-B
                                    Tel:  (212) 826-0100
                                    Fax:  (212) 339-3518 or (212) 339-3529

                                    (in each case in which notice or other
                                    communication to the Certificate Insurer refers to a Servicer Termination Event, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

THE UNDERWRITERS:                   Salomon Smith Barney Inc.
                                    390 Greenwich Street
                                    6th Floor
                                    New York, NY  10013
                                    Attention:  Paul Humphrey
                                    Tel:  (212) 723-9548
                                    Fax:  (212) 723-8591


                                    Banc of America Securities LLC
                                    100 North Tryon Street
                                    11th Floor
                                    NC1-007-11-07
                                    Charlotte, NC  28255
                                    Attention:  Michael Schoffelen

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                                    Tel:  (704) 386-0932
                                    Fax:  (704) 388-9668

                                    Chase Securities Inc.
                                    270 Park Avenue, 7th Floor
                                    New York, New York 10017
                                    Attention:  Paul C. Scialabba
                                    Tel:  (212) 834-5173
                                    Fax:  (212) 834-6564

MOODY'S:                            Moody's Investors Service, Inc.
                                    99 Church Street
                                    New York, New York 10007
                                    Attention:  The Residential Mortgage
                                                   Monitoring Department
                                    Tel:  (212) 553-0300
                                    Fax:  (212) 553-0355

STANDARD & POOR'S:                  Standard & Poor's Ratings Services,
                                      a division of The McGraw-Hill Companies, Inc.
                                    55 Water Street
                                    41st Floor
                                    New York, New York 10041
                                    Attention:  Residential Mortgage Group
                                    Tel: (212) 438-2000
                                    Fax: (212) 438-2661

FITCH:                              Fitch, Inc.
                                    One State Street Plaza
                                    New York, NY  10004

         Section 11.23. RULE 144A INFORMATION. For so long as any of the Class R or Class X-IO Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Servicer (or if the Trustee is then acting as Servicer, CHEC) agrees to provide to any Owner of the Class R or Class X-IO Certificate and to any prospective purchaser of Class R or Class X-IO Certificates designated by such an Owner, upon the request of such Owner or prospective purchaser, the information specified below which is intended to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act; PROVIDED that this Section 11.23 shall require, as to the Trustee or CHEC, only that the Servicer (or if the Trustee is then acting as Servicer, CHEC) provide publicly available information regarding it or the Trustee in response to any such request; and PROVIDED FURTHER that the Servicer (or if the Trustee is then acting as Servicer, CHEC) shall be obligated to provide only such basic, material information concerning the structure of the Class R or Class X-IO Certificates and distributions thereon, the nature, performance and servicing of the Home Equity Loans supporting the Certificates, and any credit enhancement mechanism, if any, associated with the Certificates. Any recipient of information

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provided pursuant to this Section 11.23 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Class R or Class X-IO Certificates by the prospective purchaser. The Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Servicer or CHEC to any Owner or prospective purchaser of Class R or Class X-IO Certificates.

                                END OF ARTICLE XI






















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                                   ARTICLE XII

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         Section 12.01. TRUST ESTATE AND ACCOUNTS HELD FOR BENEFIT OF THE CERTIFICATE INSURER.

         The Trustee shall hold the Trust Estate for the benefit of the related Owners and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Owners of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

         The Servicer hereby acknowledges and agrees that it shall service and administer the Home Equity Loans and any REO Properties, and shall maintain the Principal and Interest Account, for the benefit of the Owners and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Owners shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Servicer shall not terminate any Sub-Servicing Agreements without the prior consent of the Certificate Insurer.

         Section 12.02.  CLAIMS UPON THE POLICY; POLICY PAYMENTS ACCOUNT

         (a) In the event that an Insured Payment becomes due pursuant to the terms of the Certificate Insurance Policy, the Trustee shall submit a Notice (in the form attached to the Certificate Insurance Policy) in accordance with the terms of the Certificate Insurance Policy and in sufficient time that payment will be made under the Certificate Insurance Policy on the related Distribution Date.

         (b) The Trustee shall establish and maintain a separate special purpose trust account for the benefit of the Owners of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy into the Policy Payments Account and distribute such amount only for purposes of payment to the Owners of the related Class A Certificates of the Insured Payments for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Seller, the Depositor, the Custodian, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Owners of the related Class A Certificates in accordance with Section 7.03(e). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payments with other funds available to make such payment. However, the amount of any payment of principal of or interest on the related Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Register and in the statement to be furnished to Owners of the Class A Certificates pursuant to Section 7.08. Funds held in the Policy Payments Account shall not be invested by the Trustee.

         On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of funds received by the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to make the Insured Payment on such Distribution Date shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trustee, directly to the payment in full of the Insured Payment due on the related Class of Class A Certificates in accordance with Section 7.03(e). Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Owners of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Seller, the Depositor, the Custodian, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

         (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

         (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent (as defined in the Certificate Insurance Policy) of any proceeding or the institution of any action, of which an Authorized Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Owner of a Class A Certificate, by its purchase of such Certificate, the Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Owner of a Class A Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         Section 12.03. EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION.

         Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section
7.03. The Depositor, the Servicer and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such holders to receive such principal and interest from the Trust and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

         The Trustee, the Sellers, the Depositor and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Owners as otherwise set forth herein.

         Section 12.04.  NOTICES TO THE CERTIFICATE INSURER.

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Owners shall also be sent to the Certificate Insurer.

         Section 12.05.  THIRD-PARTY BENEFICIARY.

         The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

         Section 12.06. RIGHTS TO THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF OWNERS.

         By accepting its Certificate, each Owner of a Class A Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Owners of the Class A Certificates as specified under this Agreement without any further consent of the Owners of the Class A Certificates and that the Owners of Class A Certificates may not exercise such rights except with the written consent of the Certificate Insurer.

         Section 12.07.  TRUSTEE TO HOLD THE CERTIFICATE INSURANCE POLICY.

         The Trustee will hold the Certificate Insurance Policy in trust as agent for the Owners of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Insurance Policy nor the amounts paid on the Certificate Insurance Policy will constitute part of the Trust created by this Agreement. Each Owner of Class A Certificates, by accepting its Class A Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.

         Section 12.08. TRUSTEE TO ACT SOLELY WITH CONSENT OF THE CERTIFICATE INSURER.

         Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

         (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 8.20 hereof;

         (b)  agree to any amendment pursuant to Section 11.14 hereof; or

         (c)  undertake any litigation with respect to the Trust.

                               END OF ARTICLE XII

         IN WITNESS WHEREOF, the Depositor, the Sellers, the Servicer and the Trustee have caused this Agreement to be duly executed their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       CHEC FUNDING, LLC,
                                       as Depositor


                                       By: /s/ Jeffrey B. Upperman
                                          --------------------------------------
                                       Name:    Jeffrey B. Upperman
                                       Title:   Vice President


                                       CENTEX CREDIT CORPORATION d/b/a
                                       CENTEX HOME EQUITY CORPORATION,
                                       as Seller


                                       By: /s/ Jeffrey B. Upperman
                                          --------------------------------------
                                       Name:    Jeffrey B. Upperman
                                       Title:   Vice President



                                       CHEC CONDUIT FUNDING, LLC
                                       as Conduit Seller


                                       By: /s/ Jeffrey B. Upperman
                                          --------------------------------------
                                       Name:    Jeffrey B. Upperman
                                       Title:   Vice President


                                       CENTEX CREDIT CORPORATION d/b/a
                                       CENTEX HOME EQUITY CORPORATION,
                                       as Servicer


                                       By: /s/ Jeffrey B. Upperman
                                          --------------------------------------
                                       Name:    Jeffrey B. Upperman
                                       Title:   Vice President

                                       BANK ONE, NATIONAL ASSOCIATION
                                       as Trustee



                                       By:  /s/ Melissa G. Weisman
                                          --------------------------------------
                                       Name:       Melissa G. Weisman
                                       Title:      Vice President

STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF NEW YORK         )


         On the 14th day of December, 2000, before me personally came Jeffrey
B. Upperman to me known that he is a Vice President of CHEC Funding, LLC, a Delaware limited liability agreement; and that he signed his name thereto by order of the sole member of said company.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL


                                       /s/ Amy Mellon
                                       -----------------------------------
                                       Notary Public

STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF NEW YORK         )


         On the 14th day of December 2000, before me personally came Jeffrey
B. Upperman to me known that he is a Vice President of Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL


                                       /s/ Amy Mellon
                                       ------------------------------------
                                       Notary Public

STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF NEW YORK         )


         On the 14th day of December, 2000, before me personally came Jeffrey
B. Upperman to me known that he is a Vice President of CHEC Conduit Funding, LLC, a Delaware limited liability corporation and that he signed his name thereto by order of Centex Credit Corporation d/b/a Centex Home Equity Corporation, the sole member of CHEC Conduit Funding, LLC.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL


                                       /s/ Amy Mellon
                                       ----------------------------------
                                       Notary Public

STATE OF NEW YORK )
                  :  ss.:
NEW YORK COUNTY   )


         On the 14th day of December, 2000, before me personally came Melissa
G. Weisman, to me known that she is a Vice President of Bank One, National Association, described in and that she executed the above instrument as Trustee; and that she signed her name thereto by order of the Board of Directors of said bank.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





NOTARIAL SEAL


                                       /s/ Amy Mellon
                                       ----------------------------------
                                       Notary Public

                                  SCHEDULE I-A
                      GROUP I SCHEDULE OF HOME EQUITY LOANS

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.





















                                     1-A-1

                                  SCHEDULE I-B
                     GROUP II SCHEDULE OF HOME EQUITY LOANS

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

















                                     1-B-1

                                  SCHEDULE I-C
                      SELLER SCHEDULE OF HOME EQUITY LOANS

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.
























                                      I-C-1

                                  SCHEDULE I-D
                      CONDUIT SCHEDULE OF HOME EQUITY LOANS

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.






















                                      I-D-1

                                  SCHEDULE I-E
                       INVESTMENT INSTRUCTIONS TO TRUSTEE

         Account                                     Eligible Investment
         -------                                     -------------------
(1)      Certificate Account                         One Group Institutional Prime Fund

(2)      Supplemental Interest Reserve Fund          One Group Institutional Prime Fund














                                      I-E-1

                                                                     EXHIBIT A-1

                                                   FORM OF CLASS A-1 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS A-1

                            (7.03% CERTIFICATE RATE)

        Representing Certain Interests in a Pool of Group I Home Equity
                           Loans Sold and Serviced by

         CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in the Group I Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-1-1                              152314 CV0
                                       ----------
                                       CUSIP

                                      A-1-1

        $108,700,000                                           November 25, 2015
Original Class A-1 Certificate     December 14, 2000            Final Scheduled
      Principal Balance                  Date                  Distribution Date

                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group I listed in
SCHEDULE I-A to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-1 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-1 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class A-1 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                      A-1-2

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-1 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                                      A-1-3

         Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-1 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-1 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                                      A-1-4

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-1 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-1 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-1 Certificates and shall receive all future distributions of the Class A Distribution Amount relating to such Certificates until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                                      A-1-5

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-1 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                      A-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee



                                       By:
                                          ------------------------------------


                                       Title:
                                             ---------------------------------

Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------


Title:
      ---------------------------------





                                     A-1-7

                                                                     EXHIBIT A-2

                                                   FORM OF CLASS A-2 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS A-2

                            (6.74% CERTIFICATE RATE)

           Representing Certain Interests in a Pool of Group I Home Equity
                           Loans Sold and Serviced by

           CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION


         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in the Group I Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-2-1                              152314 CW8
                                       ----------
                                         CUSIP

                                      A-2-1

        $50,000,000                                             August 25, 2021
Original Class A-2 Certificate   December 14, 2000              Final Scheduled
     Principal Balance                Date                     Distribution Date

                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group I listed in
SCHEDULE I-A to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-2 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class A-2 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                      A-2-2

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-2 (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-2 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates, on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-2

                                      A-2-3

Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-2 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive

                                      A-2-4
distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-2 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-2 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-2 Certificates and shall receive all future distributions of the Class A Distribution Amount relating to such Certificates until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                                      A-2-5

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-2 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                      A-2-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                   BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee



                                   By:
                                      -------------------------------------

                                   Title:
                                         ----------------------------------

Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------

Title:
      ---------------------------------









                                    A-2-7

                                                                     EXHIBIT A-3

                                                   FORM OF CLASS A-3 CERTIFICATE


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS A-3

                            (6.82% CERTIFICATE RATE)

          Representing Certain Interests in a Pool of Group I Home Equity
                           Loans Sold and Serviced by

          CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION


         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in the Group I Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-3-1                                                        152314 CX6
                                                                 ----------
                                                                    CUSIP

        $56,100,000                                            February 25, 2026
Original Class A-3 Certificate        December 14, 2000         Final Scheduled
     Principal Balance                     Date                Distribution Date


                                       A-3-1

                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group I listed in
SCHEDULE I-A to the Pooling and Servicing Agreement (as defined below) (which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-3 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-3 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class A-3 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE

                                       A-3-2

FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL
BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-3 (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-3 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate

                                       A-3-3

Principal Balance of such Class A-3 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-3 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall

                                       A-3-4
not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-3 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-3 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-3 Certificates and shall receive all future distributions of the Class A Distribution Amount relating to such Certificates until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                                       A-3-5

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-3 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.


                                       A-3-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                   BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee



                                   By:
                                       --------------------------------------


                                   Title:
                                          -----------------------------------


Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   -------------------------------

Title:
      ----------------------------





                                       A-3-7

                                                                     EXHIBIT A-4

                                                   FORM OF CLASS A-4 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS A-4

                            (7.05% CERTIFICATE RATE)

           Representing Certain Interests in a Pool of Group I Home Equity
                            Loans Sold and Serviced by

           CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION


         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in the Group I Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-4-1                                                         152314 CY4
                                                                  ----------
                                                                     CUSIP

        $67,500,000                                             August 25, 2029
Original Class A-4 Certificate       December 14, 2000          Final Scheduled
     Principal Balance                     Date                Distribution Date


                                     A-4-1

                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group I listed in
SCHEDULE I-A to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-4 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-4 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date) be less than the original Certificate Principal Balance of the Class A-4 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE


                                       A-4-2

FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL
BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-4 (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-4 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate

                                       A-4-3

Principal Balance of such Class A-4 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-4 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee on or prior to the Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall

                                       A-4-4
not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-4 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-4 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-4 Certificates and shall receive all future distributions of the Class A Distribution Amount relating to such Certificates until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                                       A-4-5

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-4 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                       A-4-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                         BANK ONE, NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:
                                             ----------------------------------


                                         Title:
                                                -------------------------------


Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------
Title:
      ---------------------------------















                                       A-4-7

                                                                     EXHIBIT A-5

                                                   FORM OF CLASS A-5 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS A-5

  (7.17% CERTIFICATE RATE (OR 7.67% FOR EACH INTEREST PERIOD OCCURRING AFTER THE DATE ON WHICH AN AFFILIATE OF THE SERVICER FIRST FAILS TO EXERCISE ITS
            CLEAN-UP CALL OPTION), SUBJECT TO GROUP I NET WAC CAP)

        Representing Certain Interests in a Pool of Group I Home Equity
                          Loans Sold and Serviced by

        CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION


         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in Group I Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-5-1                                                         152314 CZ1
                                                                  ----------
                                                                    CUSIP

                                     A-5-1

              $34,500,000                                   January 25, 2031
    Original Class A-5 Certificate    December 14, 2000     Final Scheduled
           Principal Balance                 Date          Distribution Date


                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group I listed in
SCHEDULE I-A to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-5 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-5 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class A-5 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                     A-5-2

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-5 (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-5 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-5

                                     A-5-3

Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-5 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-5 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive

                                     A-5-4
distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-5 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-5 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-5 Certificates and shall receive all future distributions of the Class A Distribution Amount relating to such Certificates until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                                     A-5-5

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-5 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.




                                     A-5-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee



                                       By:
                                          --------------------------------------


                                       Title:
                                             -----------------------------------

Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------


Title:
      ---------------------------------

















                                     A-5-7

                                                                     EXHIBIT A-6

                                                   FORM OF CLASS A-6 CERTIFICATE


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                     CENTEX HOME EQUITY LOAN TRUST 2000-D
                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                   CLASS A-6
            (6.93% CERTIFICATE RATE SUBJECT TO GROUP I NET WAC CAP)

        Representing Certain Interests in a Pool of Group I Home Equity
                          Loans Sold and Serviced by

        CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in Group I Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-6-1                                                          152314 DA5
                                                                   ----------
                                                                     CUSIP

              $35,200,000                                  January 25, 2031
    Original Class A-6 Certificate    December 14, 2000     Final Scheduled
           Principal Balance                 Date          Distribution Date

                                     A-6-1

                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group I listed in
SCHEDULE I-A to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-6 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-6 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date),be less than the original Certificate Principal Balance of the Class A-6 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE

                                     A-6-2

FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL
BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-6 (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-6 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate

                                     A-6-3

Principal Balance of such Class A-6 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-6 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall

                                     A-6-4
not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-6 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-6 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A Certificates and shall receive all future distributions of the Class A Distribution Amount relating to such Certificates until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                                     A-6-5

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-6 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.



                                     A-6-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee



                                       By:
                                          -------------------------------------


                                       Title:
                                             ----------------------------------


Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------

Title:
      ---------------------------------















                                     A-6-7

                                                                    EXHIBIT A-7

                                                  FORM OF CLASS A-7 CERTIFICATE


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                    CLASS A-7
                  (VARIABLE CERTIFICATE RATE, WITH AN INCREASE
                  IN MARGIN ON OR AFTER THE CLEAN-UP CALL DATE)

                        (SUBJECT TO AVAILABLE FUNDS CAP)

              Representing Certain Interests in a Pool of Group II
                     Home Equity Loans Sold and Serviced by

         CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in the Group II Home Equity Loans and certain other property held by the Trust.)

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Centex Home Equity Loan Trust 2000-D") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-7-1                                                                                    152314 DB3
                                                                                             ----------
                                                                                                CUSIP


                                     A-7-1


              $48,000,000                                                                 January 25, 2031
    Original Class A-7 Certificate                  December 14, 2000                      Final Scheduled
           Principal Balance                               Date                           Distribution Date

                                   CEDE & CO.
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans in Group II listed in
SCHEDULE I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group II as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class A-7 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class A-7 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to January 25, 2001 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class A-7 Certificates set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                        A-7-2

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JANUARY 25, 2001 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class A-7 (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class X-IO (the "Class X-IO Certificates"), and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class A-7 Certificates as of the close of business on the last Business Day immediately preceding a Distribution Date, or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                                      A-7-3

         Each Owner of record of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-7 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class A-7 Certificates on the Startup Day.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee on or prior to the Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                                      A-7-4

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-7 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-7 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-7 Certificates and shall receive all future distributions of the Class A Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                                      A-7-5

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-7 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                      A-7-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as Trustee



                                        By:
                                              --------------------------------

                                        Title:
                                              --------------------------------
Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
      ----------------------------------------

Title:
      ----------------------------------------

                                      A-7-7

                                                                       EXHIBIT B
                                                  FORM OF CLASS X-IO CERTIFICATE


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TRANSFER OF THIS CLASS X-IO CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                   CLASS X-IO
                               (REGULAR INTEREST)

             Representing Certain Interests Relating to two Pools of
                     Home Equity Loans Sold and Serviced by

         CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC (the "Depositor"), CHEC Conduit Funding, LLC (the "Conduit Seller") or Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller" or the "Servicer"). This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

NO: X-IO-1                                               Date: December 14, 2000

Percentage Interest _____%

                            CHEC RESIDUAL CORPORATION
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in SCHEDULE I-A and SCHEDULE I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class X-IO (the "Class X-IO Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates") and Class R-1 and Class R-2 (together, the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class

A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, the Owners of the Class X-IO Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class X-IO Distribution Amount relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class X-IO Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class X-IO Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class X-IO Certificates are exchangeable for new Class X-IO Certificates evidencing the same Percentage Interest as the Class X-IO Certificates exchanged.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:   --------------------------------

                                        Title:
                                              --------------------------------



Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:   --------------------------------

Title:
      --------------------------------

                                                                       EXHIBIT C
                                                     FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF EACH OF THE SOLE CLASSES OF "RESIDUAL INTERESTS" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

         A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A

DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND
(B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THIS CLASS R CERTIFICATE REPRESENTS A RESIDUAL INTEREST IN EACH OF REMIC I AND REMIC II FOR FEDERAL INCOME TAX PURPOSES.

                      CENTEX HOME EQUITY LOAN TRUST 2000-D
                    HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                     CLASS R
                               (RESIDUAL INTEREST)

             Representing Certain Interests Relating to two Pools of
                     Home Equity Loans Sold and Serviced by

        CENTEX CREDIT CORPORATION D/B/A CENTEX HOME EQUITY CORPORATION

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation. This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

NO: R-1_
                                                        Date:  December 14, 2000
Percentage Interest _____%

                            CHEC Residual Corporation
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in SCHEDULE I-A and SCHEDULE I-B to the Pooling and Servicing Agreement which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Seller's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         THIS CERTIFICATE IS AN ASSET-BACKED CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Centex Home Equity Loan Trust 2000-D, Home Equity Loan Asset-Backed Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") by and among Centex Credit Corporation d/b/a Centex Home Equity Corporation, in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), CHEC Funding, LLC, in its capacity as Depositor (the "Depositor"), CHEC Conduit Funding, LLC, as Conduit Seller, and Bank One, National Association, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), and Class X-IO (the "Class X-IO Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class X-IO Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing January 25, 2001, each owner of a Class R Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Residual Net Monthly Excess Cashflow relating to such Certificates on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class R Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-

Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, CHEC Funding, LLC, CHEC Conduit Funding, LLC or Centex Credit Corporation d/b/a Centex Home Equity Corporation or any of their Affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates (from amounts other than those available under the Certificate Insurance Policy) of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Trustee and the Certificate Insurer shall be provided an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, to the Owners of the Certificates, so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-IO Certificates may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date. If the Owner of the Class X-IO Certificates does not exercise this optional purchase on the Clean-Up Call Date, then (i) on the next Distribution Date, the Trustee will begin an auction process to sell the Home

Equity Loans and (ii) on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Class X-IO Certificates will be paid to the Class A Certificates as an additional principal distribution amount. In addition, under certain circumstances relating to the qualification of REMIC I and REMIC II as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Class R Certificates evidence ownership in the "residual interest" in REMIC I and the "residual interest" in REMIC II. The registered Owner of a Class R Certificate will be entitled to separate such Certificate into such component parts. The Trustee shall, upon delivery to it of this Class R Certificate and a written request of the registered Owner thereof to separate such Certificate into its component parts, issued to such registered Owner in exchange for such Class R Certificate (i) a separately transferable, certified and fully registered security (a "Class R-1 Certificate") that will, from the date of its issuance, represent the Owner's Percentage Interest in the residual interest in REMIC I and (ii) a separately transferable, certified and fully registered security (a "Class R-2 Certificate") that will, from the date of its issuance, represent the Owner's Percentage Interest in the residual interest in REMIC II. The Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such exchange of this Class R Certificate.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class R Certificates are issuable only as registered
Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                       BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          -------------------------------------


                                       Title:
                                             ----------------------------------



Trustee Authentication

BANK ONE, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------


Title:
      ---------------------------------

                                                                       EXHIBIT D

                             [Intentionally Omitted]

                                                                     EXHIBIT E-1



                            FORM OF TRUSTEE'S RECEIPT

                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


         Reference is made to that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") among CHEC Funding, LLC, as depositor, CHEC Conduit Funding, LLC, as conduit seller, Centex Credit Corporation d/b/a Centex Home Equity Corporation, as seller and servicer, and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein have the meaning assigned to them in the Pooling and Servicing Agreement.

         The Trustee hereby acknowledges the receipt of the sum of $___________, representing the net proceeds disbursed from the Underwriters, and the Financial Guaranty Insurance Policy (number: 51017-N) dated December 14, 2000, issued by Financial Security Assurance Inc.

Dated:  December 14, 2000

                                       BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT E-2

                                   FORM OF CUSTODIAN'S ACKNOWLEDGMENT OF RECEIPT

                      CUSTODIAN'S ACKNOWLEDGMENT OF RECEIPT

         Bank One Trust Company, N.A., in its capacity as custodian (the "Custodian") under the Custodial Agreement dated as of December 1, 2000, among the Custodian and Bank One, National Association, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") among CHEC Funding, LLC, as depositor (the "Depositor"), CHEC Conduit Funding, LLC, as a seller, Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation, as seller and servicer ("Centex"), and the Trustee, as trustee, hereby acknowledges receipt (subject to review as required by Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by Centex with respect to the Home Equity Loans pursuant to
Section 3.05(b)(i) of the Pooling and Servicing Agreement.

         The Schedule of Home Equity Loans is attached to this receipt as
Schedule I.

         The Custodian hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) and 3.06(c) of the Pooling and Servicing Agreement as required thereby.

                                       BANK ONE TRUST COMPANY, N.A.
                                          as Custodian


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:  December 14, 2000

                                                                       EXHIBIT F

                                                      FORM OF POOL CERTIFICATION

                               POOL CERTIFICATION

         WHEREAS, the undersigned is an Authorized Officer of Bank One Trust Company, N.A., in its capacity as custodian (the "Custodian") under the Custodial Agreement dated December 1, 2000, between the Custodian and Bank One, National Association, acting in its capacity as trustee (the "Trustee") of a certain pool of home equity loans heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 2000, (the "Pooling and Servicing Agreement") among CHEC Funding, LLC, as depositor, Centex Credit Corporation d/b/a Centex Home Equity Corporation, as seller and servicer, CHEC Conduit Funding, LLC, as a seller, and the Trustee, as trustee; and

         WHEREAS, the Custodian is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Files relating to the Home Equity Loans within a specified period following the Startup Day and to notify the Seller promptly of any defects with respect to the Home Equity Loans, and the Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

         WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Custodian to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

         NOW, THEREFORE, the Custodian hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.05 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Home Equity Loans identified in the Schedule of Home Equity Loans pursuant to Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Home Equity Loans, any remedial action by the Seller pursuant to Section 3.06(b) of the Pooling and Servicing Agreement has been completed. The Custodian makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.




                                     F-1-1

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                       BANK ONE TRUST COMPANY, N.A., as
                                       Custodian


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title

Dated:   January 31, 2001











                                     F-1-2

                                                                       EXHIBIT G

                                                          FORM OF DELIVERY ORDER

                                 DELIVERY ORDER

Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60670

Dear Sirs:

         Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement") among CHEC Funding, LLC, as Depositor, Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation, as Seller and Servicer, CHEC Conduit Funding, LLC, as a Seller, and Bank One, National Association, as Trustee (the "Trustee"), THE DEPOSITOR HEREBY CERTIFIES that all conditions precedent to the issuance of the Centex Home Equity Loan Trust 2000-D Home Equity Loan Asset-Backed Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class X-IO and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order. Instructions regarding the registration of the Certificates are attached hereto.

                                       Very truly yours,

                                       CHEC FUNDING, LLC


                                       By:
                                          -------------------------------------


                                       Title:
                                             ----------------------------------




Dated:  December 14, 2000

                                                                       EXHIBIT H

                                FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                          AFFIDAVIT PURSUANT TO SECTION
                         860E(e) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF          )
                  ) ss:
COUNTY OF         )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _________] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.); (ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.









                                     H-1-1

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 2000.

                                       [NAME OF INVESTOR]

                                       By:
                                          -------------------------------------
                                       [Name of Officer]
                                       [Title of Officer]

[Corporate Seal]

Attest:

-------------------------
[Assistant] Secretary


         Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this __ day of ____________, 2000.



-----------------
NOTARY PUBLIC

COUNTY OF __________________

STATE OF ____________________


         My commission expires the _ day of _______________, 2000.





                                     H-1-2

                                                                     EXHIBIT I-1
                                          FORM OF CERTIFICATE REGARDING TRANSFER
                                                           (ACCREDITED INVESTOR)

                                     [DATE]


Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60670


Attention: Advanced Structured Products Services

         Re:      Centex Home Equity Loan Trust 2000-D
                  Home Equity Loan Asset-Backed Certificates, Class ___ ("Certificates")
                  --------------------------------------------------------------

Gentlemen:

         In connection with our purchase on the date hereof of the above-referenced Certificates from ___________________ ("Seller"), [PURCHASER] (the "Purchaser") hereby certifies that:

         1. The Purchaser is acquiring the Certificates for [investment purposes only for](1) the Purchaser's own account and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate Section 5 of the Securities Act of 1933, as amended (the "Act"), provided that the disposition of its property shall at all times be and remain within its control;

         2. The Purchaser understands that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

         3. The Purchaser has received a copy of the Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which it has requested;

         4. The Purchaser believes it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that it is able to bear the economic risks of such an investment;


-------------------------
(1)  Not required if the Purchaser is a broker/dealer.

         5. The Purchaser (i) is not an employee benefit plan subject to
Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such purchase or (ii) in the event that any Class X-IO or Class R Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such purchase (including the assets of any Plan held in an insurance company separate or general account), is delivering herewith an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Insurer, which Opinion of Counsel shall not be at the expense of either the Trustee, the Certificate Insurer or the Trust, to the effect that the purchase or holding of any Class X-IO or Class R Certificates will not result in a prohibited transaction under ERISA and/or Section 4975 of the Code, and will not subject the Trustee to any obligation or liability in addition to those expressly undertaken under the Pooling and Servicing Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an Opinion of Counsel as described above shall be null and void and no effect;

         6. If the Purchaser sells any of the Certificates, it will (i) obtain from any investor that purchases any Certificate from it a letter substantially in the form of Exhibit I-1 or I-2 to the Pooling and Servicing Agreement and (ii) to the extent required by the Pooling and Servicing Agreement, cause an Opinion of Counsel to be delivered, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws; and

         7. For purposes of the Certificate Register, its address, including telecopier number and telephone number, is as follows:

                           ----------------------------------------------------

                           ----------------------------------------------------

                           ----------------------------------------------------

                           ----------------------------------------------------

                           telecopier:
                                       ----------------------------------------

                           telephone:
                                      -----------------------------------------

         8. The purchase of the Certificates by the Purchaser does not violate the provisions of the first sentence of Section 5.08(c) of the Pooling and Servicing Agreement.




                                     I-1-2

         IN WITNESS WHEREOF, the Purchaser has caused this letter to be executed by its signatory, duly authorized, as of the date first above written.

                                       [PURCHASER]


                                       By:
                                          -------------------------------------


                                       Name:
                                            -----------------------------------


                                       Title:
                                             ----------------------------------










                                     I-1-3

                                                                     EXHIBIT I-2
                                          FORM OF CERTIFICATE REGARDING TRANSFER
                                                                 (Rule 144A)
                                     [Date]


Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60670

Attention: Advanced Structured Products Services

         Re:      Centex Home Equity Loan Trust 2000-D
                  Home Equity Loan Asset-Backed Certificates,
                  Class ___-_____ ("Certificates")

Dear Gentlemen or Ladies:

         In connection with our purchase on the date hereof of the above-referenced Certificates from ______________________ ("Seller"), we hereby certify that:

         1. We are acquiring the Certificates for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the "Act"), provided that the disposition of our property shall at all times be and remain within our control;

         2. We understand that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are
(a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

         3. We have received a copy of the Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which we have requested;

         4. We believe we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that we are able to bear the economic risks of such an investment;

         5. If we sell any of the Certificates, at our option, we will either
(i) obtain from any institutional investor that purchases any Certificate from us a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 4 and this paragraph 5 or (ii) deliver an Opinion of Counsel to such institutional investor, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws;

                                     I-2-1

         6. We are acquiring the Certificates for our own account and the source of funds is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor are we acting on behalf of any Plan nor using the assets of any Plan to effect such acquisition or (ii) in the event that any Class X-IO or Class R Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such purchase (including the assets of any Plan held in an insurance company separate or general account), we are delivering herewith an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Insurer, which Opinion of Counsel shall not be at the expense of either the Trustee, the Certificate Insurer or the Trust, to the effect that the purchase or holding of any Class X-IO or Class R Certificates will not result in a prohibited transaction under ERISA and/or Section 4975 of the Code, and will not subject the Trustee to any obligation or liability in addition to those expressly undertaken under the Pooling and Servicing Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an Opinion of Counsel as described above shall be null and void and no effect;

         7. For purposes of the Certificate Register, our address, including telecopier number and telephone number, is as follows:

                           -----------------------------------------

                           -----------------------------------------

                           -----------------------------------------

                           telecopier:
                                       -----------------------------

                           telephone:
                                      ------------------------------

         8. If we sell any of the Certificates, we will obtain from any purchaser from us the same representations contained in the foregoing paragraph 6 and this paragraph 8; and

         9. Our purchase of the Certificates does not violate the provisions of the first sentence of Section 5.08(c) of the Pooling and Servicing Agreement.





                                     I-2-2

         IN WITNESS WHEREOF, we have signed this certificate as of the date first written above.


                                       By:
                                          -------------------------------------


                                       Name:
                                            -----------------------------------


                                       Title:
                                             ----------------------------------

                                                                       EXHIBIT J

                   HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS


Loan Number                  Borrower Name                  Original Loan Amount                 Exception
-----------                  -------------                  --------------------                 ---------























                                     J-1-1

                                                                       EXHIBIT K

                      DEFINITION OF GROUP II TARGET OVERCOLLATERALIZATION AMOUNT
                                                       (AND RELATED DEFINITIONS)


         "GROUP II DELINQUENCY AMOUNT" means the sum of (without duplication)
(i) the aggregate Loan Balance of the Home Equity Loans in Group II which are 90-Day Delinquent Loans and (ii) the aggregate Loan Balance of Home Equity Loans in Group II in foreclosure.

         "GROUP II INITIAL TARGET OVERCOLLATERALIZATION AMOUNT" means the Group II Target Percentage times the Original Group II Pool Balance.

         "GROUP II TARGET OVERCOLLATERALIZATION AMOUNT" means:

         (a) for any Distribution Date occurring during the period commencing on the Startup Day and ending on the thirtieth Distribution Date following the Startup Day, the greater of: (i) the Group II Initial Target
Overcollateralization Amount, and (ii) if the Step-Up Test is not satisfied, 90% of the Group II Delinquency Amount.

         (b) for any Distribution Date occurring after the end of the period in clause (a) above, (x) if the Step-Down Test is satisfied the greatest of
(i) 11.50% of the aggregate Loan Balance of the Home Equity Loans in Group II, (ii) 0.50% of the Original Group II Pool Balance, (iii) the Group II Initial Target Overcollateralization Amount less the product of (A) the excess of the Group II Initial Target Overcollateralization Amount over the amount set forth in clause (b)(x)(i) and (B) a fraction (not to exceed 1.0), the numerator of which is a whole number equal to the number of Distribution Dates since the most recent of the 30th Distribution Date and the most recent Distribution Date on which the Step-Down Test was not met and the denominator of which is 3 and (y) if the Step-Down Test is not met, the amount set forth in clause (a).

         Notwithstanding anything contained in the Agreement to the contrary, the Certificate Insurer may, in its sole discretion, modify this definition of Group II Target Overcollateralization Amount (and any related definitions in this Exhibit K) for the purpose of reducing the overcollateralization amounts hereof or eliminating, in whole or in part, the definitions hereof, provided the Trustee and the Rating Agencies shall have been notified in writing of such modification prior to the related Distribution Date and such modification has not resulted in a downgrading of the then-current ratings of the Class A Certificates, without regard to the Certificate Insurance Policy. Notwithstanding any contrary provisions of the Agreement, no modification of this definition shall be effective unless the Certificate Insurer shall have received an Opinion of Counsel (provided by the Person requesting such modification) to the effect that such modification will not result in the imposition of any tax on the Trust pursuant to the REMIC

Provisions or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         "GROUP II TARGET PERCENTAGE" means 5.75%.

         "ORIGINAL GROUP II POOL BALANCE" means the aggregate Loan Balance of the Home Equity Loans in Group II as of the Cut-Off Date.

         "STEP-DOWN LOSS TEST" is satisfied for any period set out below, if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:


          Period                                                 Cumulative Loss Percentage
          ------                                                 --------------------------

          June 2003 - May 2004                                                  2.00%
          June 2004 - May 2005                                                  2.65%
          June 2005 - May 2006                                                  3.30%
          June 2006 - thereafter                                                4.00%


                  "STEP-DOWN TEST" is satisfied for any date of determination thereof, if (x) the 90+ Delinquency Percentage (Rolling Three Month) is less than or equal to 9.50%, (y) the Step-Down Loss Test is satisfied, and (z) the Annual Loss Percentage (Rolling 12 Month) for the twelve month period immediately preceding the date of determination is less than or equal to 1.50% for the thirtieth through forty-eighth Remittance Periods, less than or equal to 1.35% for the forty-ninth through seventy-second Remittance Periods, or less than or equal to 1.25% for the seventy-third Remittance Period and thereafter.

         "STEP-UP LOSS TEST" is satisfied for any period set out below, if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:


          Period                                                 Cumulative Loss Percentage
          ------                                                 --------------------------

          January 2001 - December 2001                                          1.40%
          January 2002 - December 2002                                          1.95%
          January 2003 - December 2003                                          2.70%
          January 2004 - December 2004                                          3.45%
          January 2005 - December 2005                                          4.20%
          January 2006 - thereafter                                             4.90%


                  "STEP-UP TEST" is satisfied for any date of determination thereof, if (x) the 90+ Delinquency Percentage (Rolling Three Month) is less than or equal to 12.00%, (y) the Step-Up Loss Test is satisfied, and (z) the Annual Loss Percentage (Rolling 12 Month) for the twelve month period immediately preceding the date of determination thereof is less than or equal to

0.75% for the first through eighteenth Remittance Periods, less than or equal to 1.25% for the nineteenth through twenty-fourth Remittance Periods, less than or equal to 1.75% for the twenty-fifth through forty-eighth Remittance Periods or less than or equal to 1.40% for the forty-ninth Remittance Period and thereafter.

                                                                       EXHIBIT L

                       DEFINITION OF GROUP I TARGET OVERCOLLATERALIZATION AMOUNT
                                                       (AND RELATED DEFINITIONS)

         "GROUP I DELINQUENCY AMOUNT" means the sum (with duplication) of (i) the aggregate Loan Balance of the Home Equity Loans in Group I which are 90-Day Delinquent Loans and (ii) the aggregate Loan Balance of the Home Equity Loans in Group I in foreclosure.

         "GROUP I INITIAL TARGET OVERCOLLATERALIZATION AMOUNT" means the Group I Target Percentage times the Original Group I Pool Balance.

         "GROUP I TARGET OVERCOLLATERALIZATION AMOUNT" means:

         (a) for any Distribution Date occurring during the period commencing on the Startup Day and ending on the thirtieth Distribution Date following the Startup Day, the greater of: (i) the Group I Initial Target
Overcollateralization Amount, and (ii) if the Step-Up Test is not satisfied, 90% of the Group I Delinquency Amount.

         (b) for any Distribution Date occurring after the end of the period in clause (a) above, (x) if the Step Down Test is satisfied the greatest of
(i) 5.80% of the aggregate Loan Balance of the Home Equity Loans in Group I,
(ii) 0.50% of the Original Group I Pool Balance, and (iii) the Group I Initial Target Overcollateralization Amount less the product of (A) the excess of the Group I Initial Target Overcollateralization Amount over the amount set forth in clause (b)(x)(i) and (B) a fraction (not to exceed 1.0), the numerator of which is a whole number equal to the number of Distribution Dates since the most recent of the 30th Distribution Date and the most recent Distribution Date on which the Step-Down Test was not met and the denominator of which is 3 and (y) if the Step-Down Test is not met, the amount set forth in clause (a).

         Notwithstanding anything contained in the Agreement to the contrary, the Certificate Insurer may, in its sole discretion, modify the definition of Group I Target Overcollateralization Amount (and any related definitions in this Exhibit L) for the purpose of reducing the overcollateralization amounts hereof or eliminating, in whole or in part, the definitions hereof, provided the Trustee and the Rating Agencies have been notified in writing of such modification prior to the related Distribution Date and such modification has not resulted in a downgrading of the then-current ratings of the Class A Certificates, without regard to the Certificate Insurance Policy. Notwithstanding any contrary provisions of the Agreement, no modification of this definition shall be effective unless the Certificate Insurer shall have received an Opinion of Counsel (provided by the Person requesting such modification) to the effect that such modification will not result in the imposition of any tax on the Trust pursuant to the REMIC Provisions or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         "GROUP I TARGET PERCENTAGE" means 2.90%.

         "ORIGINAL GROUP I POOL BALANCE" means the aggregate Loan Balance of the Home Equity Loans in Group I as of the Cut-Off Date.

         "STEP-DOWN LOSS TEST" is as defined in Exhibit K.

         "STEP-DOWN TEST" is as defined in Exhibit K.

         "STEP-UP LOSS TEST" is as defined in Exhibit K.

         "STEP-UP TEST" is as defined in Exhibit K.

                                                                       EXHIBIT M

         FORM OF LETTER REGARDING REPORTING OBLIGATIONS UNDER THE
                      SECURITIES EXCHANGE ACT OF 1934


                                                              ________, 200_


Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60670


                      Re:   Centex Home Equity Loan Trust 2000-D
                            Home Equity Loan Asset-Backed Certificates,
                            SERIES 2000-D
                            -------------------------------------------


Ladies and Gentlemen:

         Pursuant to and in reference to Section 7.09(c) of the Pooling and Servicing Agreement dated as of December 1, 2000 relating to the above referenced Certificates, please note the following:

         (a)      CIK Number for Centex Home Equity Loan Trust 2000-D (the
                  "Trust"):      .
         (b)      CCC for the Trust:       .

         In order to comply with the reporting obligations for the Trust under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trustee must file within 15 days following each Distribution Date a copy of the report distributed by the Trustee to the Certificateholders in a current report on Form 8-K. Such reports provide all current information ordinarily of interest to the Certificateholders. The Trustee must also report on a current report on Form 8-K any significant occurrences during the reporting period that would be reportable under Item 1, Item 2, Item 4 and
Item 5. In addition, the Trustee should cause the filing of an annual report on Form 10-K within 90 days following the end of the Trust's fiscal year containing the following information:

         Part I, Item 3.       A description of any material pending litigation;
         Part I, Item 4.       A description of any matters submitted to vote of
                               Certificateholders;
         Part II, Item 5.      A statement of the number of Certificateholders
                               and the principal market, if any, in which the
                               Certificates trade;
         Part II, Item 9.      A statement as to any changes in or disagreements
                               with the independent public accountants for the Trust;

         Part IV, Item 14.     A copy of the annual certificate of compliance by
                               an officer of the Servicer and any Subservicer, and the audit of the servicing by the independent accounting firm.

The Trustee shall timely file the Form 10-K, and the Trustee should file a Form 15 in accordance with Section 7.09(c) of the Pooling and Servicing Agreement, deregistering the Trust and terminating the reporting obligations under the Exchange Act.

All filings must be made through the Edgar System and all acceptance slips from the filings should be saved as they will be needed for the annual certificate.

                                         CHEC FUNDING, LLC


                                         By:
                                            ---------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT N


                           FORM OF LIQUIDATION REPORT

(1)      Issue Name:

(2)      Customer Name:
         Loan Number:
         Lien Position:

(3)      Original Mortgage Amount:                                              $_______________
         Current Mortgage Amount:                                               $_______________

(4)      Interest Paid Through Date:

(5)      Liquidation Date:

(6)      Original Appraised Value:                                              $_______________

(7)      Most Recent Appraised Value:                                           $_______________
         Recent Appraisal Date:

(8)      Interest Rate:   [     ]%                                              $_______________

(9)      Sale Price:                                                            $_______________

(10)     Interest Carry:                                                        $_______________

(11)     Taxes Advances:                                                        $_______________

(12)     Maintenance Costs                                                      $_______________

(13)     Legal Expenses:                                                        $_______________

(14)     Miscellaneous Expenses:                                                $_______________

(15)     Net Proceeds:                                                          $_______________

(16)     Loss Severity Percentage:  [     ]%                                    $_______________

                                    EXHIBIT O


                        REQUEST FOR RELEASE OF DOCUMENTS


_____________________,


TO:

RE: Custodial Agreement, dated as of December 1, 2000, by and among Bank One, National Association, not individually, but solely as trustee (the "Trustee"), Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Servicer") and Bank One Trust Company, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                  In connection with the administration of Home Equity Loans held by you as Custodian for the Trustee, we request the release, and acknowledge receipt, of the Note for the Home Equity Loan described below, for the reason indicated. The Servicer hereby acknowledges that the Note or other documents released will be held by it in trust for the benefit of the Trustee on behalf of the Trust. The Servicer agrees that it will return to the Custodian the Note and other documents when its need for such Note or other documents no longer exists but in any event within twenty-one (21) days if such Note remains outstanding.

MORTGAGOR'S NAME, ADDRESS AND ZIP CODE:




HOME EQUITY LOAN NUMBER:




REASON FOR REQUESTING DOCUMENT: (check one)


__ 1.  Home Equity Loan Paid in Full.

       (The Servicer hereby certifies that all amounts received in connection therewith have been finally received by and credited to the Trust as required by the Pooling and Servicing Agreement and Custodial Agreement).

__ 2.  Home Equity Loan Repurchased.

       (The Servicer hereby certifies that the repurchase price has been finally received by and credited to the Trust as required by the Pooling and Servicing Agreement and Custodial Agreement).

__ 3.  Mortgage Loan Liquidation by ________________________

       (The Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Trust as required by the Pooling and Servicing Agreement and the Custodial Agreement).

__ 4.  Mortgage Loan in Foreclosure.

__ 5.  Other (explain)   ___________________________________________________
                         ___________________________________________________


         If box 1, 2 or 3 above is checked, and if the Note was previously released to us, please release to us our previous receipt on file.

         If box 4 or 5 above is checked, upon our return of the Note to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                                [Servicer]


                                                -----------------------------
                                                Name:
                                                Title:



Documents returned to Custodian:
[BANK ONE TRUST COMPANY, NA]
=                          =


-------------------------
Name: